                                                                   EXHIBIT 10.21

--------------------------------------------------------------------------------







                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                            FIRST UNION NATIONAL BANK
                 as Administrative Agent and as Issuing Lender,

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent,

                                 UBS WARBURG LLC
                           as Co-Documentation Agent,

                        MERRILL LYNCH CAPITAL CORPORATION
                           as Co-Documentation Agent,

                                VARIOUS LENDERS,

                                       and

                           PROVINCE HEALTHCARE COMPANY
                                   as Borrower

                     $203,000,000 Revolving Credit Facility

                          FIRST UNION SECURITIES, INC.
                    as Sole Book-Runner and Co-Lead Arranger

                              BANK OF AMERICA, N.A.
                               as Co-Lead Arranger

                          Dated as of November 13, 2001

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                PAGE
                                    ARTICLE I

                                   DEFINITIONS

1.1      Defined Terms............................................................1
1.2      Accounting Terms........................................................30
1.3      Singular/Plural.........................................................31
1.4      Other Terms.............................................................31

                                   ARTICLE II

                AMOUNT AND TERMS OF THE LOANS; LETTERS OF CREDIT

2.1      The Loans...............................................................31
2.2      Borrowings..............................................................32
2.3      Notes...................................................................36
2.4      Termination and Reduction of Commitments and Swingline Commitment.......37
2.5      Payments; Voluntary, Mandatory..........................................37
2.6      Interest................................................................40
2.7      Fees....................................................................41
2.8      Interest Periods........................................................42
2.9      Conversions and Continuations...........................................43
2.10     Method of Payments; Computations........................................45
2.11     Increased Costs; Change in Circumstances; Illegality; etc...............46
2.12     Taxes...................................................................48
2.13     Compensation............................................................51
2.14     Use of Proceeds.........................................................51
2.15     Recovery of Payments....................................................52
2.16     Pro Rata Treatment......................................................52
2.17     Letters of Credit.......................................................53
2.18     Replacement of Lenders..................................................59

                                   ARTICLE III

                             CONDITIONS OF BORROWING

3.1      Conditions to Effectiveness.............................................60
3.2      Conditions to All Loans and Advances....................................66
3.3      Waiver of Conditions Precedent..........................................66

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1      Corporate Organization and Power; Capital Structure.....................67
4.2      Subsidiaries............................................................67
4.3      Enforceability of Loan Documents; Compliance with Other Instruments.....68
4.4      Governmental and Third-Party Authorization..............................68
4.5      Financial Statements....................................................69
4.6      Solvency................................................................70
4.7      Places of Business......................................................70
4.8      Leased Properties.......................................................70
4.9      Realty..................................................................71
4.10     Assets for Conduct of Business..........................................71
4.11     Insurance...............................................................71
4.12     Ownership of Properties.................................................71
4.13     First Priority..........................................................71
4.14     Litigation; Government Regulation.......................................72
4.15     Taxes...................................................................72
4.16     ERISA; Employee Benefits................................................72
4.17     Compliance with Laws....................................................74
4.18     Environmental Matters...................................................74
4.19     Margin Securities.......................................................75
4.20     Full Disclosure.........................................................75
4.21     Contracts; Labor Disputes...............................................75
4.22     Reimbursement from Third Party Payors...................................76
4.23     Fraud and Abuse.........................................................76
4.24     Event of Default........................................................77
4.25     Single Business Enterprise..............................................77
4.26     Subordinated Notes......................................................77
4.27     Regulated Industries....................................................77

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

5.1      Financial and Business Information about the Borrower...................77
5.2      Notice of Certain Events................................................80
5.3      Corporate Existence and Maintenance of Properties.......................81
5.4      Maintenance of Insurance................................................82
5.5      Maintenance of Books and Records; Inspection............................83
5.6      Compliance with ERISA...................................................83
5.7      Payment of Obligations..................................................83
5.8      Compliance with Laws....................................................84
5.9      Name Change.............................................................84
5.10     Disbursement of Proceeds by the Borrower................................84
5.11     Creation or Acquisition of New Subsidiaries.............................85

5.12     Certain Permitted Acquisitions; Asset Purchases.........................85
5.13     Lease of Realty.........................................................87
5.14     Further Assurances......................................................87
5.15     Cash Deposits...........................................................87
5.16     Updates to Schedules....................................................87
5.17     Use of Proceeds.........................................................88
5.18     Post-Closing Deliveries.................................................88

                                   ARTICLE VI

                               NEGATIVE COVENANTS

6.1      Merger, Consolidation...................................................88
6.2      Debt....................................................................89
6.3      Contingent Obligations..................................................90
6.4      Liens and Encumbrances..................................................91
6.5      Disposition of Assets...................................................91
6.6      Transactions with Related Persons.......................................92
6.7      Restricted Investments..................................................92
6.8      Restricted Payments; Certain Distributions; Preferred Stock.............94
6.9      Consolidated Debt to Consolidated EBITDA................................94
6.10     Consolidated Senior Debt to Consolidated EBITDA.........................94
6.11     Joint Venture EBITDA....................................................95
6.12     Minimum Net Worth.......................................................95
6.13     Fixed Charge Coverage...................................................95
6.14     Sale and Leaseback......................................................95
6.15     New Business............................................................95
6.16     Subsidiaries or Partnerships............................................95
6.17     Management Contracts....................................................95
6.18     Limitation on Certain Restrictions......................................96
6.19     No Other Negative Pledges...............................................96
6.20     Hazardous Wastes........................................................96
6.21     Fiscal Year.............................................................97
6.22     Amendments; Prepayments of Debt, Etc....................................97
6.23     No Inconsistent Transactions or Agreements..............................98
6.24     Fraud and Abuse.........................................................98
6.25     Compliance with ERISA...................................................99

                                   ARTICLE VII

                                EVENTS OF DEFAULT

7.1      Events of Default.......................................................99

                                  ARTICLE VIII

                   RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT

8.1      Remedies;  Termination of Commitments, Acceleration, Etc...............102
8.2      Right of Setoff........................................................103
8.3      Rights and Remedies Cumulative; Non-Waiver; Etc........................104

                                   ARTICLE IX

                                    THE AGENT

9.1      Appointment............................................................104
9.2      Nature of Duties.......................................................104
9.3      Exculpatory Provisions.................................................105
9.4      Reliance by the Agent..................................................105
9.5      Non-Reliance on Agent and Other Lenders................................105
9.6      Notice of Default......................................................106
9.7      Indemnification........................................................106
9.8      The Agent in its Individual Capacity...................................107
9.9      Successor Agent........................................................107
9.10     Collateral Matters.....................................................108
9.11     Issuing Lender and Swingline Lender....................................108
9.12     Syndication Agent; Documentation Agents................................108

                                    ARTICLE X

                                  MISCELLANEOUS

10.1     Survival...............................................................108
10.2     Governing Law; Consent to Jurisdiction.................................109
10.3     Arbitration; Remedies..................................................110
10.4     Notice.................................................................111
10.5     Assignments, Participations............................................112
10.6     Fees and Expenses......................................................116
10.7     Indemnification........................................................117
10.8     Amendments, Waivers, Etc...............................................117
10.9     Rights and Remedies Cumulative, Non-Waiver, Etc........................118
10.10    Binding Effect, Assignment.............................................119
10.11    Severability...........................................................119
10.12    Entire Agreement.......................................................119
10.13    Interpretation.........................................................119
10.14    Counterparts; Effectiveness............................................120
10.15    Conflict of Terms......................................................120
10.16    Injunctive Relief......................................................120
10.17    Confidentiality........................................................120
10.18    Effect of Amendment and Restatement....................................120

         EXHIBITS

A-1      Form of Revolving Credit Note
A-2      Form of Swingline Note
B-1      Notice of Borrowing
B-2      Notice of Conversion/Continuation
B-3      Notice of Commitment Conversion
B-4      Notice of Swingline Borrowing
B-5      Letter of Credit Request
C        Compliance Certificate
         Attachment A:  Covenant Compliance Worksheet
         Attachment B:  Interest Rate Calculation Worksheet
D        Assignment and Acceptance Agreement
E        Financial Condition Certificate

         SCHEDULES

1.1      Excluded Capital Expenditures
1.1(a)   Existing Liens
4.1(a)   Foreign Jurisdiction; Names
4.1(b)   Convertible and Other Securities
4.2      Subsidiaries
4.3      Enforceability; Compliance with Other Instruments
4.4      Consents, Authorizations and Filings
4.3      Compliance with Other Instruments
4.7      Principal Places of Business
4.8      Leased Properties
4.9      Realty
4.11     Insurance
4.12     Title to Assets
4.14     Litigation; Government Regulation
4.15     Taxes
4.16     ERISA Matters
4.18     Environmental Matters
6.2      Existing Debt
6.3      Contingent Obligations
6.6      Transactions with Related Persons
6.7      Restricted Investments
6.8      Distributions
6.17     Intercompany Management Agreements

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 13th day of November, 2001 (the "Credit Agreement" or "Agreement"), is made between PROVINCE HEALTHCARE COMPANY, a Delaware corporation with its principal offices in Brentwood, Tennessee (the "Borrower"); the banks and other financial institutions from time to time parties hereto (each, a "Lender," and collectively, the "Lenders"); FIRST UNION NATIONAL BANK, as Administrative Agent (the "Agent") and as Issuing Lender; BANK OF AMERICA, N.A., as Syndication Agent (the "Syndication Agent"), UBS WARBURG LLC, as Co-Documentation Agent; and MERRILL LYNCH CAPITAL CORPORATION, as Co-Documentation Agent (together with UBS Warburg LLC, the "Documentation Agents"); and amends the Second Amended and Restated Credit Agreement, dated as of the 10th day of September, 1999.

                                    RECITALS

         A. The Borrower, certain banks and other financial institutions, and the Agent are parties to a Second Amended and Restated Credit Agreement, dated as of September 10, 1999, as amended by a First Amendment to Credit Agreement and Consent, dated as of November 13, 2000 and a Second Amendment to Credit Agreement and Consent, dated as of October 9, 2001 (as amended, the "Original Credit Agreement"), providing for the availability to the Borrower of a revolving credit facility in the aggregate principal amount of $255,288,462, on the terms and subject to the conditions set forth therein.

         B. The Borrower has requested certain amendments to the Original Credit Agreement, including that the Lenders make available to the Borrower, in lieu of the revolving credit facility made available under the Original Credit Agreement, a revolving credit facility in the aggregate principal amount of up to $203,000,000. The Lenders have agreed to such amendments and to make a $203,000,000 revolving credit facility available to the Borrower by amending and restating the Original Credit Agreement in its entirety on the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree that, as of the Amendment Effective Date, the Original Credit Agreement shall be amended and restated in its entirety as follows:

                                   ARTICLE I


                                   DEFINITIONS

         1.1 Defined Terms. For purposes of this Credit Agreement, in addition to the terms defined elsewhere in this Credit Agreement, the following terms shall have the meanings set forth below:

         "2000 Subordinated Note Indenture" shall mean the Indenture, dated November 20, 2000, between the Borrower and National City Bank, as trustee, as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

         "2001 Subordinated Note Indenture" shall mean the Indenture, dated October 10, 2001, between the Borrower and National City Bank, as trustee, as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

         "4-1/2% Subordinated Notes" shall mean $150,000,000 in aggregate principal amount of the Borrower's 4-1/2% Convertible Subordinated Notes Due 2005 issued pursuant to the 2000 Subordinated Note Indenture, as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

         "4-1/4% Subordinated Notes" shall mean up to $172,500,000 in aggregate principal amount of the Borrower's 4-1/4% Convertible Subordinated Notes Due 2008 issued pursuant to the 2001 Subordinated Note Indenture, as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

         "AAA" shall have the meaning assigned to such term in SECTION 10.3(A).

         "ABR Loan" shall mean, at any time, any Loan that bears interest at such time at the Alternate Base Rate.

         "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer of the Borrower, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

         "Accounts" shall mean all "accounts," within the meaning of the Uniform Commercial Code, of the Borrower and each of its Subsidiaries, including, without limitation, (to the extent permitted by law) any existing and future Medicare, Medicaid, MediCal and other similar accounts receivable.

         "Acquisition" shall mean any acquisition consummated on or after the date hereof, whether in a single transaction or series of related transactions, by the Borrower or any one or more of its Subsidiaries, or any combination thereof, of (i) all or a substantial part of the assets, equity or a going business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise (including, without limitation, the acquisition of a Facility or an operating lease for a Facility), or (ii) securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

         "Acquisition Amount" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Permitted Acquisition,
(ii) the Fair Market Value of all Capital Stock of the Borrower or any of its Subsidiaries issued or given in connection with such Permitted Acquisition,
(iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Debt incurred, assumed or acquired in connection with such

Permitted Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Permitted Acquisition other than bona fide employment and similar agreements not a part of the allocation of the purchase price, (vi) the actual amount (or if not then available, a reasonable estimate thereof) of all transaction fees and expenses (including, without limitation, legal, accounting and finder fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition, and (vii) the aggregate Fair Market Value of all other consideration given by the Borrower and its Subsidiaries in connection with such Permitted Acquisition. All Capital Expenditures made or projected to be incurred by the Borrower or its Subsidiaries within ninety (90) days and in connection with any Permitted Acquisition shall be included in the Acquisition Amount attributable to such Permitted Acquisition and shall not be included in the calculation of Capital Expenditures for purposes of Section 6.13.

         "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate plus the Applicable Margin for LIBOR Loans, each as in effect at such time.

         "Affiliate" shall mean, as to any Person, each of the Persons that directly, or indirectly through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this definition, "control" means (i) the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise or (ii) the beneficial ownership of securities or other ownership interests of such Person having 15% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

         "After-Acquired Pledgor" shall mean each Subsidiary that is party to the Pledge Agreement but is not party to the Security Agreement and any Subsidiary that becomes a party to the Pledge Agreement after the Amendment Effective Date.

         "Agent" shall mean First Union, in its capacity as administrative agent as appointed in ARTICLE IX hereof, and its permitted successors and assigns.

         "Agreement" or "this Agreement" or "Credit Agreement" shall mean this Third Amended and Restated Credit Agreement and any further amendments, modifications and supplements hereto, any replacements, renewals, extensions and restatements hereof, and any substitutes herefor, in whole or in part, and all schedules and exhibits hereto, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

         "Alternate Base Rate" shall mean, at any time with respect to any ABR Loan, a rate per annum equal to the Base Rate plus the Applicable Margin for ABR Loans, each as in effect at such time.

         "Amendment Effective Date" shall mean the date on which all conditions precedent set forth in SECTION 3.1 have been satisfied or waived in accordance with the terms of this Agreement.

         "Applicable Margin" shall mean, at any time from and after the Amendment Effective Date, the applicable percentage (a) to be added to the Base Rate pursuant to SECTION 2.6 for purposes of determining the Alternate Base Rate, and (b) to be added to the LIBOR Rate pursuant to SECTION 2.6 for purposes of determining the Adjusted LIBOR Rate, as determined under the following matrix with reference to the ratio of Consolidated Debt to Consolidated EBITDA calculated as provided below:

        Ratio of Consolidated
               Debt to                   Applicable Margin          Applicable Margin
        Consolidated EBITDA                 (ABR Loans)               (LIBOR Loans)
        -------------------                 -----------               -------------
     Greater than or equal to                  1.00%                      2.25%
     3.0 to 1.0

     Less than 3.0 to 1.0 but                  0.75%                      2.00%
     greater than or equal to
     2.5 to 1.0

     Less than 2.5 to 1.0 but                  0.50%                      1.75%
     greater than or equal to
     2.0 to 1.0

     Less than 2.0 to 1.0, but                 0.25%                      1.50%
     greater than or equal to
     1.5 to 1.0

     Less than 1.5 to 1.0                      0.00%                      1.25%

         From the Amendment Effective Date until the fifth (5th) Business Day after receipt by the Agent of the financial statements for the fiscal year ending December 31, 2001 pursuant to SECTION 5.1(B) (together with a Compliance Certificate), the Applicable Margin shall be 2.25% for LIBOR Loans and 1.00% for ABR Loans. From the date of the receipt of the financial statements referenced in the preceding sentence until the fifth (5th) Business Day after receipt by the Agent of the financial statements for the fiscal quarter ending March 31, 2002 pursuant to SECTION 5.1(A) below (together with a Compliance Certificate), the Applicable Margin shall be not less than 2.00% for LIBOR Loans and 0.75% for ABR Loans. Subject to the two preceding sentences, the Applicable Margins shall be reset from time to time in accordance with the above matrix effective on the fifth (5th) Business Day after receipt by the Agent in accordance with SECTIONS 5.1(A) or (B) of financial statements together with a Compliance Certificate attaching an Interest Rate Calculation Worksheet (reflecting the computation of the ratio of Consolidated Debt to Consolidated EBITDA as of the last day of the preceding fiscal quarter or fiscal year, as appropriate) that provides for different Applicable Margins than those then in effect; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver the financial statements and a Compliance

Certificate as required by SECTION 5.1(A) or SECTION 5.1(B), as the case may be, and SECTION 5.1(D), then at the election of the Required Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered to the date on which the same shall have been delivered, each Applicable Margin shall be determined in accordance with the above matrix as if the ratio of Consolidated Debt to Consolidated EBITDA were greater than or equal to 3.0 to 1.0 (notwithstanding such actual ratio).

         "Arbitration Rules" shall have the meaning given to such term in
SECTION 10.3(A).

         "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement entered into between a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of EXHIBIT D.

         "Assignment Restrictions" shall mean (i) with respect to any contracts or agreements assigned to the Agent, on behalf of the Lenders, as Collateral by the Borrower or any of its Subsidiaries, any restriction or prohibition on assignment that has not been waived or consented to by the Person for whose benefit such restriction or prohibition exists; provided that such restriction or prohibition will not be permitted if the Agent has required such waiver or consent, such requirement of waiver or consent not to unreasonably interfere with the ordinary course of business of the Borrower and its Subsidiaries and may only be required with respect to a material contract, and (ii) with respect to Medicare, Medicaid and MediCal accounts receivable, assignment restrictions as provided in the Medicare Regulations, the Medicaid Regulations and the MediCal Regulations.

         "Authorized Officer" shall mean any of (i) the Chief Executive Officer, Chief Financial Officer, Secretary, Vice President-Finance or Vice President-Controller, and (ii) any other officer of the Borrower authorized by resolution of the board of directors of the Borrower to take the action specified herein with respect to such officer and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of the Borrower.

         "Bankruptcy Code" shall mean 11 U.S.C. ss. 101 et seq., as amended from time to time, and any successor statute or statute having substantially the same function.

         "Base Rate" shall mean the higher of (i) the Prime Rate, or (ii) one-half percentage point (0.5%) plus the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

         "Bloodborne Pathogens Standard" shall mean the Final Standard for Occupational Exposure to Bloodborne Pathogens promulgated by OSHA at 56 Federal Register 64004 et seq. (December 6, 1991) and codified at 29 C.F.R. ss. 1910.1030, or any similar regulation promulgated by any Governmental Authority.

         "Borrower" shall mean Province Healthcare Company, a Delaware corporation, and its successors and assigns.

         "Borrowing" shall mean the incurrence by the Borrower on a given date (including as a result of conversions of outstanding Loans pursuant to SECTION 2.9) of a group of Loans of a single Type (or a Swingline Loan made by the Swingline Lender) having in the case of LIBOR

Loans, the same Interest Period, provided that ABR Loans incurred pursuant to
SECTION 2.11(C) shall be considered part of the related Borrowing of LIBOR
Loans.

         "Borrowing Date" shall have the meaning assigned to such term in
SECTION 2.2(B).

         "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan or any Swap Agreement, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

         "Capital Asset" shall mean any asset that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital asset.

         "Capital Expenditures" shall mean, for any measurement period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with Generally Accepted Accounting Principles, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other Capital Assets (including, without limitation, Capital Lease Obligations); provided, however, that Capital Expenditures shall not include (i) any such expenditures made in connection with a Permitted Acquisition (as described under the definition of Acquisition Amount), (ii) Capital Expenditures in the amounts budgeted for the fiscal quarters set forth on SCHEDULE 1.1 hereto for the capital projects described on SCHEDULE 1.1 hereto, and (iii) Excluded Capital Expenditures; provided, that such Excluded Capital Expenditures are (A) expressly identified by the Borrower in such capital budget for exclusion from this definition of Capital Expenditures and
(B) approved for exclusion by the Required Lenders (such approval to be made on an annual basis as provided in SECTION 5.1(F)).

         "Capital Lease" shall mean any lease of any property that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital lease on the balance sheet of the lessee.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with Generally Accepted Accounting Principles, are required to appear on a balance sheet as a liability of such lessee in respect of such Capital Lease.

         "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Collateral Account" shall have the meaning assigned to such term in SECTION 2.17(I).

         "Cash Investments" shall mean (i) marketable direct obligations (x) issued or unconditionally guaranteed by the United States of America, including, without limitation, U.S. Treasury bills, notes, bonds and strips or (y) issued by any agency thereof having a rating of A or higher by Standard & Poor's or A-2 or higher by Moody's Investors Service, Inc., in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) marketable commercial paper (including corporate bonds and medium term notes) maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Rating Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.; (iv) demand deposits, time deposits and certificates of deposit maturing within one
(1) year from the date of issuance thereof and issued by a Lender or a bank or trust company organized under the laws of the United States of America or any state thereof and having a long term debt rating by Standard & Poor's Rating Services of A or higher; (v) repurchase agreements with a term not exceeding seven days with respect to underlying securities of the types described in clause (I) above entered into with a bank or trust company meeting the qualifications specified in clause (IV) above; (vi) money market instruments constituting securities having a rating of at least A-1, P-1, F-1, D-1 or the equivalent thereof by Standard & Poor's Rating Services and/or Moody's Investors Service, Inc. and/or any other nationally recognized credit rating organizations at the time of purchase, (vii) asset-backed securities with an assumed average life of no more than one year from the date of purchase and having a rating of at least AA or the equivalent thereof by Standard & Poor's Rating Services and/or Moody's Investors Service, Inc., (viii) mortgage-backed pass-through securities having a rating of at least AAA or the equivalent thereof by Standard & Poor's Rating Services and/or Moody's Investors Service, Inc., (ix) mutual funds that invest solely in any of the items described above and (x) investments of the type described above having a duration greater than the duration for such investment described above, in each case approved by the Agent and consistent with the cash investment policy of the Borrower.

         "Cash Management Line of Credit" shall mean a cash management line of credit between the Borrower and First Union in an aggregate principal amount not in excess of $5,000,000.

         "Cash Taxes" shall mean, for any measurement period, the aggregate amount of cash payments made by or on behalf of the Borrower or any of its Subsidiaries to Governmental Authorities for taxes, levies, charges or withholdings during such measurement period.

         "Change of Control" shall mean (i) any Person or "group" (within the meaning of Section 13(d)(3) under the Exchange Act), shall, directly or indirectly, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the Amendment Effective Date, the "beneficial owner" (within the meanings of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Borrower representing 30% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting stock of all outstanding shares so convertible, (ii) the members of the Board of Directors of the Borrower shall cease to consist of a majority of the individuals (y) who constituted the Board of Directors as of the date hereof or (z) who shall have become members thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof, (iii) a "Change of Control" (as defined in the 2000 Subordinated Note Indenture) shall occur under the 2000 Subordinated Note Indenture; or (iv) a "Change of Control" (as defined in the 2001 Subordinated Note Indenture) shall occur under the 2001 Subordinated
Note Indenture. For purposes of this definition, "voting power" shall be determined with reference to the then outstanding Capital Stock of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting Capital Stock of all outstanding securities of the Borrower other than voting Capital Stock.

         "CMS" shall mean the Centers for Medicare and Medicaid Services (formerly known as the United States Health Care Financing Administration) and any successor agency.

         "Collateral" shall mean all the assets, property and interests in property of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, that shall, from time to time, be pledged or be purported to be pledged as direct or indirect security for the Credit Obligations or the Guaranty Obligations pursuant to any one or more Security Documents; provided, that except for Realty subject to the Mortgages, "Collateral" shall not include Realty acquired after March 30, 1998 by the Borrower or any of its Subsidiaries (other than Havasu Regional Medical Center and Palestine Regional Medical Center (formerly known as Trinity Valley Medical Center)).

         "Commitment" shall mean, for any Lender, such Lender's Revolving Credit Commitment including its Swingline Commitment.

         "Company Obligations" has the meaning given to such term in the Participation Agreement.

         "Compliance Certificate" shall mean a fully completed certificate in the form of EXHIBIT C.

         "Consolidated Debt" shall mean, at any date, the aggregate (without duplication) of all Debt of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Consolidated EBITDA" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis as of the last day of any measurement period, (i) Consolidated Net Income for the twelve-month period ending on such date, plus (ii) (to the extent taken into account in the calculation of Consolidated Net Income for such period), the sum of Interest Expense, taxes, depreciation and amortization of intangible assets; provided that Consolidated EBITDA shall exclude the effect of (a) gains on the sale, conversion or other disposition of Capital Assets (other than gains on the sale or disposition of assets in the ordinary course of business not constituting extraordinary gains),
(b) gains on the acquisition, retirement, sale or other disposition of Capital Stock of such Person or any of its Subsidiaries (other than gains on the sale or disposition of assets in the ordinary course of business not constituting extraordinary or nonrecurring gains), (c) gains on the collection of life insurance proceeds, (d) any write-up of any asset, (e) any other gain or credit of an extraordinary nature, and (f) noncash losses not in excess of $1,000,000 for any twelve-month measurement period or otherwise approved in writing by the Agent, in each case to the extent taken in to account in the calculation of Consolidated Net Income for such period. Consolidated EBITDA shall be deemed to include, without duplication, the EBITDA (as presented in year one (1) of the projections presented to the Lenders in SECTION 5.12(C)(III) (for each such acquisition, "Historical EBITDA")) of any business acquired and operated by the Borrower or any Subsidiary after the commencement of the relevant measurement period, as if such business had been acquired by the Borrower or such Subsidiary as of the first day of such measurement period, subject to pro forma expense adjustments as set forth below; provided that such EBITDA is supported by financial statements, tax returns or other financial data acceptable to the Agent in its sole discretion and provided, further, that the Borrower shall use, for covenant calculation purposes, subject to pro forma expense adjustments as set forth below, (i) 12-months Historical EBITDA for such acquired business for the two measurement periods ending immediately after such acquisition, (ii) 6-months Historical EBITDA and 6-months actual EBITDA for such acquired business for the third measurement period ending immediately after such acquisition,
(iii) 3-months Historical EBITDA and 9-months actual EBITDA for such acquired business for the fourth measurement period ending immediately after such acquisition and (iv) 12-months actual EBITDA for all subsequent measurement periods. Calculations of Consolidated EBITDA shall exclude the results of operations of any entity disposed of by the Borrower or any Subsidiary at any time after the first day of the relevant measurement period. Consolidated EBITDA shall be adjusted for pro forma expense adjustments in connection with newly acquired entities, if and only to the extent approved in writing by the Required Lenders; provided that if an acquisition is approved by the Required Lenders in writing pursuant to SECTION 5.12(F)(IV) after provision to the Lenders of the information required by SECTION 5.12(C)(III), the approval of such acquisition shall constitute approval of Historical EBITDA for purposes of this Agreement.

         "Consolidated EBITDAR" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis as of the last day of any measurement period, Consolidated EBITDA plus Facility Rent Expense for the twelve-month period ending on such date.

         "Consolidated Net Income" shall mean, for any measurement period for any Person, the net income (or loss) of such Person and its Subsidiaries, on a consolidated basis and excluding intercompany items, for such measurement period, determined in accordance with Generally Accepted Accounting Principles. With respect to the Borrower, Consolidated Net Income shall exclude any net income (or loss) attributable to Non-Wholly Owned Subsidiaries to the extent (a) such net income (or loss) is attributable to the proportionate share of the Interests in such entities owned by Persons other than the Borrower or a wholly owned subsidiary, or (b) cash distributions to the Borrower or another Subsidiary in respect of net income are restricted or prohibited under any applicable partnership or joint venture agreement or other applicable governing documents of such Non-Wholly Owned Subsidiary.

         "Consolidated Net Worth" shall mean, as of any date of determination, the net worth of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Consolidated Senior Debt" shall mean, as of any date of determination, Consolidated Debt less Subordinated Debt.

         "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Debt, lease, dividend, guaranty, letter of credit (other than a standby letter of credit with no reasonable likelihood of draw, in the reasonable opinion of the Agent) or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability of the primary obligor to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Covenant Compliance Worksheet" shall mean a fully completed certificate in the form of Attachment A to EXHIBIT C.

         "Credit Obligations" shall mean and include (i) the Loans, any Reimbursement Obligations and all other loans, advances, indebtedness, liabilities, indemnities and obligations owing, arising, due or payable from the Borrower to the Agent, the Issuing Lender, any Lender or any other Person entitled thereto of any kind or nature, present or future, howsoever evidenced, created, incurred, acquired or owing, that arise under this Agreement, the Notes or the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and (ii) all interest (including, to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys' fees and any other sums payable by the Borrower to the Agent, the Issuing Lender, any Lender or any other Person entitled thereto under this Agreement, or any of the other Loan Documents (other than any interest payments or lease payments made in connection with the End Loaded Lease Facility), and (iii) all payment and other obligations owing or payable at any time by the Borrower to any Lender or any Affiliate of any Lender in connection with any Swap Agreement required or permitted by this Agreement.

         "Debt" shall mean, with respect to any Person or group of Persons, without duplication, (i) all indebtedness of such Person for money borrowed or in respect of loans or advances of any kind, (ii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not matured) in the stated amount thereof,
(iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services (including earnouts and other similar contingent obligations, calculated in accordance with Generally Accepted Accounting Principles), other than trade payables, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all Capital Lease Obligations of such Person, (vii) all monetary obligations and amounts owing of such Person under the End Loaded Lease Facility or any other synthetic or end loaded lease facility of such Person or pursuant to any transaction or series of transactions providing for the financing of assets through one or more securitizations, (viii) the net termination obligations of such Person under any Swap Agreement or other interest rate protection or hedging arrangement, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, (x) any Contingent Obligation of such Person to the extent that such Contingent Obligation in accordance with Generally Accepted Accounting Principles would be set forth in a specific Dollar amount on the liability side of a balance sheet, and excluding any guaranty of Debt related to an operating lease, provided that such guaranty will be included as a Contingent Obligation if the guaranty is called and there is not a corresponding forgiveness of lease payments in like amounts commencing in the order due, and provided, further, that Contingent Obligations of such Person under the End Loaded Lease Facility shall constitute "Debt" of such Person, and
(xi) all indebtedness referred to in clauses (I) through (X) above secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

         "December 1996 Credit Agreement" shall have the meaning assigned to such term in SECTION 3.1.2(B).

         "Default" shall mean any event that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "Disputes" shall have the meaning given to such term in SECTION
10.3(A).

         "Documentation Agents" shall have the meaning given to such term in the introductory paragraph of this Agreement.

         "Dollars" or "$" shall mean dollars of the United States of America.

         "EBITDA" shall mean, for any Person for any measurement period, (i) Consolidated Net Income, plus (to the extent taken into account in the calculation of Consolidated Net Income for such period), (ii) the sum of Interest Expense, taxes, depreciation and amortization of intangible assets.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto ("OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, mutual fund, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person (other than an Affiliate of any Borrower) approved by the Agent and the Borrower, which approval shall not be unreasonably withheld; provided, that the consent of the Borrower shall not be required if a Default or Event of Default has occurred and is continuing.

         "Employee Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA maintained by the Borrower or any of its Subsidiaries.

         "End Loaded Lease Commitments" shall mean, with respect to any Lender at any time, the amount set forth under such Lender's name on SCHEDULE 1.1 to the End Loaded Lease Credit Agreement or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to Section 9.9(a) of the End Loaded Lease Credit Agreement as such Lender's aggregate "End Loaded Lease Commitment", as such amount may be reduced at or prior to such time pursuant to the terms of the End Loaded Lease Credit Agreement.

         "End Loaded Lease Credit Agreement" shall mean the amended and restated credit agreement, dated as of November 13, 2001, among the Owner Trustee, the lenders party thereto and First Union, as agent, together with any amendments, modifications, and supplements thereto, any replacements, renewals, extensions, restatements and confirmations thereof, and any substitutes therefor, in whole or in part.

         "End Loaded Lease Facility" shall mean a $47,000,000 end loaded lease financing facility arranged by First Union Securities for the Company, as embodied in the Participation Agreement and the other Operative Agreements (as defined in the Participation Agreement).

         "End Loaded Lease Loans" shall mean loans made by the lenders party thereto pursuant to the End Loaded Lease Credit Agreement.

         "End Loaded Lease Notes" shall mean the promissory notes of the Borrower executed and delivered to the lenders party thereto with End Loaded Lease Commitments pursuant to the End Loaded Lease Credit Agreement.

         "Engagement Letter" shall mean the letter, dated September 4, 2001, as amended, from the Agent and First Union Securities to the Borrower, relating to the fees payable to First Union Securities as of the Amendment Effective Date for its own account and the administrative fee payable to the Agent from time to time for its own account.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, penalties, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human safety, health or the environment, (iii) any violation or alleged violation of any Environmental Law or other legal requirement by Borrower or its Subsidiaries with respect to any property owned, leased or operated by Borrower or its Subsidiaries (in the past, currently or in the future) and/or (iv) any Claim arising out of any presence, suspected presence, generation, treatment, storage, disposal, transport, movement, release, suspected release or threatened release of any Hazardous Material in, on, to or from any property (or any part thereof including without limitation the soil and groundwater thereon and thereunder) owned, leased or operated by Borrower or its Subsidiaries (in the past, currently or in the future).

         "Environmental Laws" shall mean any and all applicable laws, as in effect from time to time at the effective time of any applicable representation, warranty, covenant or indemnity, including, without limitation, federal, state and local laws, common law, statutes, ordinances, rules, regulations, permits, licenses, policies, approvals, and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the OSHA (29 U.S.C. ss. 651 et seq.), to the extent that it regulates exposure to Hazardous Materials, as such laws have been amended or supplemented, and any analogous federal, state or local common law or statutes, as in effect from time to time at the effective time of any applicable representation, warranty, covenant or indemnity, and the rules and regulations promulgated thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan (as defined in SECTION 4.16); (b) a withdrawal by the Borrower or any of its Subsidiaries from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Borrower or any of its Subsidiaries from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA;
(e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than Pension Benefit Guaranty Corporation premiums due but not delinquent under
Section 4007 of ERISA, upon the Borrower or any of its Subsidiaries; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code with respect to any Qualified Plan; or (i) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary with respect to any Qualified Plan for which the Borrower or any of its Subsidiaries may be directly or indirectly liable.

         "Event of Default" shall have the meaning specified in ARTICLE VII hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "Excluded Capital Expenditures" shall have the meaning specified in
SECTION 5.1(F) hereof.

         "Existing Pledgor" shall mean each Subsidiary party to the Security Agreement.

         "Facility" shall mean a hospital or other health care facility, together with other ancillary businesses, all buildings and improvements associated therewith, that are owned or leased in whole or in part, by the Borrower or any of its Subsidiaries.

         "Facility Rent Expense" shall mean, for any measurement period, all amounts paid, payable or accrued during such measurement period by the Borrower and its Subsidiaries on a consolidated basis with respect to all operating leases of hospitals and the operating lease of any other Facility with a Lease Expense in excess of $200,000 annually; provided that Facility Rent Expense shall exclude any amounts that constitute Debt pursuant to clause (vii) of the Debt definition.

         "Fair Market Value" shall mean, with respect to any Capital Stock issued or given by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition, (i) in the case of common stock of the Borrower that is then designated as a national market system security by the National Association of Securities Dealers, Inc. or is listed on a national securities exchange, the average of the last reported bid and ask quotations or prices reported thereon for such common stock or (ii) in all other cases, the determination of the fair market value thereof in good faith by a majority of members of the board of directors of the Borrower or such Subsidiary with no direct or indirect (other than by virtue of being a director) economic interest in such Permitted Acquisition, in each case effective as of the close of business on the Business Day immediately preceding the closing date of such Permitted Acquisition.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published on the relevant Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Financial Condition Certificate" shall mean a fully completed certificate, with the attachments required thereby, in the form of EXHIBIT E.

         "Financials" or "Financial Statements" shall mean the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2000, 1999, 1998, 1997 and 1996, and related statements of operations, stockholders' equity and cash flows for the fiscal years then ended, together with the opinion of Ernst & Young LLP thereon; and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2001 and the related statements of operations, stockholders' equity and cash flows for the six-month period then ended.

         "Financing Statements" shall mean financing statements approved for filing in accordance with the applicable adopted version of the Uniform Commercial Code and all other titles, documents and certificates that the Agent has required or may reasonably require from the Borrower or any Guarantor to describe and perfect the security interests created hereunder or under the other Loan Documents, and all assignments thereof and amendments thereto, in form and substance satisfactory to the Agent.

         "First Union" shall mean First Union National Bank, a national banking association, and its successors and assigns.

         "First Union Securities" shall mean First Union Securities, Inc.

         "Fixed Charges" shall mean, for any measurement period, (a) Scheduled Principal Payments, plus (b) the sum of the following for the twelve months then ending: (i) Interest Expense, (ii) Facility Rent Expense, (iii) Capital Expenditures and (iv) Cash Taxes.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries on a consolidated basis throughout the period indicated and consistent with the financial practice of the Borrower and its Subsidiaries after the date hereof (subject to SECTION 1.2).

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantors" shall mean any Subsidiary of the Borrower that jointly and severally guarantees the Credit Obligations of the Borrower; provided, that each Permitted Joint Venture (other than Palestine Limited Partnership) that is or becomes a Non-Wholly Owned Subsidiary shall be deemed to be automatically released as a Guarantor at the time such Permitted Joint

Venture becomes a Non-Wholly Owned Subsidiary (and meets the requirements of SECTION 5.11 related to Permitted Joint Ventures) without any further action by such Permitted Joint Venture, the Borrower, the Agent or any Lender. As of the Amendment Effective Date, the Guarantors shall include, without limitation: Brim Healthcare, Inc., Brim Hospitals, Inc., Care Health Company, Inc., Mexia Principal Healthcare Limited Partnership, Mexia-Principal, Inc., Palestine Limited Partnership, Palestine-Principal G.P., Inc., Palestine-Principal, Inc., PHC-Ashland, L.P., PHC-Belle Glade, Inc., PHC-Charlestown, L.P., PHC-Cleveland, Inc., PHC-Doctors' Hospital, Inc., PHC-Elko, Inc., PHC-Eunice, Inc., PHC Hospitals, LLC, PHC-Indiana, Inc., PHC-Knox, Inc., PHC-Lake Havasu, Inc., PHC-Lakewood, Inc., PHC-Louisiana, Inc., PHC-Minden, G.P., Inc., PHC-Minden, L.P., PHC-Morgan City, L.P., PHC-Nevada, Inc., PHC-Opelousas, L.P., PHC-Palestine, Inc., PHC-Pennsylvania, Inc., PHC-Ripley, LLC, PHC-Tennessee, Inc., PHC-West Grove, L.P., PRHC-Alabama, LLC, PRHC-Ennis, G.P., Inc., PRHC-Ennis, L.P., Principal Hospital Company of Nevada, Inc., Principal Knox, L.L.C., Principal Knox, L.P. and Principal-Needles, Inc.

         "Guaranty Agreement" shall mean the Third Amended and Restated Guaranty Agreement dated as of the date hereof, executed by each Guarantor in favor of the Agent, whereby each Guarantor guarantees to the Lenders the payment and performance of the Credit Obligations, together with any amendments, accessions, modifications and supplements thereto, any replacements, renewals, extensions, restatements and confirmations thereof, and any substitutes therefor, in whole or in part.

         "Guaranty Documents" shall mean the Guaranty Agreement and the security agreements, pledge agreements, collateral assignments of agreements and any other documents or agreements between the Agent and any of the Guarantors, whereby the Guarantors have pledged Collateral to the Agent as security for the obligations of the Guarantors under the Guaranty Agreement, including, without limitation, the Security Agreement, the Pledge Agreement and the Mortgages, together with any amendments, modifications, accessions and supplements thereto, any replacements, renewals, extensions, restatements and confirmations thereof, and any substitutes therefor, in whole or in part.

         "Guaranty Obligations" shall mean the obligations of the Guarantors pursuant to the Guaranty Agreement and the Guaranty Documents.

         "Hazardous Materials" means any substances or materials (i) that are, at any time of determination, defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law; (ii) that are toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and are, at any time of determination, regulated by any Governmental Authority; (iii) the presence of which requires investigation or remediation under any Environmental Law or common law; or (iv) that contain, without limitation, asbestos, lead based paint, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Historical EBITDA" shall have the meaning assigned to such term in the definition of "Consolidated EBITDA".

         "IRS" shall mean the Internal Revenue Service and any successor thereto.

         "Indemnified Costs" shall have the meaning assigned to such term in
SECTION 10.7.

         "Indemnified Person" shall have the meaning assigned to such term in
SECTION 10.7.

         "Intercompany Management Agreements" shall mean and include any and all management agreement now or hereafter existing between the Borrower and any of its Subsidiaries or between such Subsidiaries under which the Borrower or a Subsidiary receives management, consulting or other similar fees for services rendered thereunder, and includes without limitation those management agreements described on SCHEDULE 6.17 attached hereto, together with all amendments, supplements and restatements thereof.

         "Interest Expense" shall mean, for any measurement period, the sum (without duplication) of (i) total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such measurement period in respect of Debt of the Borrower (including, without limitation, interest expense attributable to Capital Lease Obligations, all net amounts payable in respect of Swap Agreements and all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined in accordance with Generally Accepted Accounting Principles, (ii) all lease payments made by the Borrower and its Subsidiaries in connection with the End Loaded Lease Facility and (iii) all commitment fees and other ongoing fees in respect of long-term Debt (including the commitment fee provided for in SECTION 2.7(B), the administrative fee provided for in SECTION 2.7(F) and the commitment and administrative fees provided for in Sections 7.4 and 7.5 of the Participation Agreement), paid, accrued or capitalized by the Borrower and its Subsidiaries during such period, provided, however, that, for purposes of calculating the financial covenants set forth in ARTICLE VI as of the last day of each of the fiscal quarters ending December 31, 2001, March 31, 2002, and June 30, 2002, Interest Expense shall be determined by multiplying (i) Interest Expense (calculated as provided above) for the period commencing October 1, 2001 and ending on the last day of such fiscal quarter by (ii)(A) 4, in the case of the fiscal quarter ending December 31, 2001, (B) 2, in the case of the fiscal quarter ending March 31, 2002, and (C) 4/3, in the case of the fiscal quarter ending June 30, 2002. Interest Expense shall include, to the same extent such Interest Expense is added back to Consolidated Net Income pursuant to the definition of Consolidated EBITDA, Interest Expense of any business acquired and operated by the Borrower or any Subsidiary after the commencement of the relevant measurement period.

         "Interest Period" shall have the meaning assigned to such term in
SECTION 2.8.

         "Interest Rate Calculation Worksheet" shall mean a fully completed worksheet in the form of Attachment B to EXHIBIT C.

         "Internal Revenue Code" or "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, applicable United States Treasury Department regulations promulgated under the IRC, published administrative positions of the Internal Revenue Service and any judicial decisions related thereto.

         "ISP" shall have the meaning given to such term in SECTION 10.2.

         "Issuing Lender" shall mean First Union, in its capacity as issuer of the Letters of Credit, and its successors and assigns in such capacity.

         "Joint Venture EBITDA" shall mean, for any measurement period, the aggregate of (i) the EBITDA attributable to each Non-Wholly Owned Subsidiary that does not fully guarantee the Credit Obligations pursuant to the Guaranty Agreement multiplied by the percentage (expressed as a fraction) of the Capital Stock of such Non-Wholly Owned Subsidiary for which the Borrower or any wholly owned Subsidiary of the Borrower does not beneficially own both economic and voting control.

         "L/C Participant" shall have the meaning assigned to such term in
SECTION 2.17(C).

         "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

         "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i)(y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under
(y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

         "Landlord Consents" shall mean (i) a waiver and consent from each landlord with respect to all Facility Leased Properties of the Borrower and its Subsidiaries that the Agent or the Required Lenders may reasonably require of the Borrower or any of its Subsidiaries from time to time and (ii) all other landlord consents that the Agent or the Required Lenders may reasonably require of the Borrower or any of its Subsidiaries from time to time in respect of amendments, modifications or renewals of the leases referred to in clause (i) above or in respect of any other leases to which the Borrower or any of its Subsidiaries is now or hereafter a party, in each case in form and substance reasonably satisfactory to the Agent, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

         "Lease Expense" shall mean, for any measurement period, all amounts paid, payable or accrued during such measurement period by the Borrower and its Subsidiaries on a consolidated basis with respect to all leases and rental agreements, including, without limitation, all amounts paid as Facility Rent Expense, of the Borrower and its Subsidiaries, other than Capital Leases, determined in accordance with Generally Accepted Accounting Principles; provided that Lease Expense shall exclude any amounts that constitute Debt pursuant to clause (vii) of the Debt definition.

         "Leased Properties" shall mean the real properties leased and occupied by the Borrower and its Subsidiaries, as of the date hereof and at any time hereafter and consisting, as of the date hereof, of the properties set forth in
SCHEDULE 4.8 hereof.

         "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereto pursuant to
SECTION 10.5, and their permitted successors and assigns.

         "Lending Office" shall mean, with respect to any Lender, the branch or branches (or Affiliates) from which any of such Lender's Loans are made or maintained.

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Reimbursement Obligations at such time.

         Letter of Credit Request" shall have the meaning assigned to such term in SECTION 2.17(B).

         "Letters of Credit" shall have the meaning assigned to such term in
SECTION 2.17(A).

         "Line of Business" shall mean the business of owning or operating nonurban hospitals and managing hospitals and engaging in businesses ancillary to the aforesaid line of business that enhance or support it and that are not materially different from the foregoing.

         "Loan Documents" shall mean and collectively refer to this Agreement, the Notes, the Security Agreement, the Pledge Agreement, the Mortgages, any other Security Documents, the Guaranty Documents, the Financing Statements, the Landlord Consents, the Letters of Credit, the Engagement Letter, and any and all other material agreements and instruments, including, without limitation, notes, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, security agreements, trust account agreements heretofore, now or hereafter executed by or on behalf of the Borrower or any of its Subsidiaries and heretofore, now or hereafter delivered to the Agent or any Lender with respect to this Agreement, and in each case, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part, but specifically excluding any Swap Agreement to which the Borrower and any Lender or Affiliate of any Lender are parties.

         "Loans" shall mean and collectively refer to the Revolving Credit Loans and the Swingline Loans.

         "March 1998 Credit Agreement" shall have the meaning assigned to such term in SECTION 3.1.2(B).

         "Material Adverse Effect" or "Material Adverse Change" shall mean, subject to any applicable cure or grace periods, a material adverse effect upon, or a material adverse change in, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole; (b) the ability of the Borrower or any of its Subsidiaries to perform its material obligations under any Material Loan Document; (c) the legality, validity or enforceability of any Material Loan Document; (d) the perfection or priority of the liens of the Agent granted under the Material Loan Documents or the rights and remedies of the Agent or the Lenders under the Material Loan Documents; or
(e) the condition or value of any portion of the Collateral, which compared to the total Collateral, is material (other than market fluctuations in the values of such Collateral); provided, that a material adverse effect or a material adverse change caused solely by the Agent's or the Lenders' failure to file continuation statements shall not be a Material Adverse Effect or a Material Adverse Change for purposes of this Agreement.

         "Material Loan Documents" shall mean and collectively refer to this Agreement, the Notes, the Security Agreement, the Pledge Agreement, the Mortgages, any other Security Documents, the Guaranty Documents, the Financing Statements, the Landlord Consents, the Letters of Credit, and the Engagement Letter, and in each case, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitute therefor, in whole or in part.

         "Medicaid Regulations" shall mean, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act, 42 USC ss.ss. 1396 et seq., or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act, and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "MediCal Regulations" shall mean collectively, all California state statutes (whether set forth in Cal. Welf. & Inst. Code ss.ss. 14000 et seq., or elsewhere) affecting the health insurance program for the needy established in connection with Title XIX of the Social Security Act, and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, the California Department of Health Services) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Medicare Regulations" shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act, 42 USC ss.ss. 1396 et seq., or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and

Human Services ("HHS"), CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Mortgages" shall mean all fee and leasehold mortgages, deeds of trust and similar instruments pursuant to which the Borrower or any Guarantor grants to the Agent, for the benefit of the Lenders and the "Lenders" and "Holders" (each as defined in the Operative Agreements), a mortgage lien, or an assignment of any mortgage lien obtain by such Person from another Person, to secure any or all of the Credit Obligations, the Company Obligations, the Guaranty Obligations or the guarantee obligations of the guarantors party to the Operative Agreements, and shall include, without limitation, the deeds of trust and security agreements, as amended, executed by the Borrower and/or certain of its Subsidiaries with respect to the parcels of Realty located at (i) Palo Verde Community Hospital, Blythe, Riverside County, California; (ii) Parkview Regional Hospital, Mexia, Limestone County, Texas; (iii) Colorado Plains Medical Center, Fort Morgan, Morgan County, Colorado; (iv) Palestine Regional Medical Center-West Campus (formerly known as Memorial Hospital), Palestine, Anderson, Leon and Houston Counties, Texas; (v) Palestine Regional Medical Center (formerly known as Trinity Valley Medical Center), Palestine, Anderson County, Texas; (vi) Starke Memorial Hospital, Knox, Starke County, Indiana; (vii) Colorado River Medical Center, Needles, San Bernardino County, California (formerly known as Needles Desert Community Hospital) and (viii) Havasu Regional Medical Center, Lake Havasu City, Mohave County, Arizona, in all cases together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any of its Subsidiaries is required to make contributions.

         "Non-U.S. Lender" shall have the meaning assigned to such term in
SECTION 2.12(D).

         "Non-Wholly Owned Subsidiary" shall mean any Subsidiary of which less than one-hundred percent (100%) of the outstanding Capital Stock is, directly or indirectly, owned by the Borrower.

         "Notes" shall mean the Revolving Credit Notes and the Swingline Note.

         "Notice of Borrowing" shall have the meaning assigned to such term in
SECTION 2.2(B).

         "Notice of Commitment Conversion" shall have the meaning assigned to such term in SECTION 2.9(C).

         "Notice of Conversion/Continuation" shall have the meaning assigned to such term in SECTION 2.9(B).

         "Notice of Swingline Borrowing" shall have the meaning given to such term in SECTION 2.2(F).

         "Original Credit Agreement" shall have the meaning given to such term in the recitals hereof.

         "OSHA" shall mean the Occupational Safety and Health Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "Owner Trustee" shall mean Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association), in its capacity as owner trustee under the End Loaded Lease Facility.

         "Palestine Limited Partnership" shall mean Palestine Principal Healthcare Limited Partnership, a Texas limited partnership and a Subsidiary of the Borrower.

         "Palestine Limited Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership for the Palestine Limited Partnership, dated as of June 30, 1997, between the Borrower, Palestine-Principal G.P., Inc., Palestine-Principal, Inc. and Mother Frances Hospital Regional Health Care Center, as amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership between Palestine-Principal G.P., Inc., Palestine-Principal, Inc., Mother Frances Hospital Regional Health Care Center and Principal Hospital of Nevada, Inc.

         "Palestine Limited Partnership Note" shall mean the collective reference to the promissory note of the Palestine Limited Partnership dated July 26, 2001, in the principal amount of $10,275,000, and the promissory note of the Palestine Limited Partnership dated October 1, 1999, in the principal amount of $25,628,433, each payable to the Borrower, together with any supplements, amendments, restatements or modifications thereof to the extent approved in writing by the Required Lenders.

         "Participant" shall mean any Person, now or at any time hereafter, participating with any Lender in the Loans pursuant to this Agreement, and its permitted successors and assigns.

         "Participation Agreement" shall mean the Amended and Restated Participation Agreement, dated as of November 13, 2001, among the Borrower, as construction agent and lessee, the various parties from time to time party thereto as guarantors, the Owner Trustee identified therein, the various banks and other lending institutions from time to time party thereto as lenders, the various banks and other lending institutions from time to time party thereto as holders, and First Union, as agent, together with any amendments, modifications, and supplements thereto, any replacements, renewals, extensions, restatements and confirmations thereof, and any substitutes therefor, in whole or in part.

         "Pension Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA maintained by the Borrower or any of its Subsidiaries (other than any Multiemployer Plan that is subject to the provisions of Title IV of ERISA).

         "Permitted Acquisition" shall mean (a) the acquisition of Lakewood Medical Center in Morgan City, Louisiana, on or before December 31, 2001, for an Acquisition Amount not to exceed $17,000,000; provided that the consent of the Lenders with respect to such Permitted Acquisition is conditioned upon there being no material adverse change in the financial condition or results of operations of Lakewood Medical Center after the date hereof and prior to the consummation of such Permitted Acquisition and compliance with the requirements of SECTION 5.11 and 5.12 hereof and (b) an Acquisition approved in writing by the Required Lenders pursuant to SECTIONS 5.12 and 6.7; provided however, that the approval of the Required Lenders shall not be required for any Acquisition (including by lease) of a Facility for which the Acquisition Amount for a Facility (if by outright purchase) is $50,000,000 or less, or for which the Acquisition Amount (if by lease), calculated for any lease of a Facility by using the present value of aggregate lease payments and related asset acquisition costs (calculated using a reasonable discount rate determined in good faith by the Borrower and consistent with the projections provided pursuant to SECTION 5.12(C)(III))) is $50,000,000 or less, in each case subject to an aggregate Acquisition Amount of $125,000,000 for all Acquisitions consummated during any four consecutive fiscal quarters (including the Acquisitions described under paragraph (a) above but excluding Acquisitions consummated on or prior to the Amendment Effective Date). Notwithstanding the $125,000,000 aggregate Acquisition Amount limitation provided above, the approval of the Required Lenders shall not be required for any Acquisition of a Facility for which the Acquisition Amount is $20,000,000 or less, so long as both immediately before and immediately after such Acquisition, (x) the Borrower has a ratio of Consolidated Senior Debt to Consolidated EBITDA of less than 2.0 to 1.0 and (y) no Default or Event of Default has occurred and is continuing. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an Acquisition shall be a Permitted Acquisition only if all requirements of SECTIONS 5.11 (if any new Subsidiaries are acquired or created in connection with such Acquisition), 5.12, 6.2 (if any Debt is assumed in connection with such Acquisition) and 6.3 (if any liens are incurred in connection with such Acquisition) are met with respect thereto. The term "Permitted Acquisition" shall include any Acquisition by a Permitted Joint Venture so long as all of the requirements of this Agreement are met with respect to such Acquisition and such Permitted Joint Venture.

         "Permitted Joint Venture" shall mean a Subsidiary identified as a Permitted Joint Venture by the Borrower to the Agent by written notice at the time of the Acquisition or creation thereof: (i) of which at least eighty-five percent (85%) of the Capital Stock is owned directly by the Borrower and/or its wholly owned Subsidiaries, (ii) over which the Borrower or one of its wholly owned Subsidiaries has management control, either as general partner, managing partner, by contract or as holder of the controlling interest and, except with respect to the Palestine Limited Partnership, over which the Borrower and/or its wholly owned Subsidiaries has control over major decisions, including without limitation the decision to sell substantially all of the assets of such joint venture or to merge such joint venture with another entity, (iii) the sole activity of which is to own, lease or operate Facilities and/or facilities providing services ancillary to such Facilities, (iv) which is subject to no provision in its organizational documents or any contract to which it is a party
(A) that restricts the payment of dividends from such entity to the Borrower or any Subsidiary thereof that owns the Capital Stock of such Permitted Joint Venture, (B) that restricts the pledge of such Capital Stock to the Agent pursuant to the Pledge Agreement or (C) that restricts the exercise of remedies by the Agent with respect to such Capital Stock under the Pledge Agreement, (v) which does not own any Capital Stock of any other Subsidiary, (vi) for which any Capital Stock of such Permitted Joint Venture acquired from the Borrower or any Subsidiary by Persons other than the Borrower or a wholly owned Subsidiary of the Borrower is acquired for Fair Market Value (reasonable evidence of which shall be provided to the Agent upon its request), and (vii) with respect to which, after giving effect to the designation of a Subsidiary as a Permitted Joint Venture, no Default or Event of Default would exist. The parties hereto agree that as of the Amendment Effective Date, the Palestine Limited Partnership, Vaughan Regional Medical Center, LLC and Outpatient Services, Inc. constitute Permitted Joint Ventures. The Borrower may withdraw the designation of a wholly owned Subsidiary as a Permitted Joint Venture by notice to the Agent so long as such Permitted Joint Venture is a wholly owned Subsidiary and a Guarantor at the time of such withdrawal.

         "Permitted Liens" shall mean any of the following liens, restrictions or encumbrances securing any liability or indebtedness of the Borrower or any of its Subsidiaries on, or otherwise affecting, any of the Borrower's or such Subsidiary's property, real or personal, whether now owned or hereafter acquired:

         (a) Liens granted to the Agent, for the benefit of the Lenders;

         (b) Liens granted for the benefit of the lenders to the End Loaded Lease Facility pursuant to such facility;

         (c) Liens for taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings, provided that the Borrower or such Subsidiary has established reserves with respect thereto in accordance with Generally Accepted Accounting Principles (if so required);

         (d) Liens upon property leased under a Capital Lease for which the Capital Lease Obligation is permitted under SECTION 6.2 and placed upon such property at the time of, or within sixty (60) days after, the commencement of the lease thereof to secure the lease payments under such Capital Lease, provided that any such lien (i) shall not encumber any other property of the Borrower or any of its Subsidiaries, and (ii) shall not exceed the total of such lease payments;

         (e) Liens set forth on SCHEDULE 1.1(A) attached hereto (as modified from time to time in accordance with SECTION 5.16 in connection with Acquisitions or otherwise), provided that the Debt related to such liens is not increased above the amount then outstanding; and provided, further, that the judgment and tax liens set forth on SCHEDULE 1.1(A) as of the date hereof shall not constitute Permitted Liens at any time after January 9, 2002;

         (f) Liens securing the purchase money Debt permitted under clause
(xiii) of SECTION 6.2, provided that any such lien (i) attaches to such asset concurrently with or within ten (10) days after the acquisition thereof, (ii) shall not encumber any other property of the Borrower or any of its Subsidiaries and (iii) shall not exceed the purchase price of such asset;

         (g) Assignment Restrictions;

         (h) Easements, rights of way, restrictive covenants, conditions, zoning restrictions and other similar title, survey or other encumbrances on real estate that do not materially impair the current use and value of the property to which they relate;

         (i) Carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like non-consensual liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days, or, if overdue for more than thirty (30) days, (i) which are being contested in good faith and by appropriate proceedings; and (ii) for which adequate reserves in accordance with Generally Accepted Accounting Principles have been established on the books of the Borrower or appropriate Subsidiary; provided however, that any such landlord liens shall be subject to the Landlord Consents to the extent applicable;

         (j) Pledges or deposits in connection with workers' compensation insurance, unemployment insurance and like matters (other than any lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under SECTION 7.1(Q));

         (k) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (l) Liens in respect of any writ of execution, attachment, garnishment, judgment or award in an amount less than $500,000, the time for appeal or petition for rehearing of which shall not have expired, or in respect of which an appeal or appropriate proceeding for review is being prosecuted in good faith and a stay of execution pending such appeal or proceeding for review has been secured and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles (if so required);

         (m) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases; and

         (n) Any other liens or encumbrances as the Required Lenders may approve in writing from time to time.

         "Person" shall mean a corporation, an association, a joint venture, a partnership, limited liability company, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or any other legal entity.

         "Plans" shall have the meaning given to such term in SECTION 4.16(A).

         "Pledge Agreement" shall mean the Pledge Agreement, dated as of the date hereof, between the Borrower, the Guarantors and the Agent (which together with the Security Agreement, amends and restates the Security and Pledge Agreement (as defined under the Original Credit Agreement)), whereby the Borrower and the Guarantors have granted to the Agent a security interest in certain Collateral described therein as security for (a) the Credit Obligations of the Borrower, (b) the Guaranty Obligations of the Guarantors, (c) the Company Obligations of the Borrower and (d) the guarantee obligations of the Guarantors under the Operative Agreements, together with any amendments, accessions, modifications and supplements thereto, any replacements, renewals, extensions, restatements and confirmations thereof, and any substitutes therefor, in whole or in part.

         "Prime Rate" shall mean the per annum interest rate publicly announced from time to time by First Union from its principal office in Charlotte, North Carolina, to be its Prime Rate, which may not necessarily be its best lending rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Prime Rate. In the event First Union shall abolish or abandon the practice of announcing its Prime Rate or should the same be unascertainable, the Agent shall designate a comparable reference rate that, upon the Borrower's consent (which shall not be unreasonably withheld), shall be deemed to be the Prime Rate under this Credit Agreement and the other Loan Documents.

         "Pro Rata Share" of any amount shall mean, with respect to any Lender at any time, the product of (i) such amount, multiplied by (ii) such Lender's Revolving Credit Percentage.

         "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or
(ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c) or 4975(d).

         "Projections" shall mean the financial projections delivered to the Agent by the Borrower pursuant to SECTION 4.5(B) hereof.

         "Qualified Plan" shall have the meaning assigned to such term in
SECTION 4.16.

         "Realty" shall mean all of the right, title and interest of the Borrower or any of its Subsidiaries in and to land, improvements and fixtures, including any leasehold interests (whether as lessor or lessee).

         "Refunded Swingline Loans" shall have the meaning given to such term in
SECTION 2.2(G).

         "Register" shall have the meaning given to such term in SECTION
10.5(C).

         "Regulations D, T, U and X" shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

         "Reimbursement Obligation" shall have the meaning assigned to such term in SECTION 2.17(D).

         "Replaced Lender" shall have the meaning assigned to such term in
SECTION 2.18.

         "Replacement Effective Date" shall have the meaning assigned to such term in SECTION 2.18.

         "Replacement Lender" shall have the meaning assigned to such term in
SECTION 2.18.

         "Reportable Event" shall mean a reportable event as defined in Section 4043(b) of ERISA (other than an event for which notice is waived under the ERISA regulations).

         "Required Lenders" shall mean, at any time, the Lenders owning or holding 51% or more of the sum of the then aggregate principal amount of the Revolving Credit Commitments then outstanding (or after the termination of the Commitments, the aggregate at such time of all outstanding Loans and Letter of Credit Outstandings). For purposes of this definition, the Letter of Credit Outstandings shall be considered to be owed to the Lenders according to their Revolving Credit Percentages.

         "Requirement of Law" means, as to any Person, the charter, articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Loan Documents.

         "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body), applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to the Lenders under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

         "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth under such Lender's name on its signature page hereto under the caption "Revolving Credit Commitment" or, if the Borrower has converted End Loaded Lease Commitments into Revolving Credit Commitments pursuant to SECTION 2.9(D) or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to SECTION 10.5(C) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Revolving Credit Facility" shall mean the revolving line of credit established by the Lenders under SECTION 2.1(A).

         "Revolving Credit Facility Maturity Date" shall mean November 13, 2006; provided, that if on May 31, 2005, 4-1/2% Subordinated Notes in an aggregate principal amount greater than $10,000,000 are outstanding, the Revolving Credit Facility Maturity Date shall be May 31, 2005.

         "Revolving Credit Facility Termination Date" shall mean the earlier of
(i) the Revolving Credit Facility Maturity Date and (ii) the termination of the Total Revolving Credit Commitment in accordance with SECTION 8.1.

         "Revolving Credit Loans" shall have the meaning assigned to such term in SECTION 2.1(A).

         "Revolving Credit Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A-1, executed and delivered to the Lenders with Revolving Credit Commitments pursuant to SECTION 2.3(B) or, in connection with conversions of End Loaded Lease Commitments into Revolving Credit Commitments, pursuant to SECTION 2.9(D) or, in connection with an Assignment and Acceptance, pursuant to SECTION 10.5(D), together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

         "Revolving Credit Percentage" shall mean, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Revolving Credit Commitment of such Lender at such time and the denominator of which is the Total Revolving Credit Commitment at such time; provided that if the Revolving Credit Percentage of any Lender is to be determined after the Revolving Credit Commitments have been terminated, then such Revolving Credit Percentage shall be determined immediately prior (and without giving effect) to such termination.

         "Scheduled Principal Payments" shall mean, as of any measurement date, all scheduled principal payments on long-term Debt due and payable in the subsequent four consecutive fiscal quarters.

         "Security Agreement" shall mean the Security Agreement, dated as of the date hereof, between the Borrower, the Guarantors and the Agent (which together with the Pledge Agreement, amends and restates the Security and Pledge Agreement (as defined under the Original Credit Agreement)), whereby the Borrower and the Guarantors have granted to the Agent a security interest in certain Collateral described therein as security for (a) the Credit Obligations of the Borrower,
(b) the Guaranty Obligations of the Guarantors, (c) the Company Obligations of the Borrower and (d) the guarantee obligations of the Guarantors under the Operative Agreements, together with any amendments, accessions, modifications and supplements thereto, any replacements, renewals, extensions, restatements and confirmations thereof, and any substitutes therefor, in whole or in part.

         "Security and Pledge Agreement" shall mean the collective reference to the Security Agreement and the Pledge Agreement, as such agreements collectively amend and restate the Security and Pledge Agreement (as defined in the Original Credit Agreement).

         "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Mortgages and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of its Subsidiaries pursuant to SECTION
5.11 or SECTION 5.12 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

         "Senior Officer" shall mean any officer or director of the Borrower (including, without limitation, the Chief Executive Officer, Chief Financial Officer, Vice President-Controller, Vice President-Finance and in-house General Counsel) or any Subsidiary, or the Chief Executive Officer, Chief Financial Officer or the Chief Nursing Officer of any Facility.

         "Solvent" shall mean, as to any Person on any particular date, that such Person (i) has capital reasonably sufficient to carry on its business as presently conducted and all business in which it is about to engage, (ii) is able to pay its debts as they mature, (iii) owns property having a fair saleable value on a going concern basis that is greater than the amount required to pay its probable liability on existing debts as they mature (including known reasonable contingencies and contingencies that should be included in notes of the financial statements of such Person pursuant to Generally Accepted Accounting Principles considering all financing alternatives and potential asset sales reasonably available to such Person), and (iv) does not intend to, and does not believe that it will, incur debts or probable liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the maximum amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

         "Subordinated Debt" shall mean unsecured Debt of the Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance of the Credit Obligations and the Guaranty Obligations on terms (including, without limitation, principal amount, maturity, covenants, defaults, terms of subordination and payment terms) approved in writing by the Required Lenders, including, without limitation, the 4-1/2% Subordinated Notes, the 4-1/4% Subordinated Notes and any Intercompany Management Agreements.

         "Subsidiary" shall mean any corporation, partnership or limited liability company of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, or other entity of which more than 50% of the Interests or voting power, is at the time, directly or indirectly, owned by any Person or one or more of its Subsidiaries (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity or corporation shall have or might have voting power by reason of the happening of any contingency). When used without reference to a parent, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

         "Swap Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates, including any swap agreements (as defined in 11 U.S.C. ss. 101).

         "Swingline Commitment" shall mean $5,000,000 or, if less, the aggregate Revolving Credit Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Swingline Lender" shall mean First Union in its capacity as maker of Swingline Loans, and its successors in such capacity.

         "Swingline Loans" shall have the meaning given to such term in SECTION 2.1(B).

         "Swingline Maturity Date" shall mean the date that is five (5) Business Days prior to the Revolving Credit Facility Maturity Date.

         "Swingline Note" shall mean the promissory note of the Borrower in substantially the form of EXHIBIT A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Syndication Agent" shall have the meaning given to such term in the introductory paragraph to this Agreement.

         "Target" shall have the meaning assigned to such term in SECTION 5.12(C)(I).

         "Taxes" shall have the meaning assigned to such term in SECTION 2.12.

         "Total Commitment" shall mean, at any time, the sum of all Commitments at such time.

         "Total Revolving Credit Commitment" shall mean, at any time, the sum of the Revolving Credit Commitments of all Lenders at such time.

         "Total Unutilized Revolving Credit Commitment" shall mean, at any time, the sum of the Unutilized Revolving Credit Commitments of all Lenders at such time.

         "Trust" shall mean PHC Real Estate Trust 1998-1, a single purpose grantor trust organized under the laws of the State of Utah to consummate the transactions contemplated by the End Loaded Lease Facility, including, without limitation, transactions to purchase, own and improve realty pursuant to the End Loaded Lease Facility.

         "Type" shall have the meaning assigned to such term in SECTION 2.2(A).

         "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of North Carolina; provided, however, in the event that, by reason of the mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than North Carolina, the term "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "Unutilized End Loaded Lease Commitment" shall mean, with respect to any Lender at any time, the End Loaded Lease Commitment of such Lender less the aggregate principal amount of all End Loaded Lease Loans made by such Lender under the End Loaded Lease Credit Agreement that are outstanding at such time.

         "Unutilized Revolving Credit Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Credit Commitment at such time less the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender that are outstanding at such time and (ii) such Lender's Pro Rata Share (calculated based on its Revolving Credit Percentage) of all Letter of Credit Outstandings at such time. The Unutilized Revolving Credit Commitment of the Swingline Lender shall not be reduced by the amount of any Swingline Loans outstanding at any time.

         "Unutilized Swingline Commitment" shall mean, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.

         1.2 Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles; provided, however, that, in the event that changes in

Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date that this Agreement shall have been amended to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement. In the event of any such changes, the Borrower, the Agent and the Required Lenders shall endeavor in good faith to promptly agree to appropriate amendments hereto.

         1.3 Singular/Plural. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

         1.4 Other Terms. All other terms contained in this Agreement shall, when the context so indicates, have the meanings provided for by the Uniform Commercial Code of the State of North Carolina to the extent the same are used or defined therein.

                                   ARTICLE II

                AMOUNT AND TERMS OF THE LOANS; LETTERS OF CREDIT

         2.1 The Loans.

        (a) Each Lender having a Revolving Credit Commitment severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Borrower, from time to time on any Business Day during the period from the date hereof to the Revolving Credit Facility Termination Date, provided that
(i) the aggregate principal amount of Revolving Credit Loans at any time outstanding for any Lender shall not exceed the difference between (1) such Lender's Revolving Credit Commitment at such time less (2) such Lender's Pro Rata Share (calculated based on its Revolving Credit Percentage) of the aggregate Letter of Credit Outstandings at such time (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit Loans) and (ii) no Borrowing of Revolving Credit Loans shall be made if, immediately after giving effect thereto, the aggregate principal amount of Revolving Credit Loans, Letter of Credit Outstandings (exclusive of the aggregate amount of Reimbursement Obligations to be repaid with the proceeds of, and simultaneously with, the incurrence of Revolving Credit Loans made pursuant to such Borrowing) and Swingline Loans (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of, and simultaneously with, the incurrence of Revolving Credit Loans made pursuant to such Borrowing) outstanding at such time would exceed the Total Revolving Credit Commitment, and (iii) no advance of any Borrowing of Revolving Credit Loans shall be required if, immediately after giving effect thereto, a Default or Event of Default exists. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans until the Revolving Credit Facility Termination Date.

        (b) The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Swingline Loan," and collectively, the "Swingline Loans") to the Borrower, from time to time on any Business Day during the period from the Amendment Effective Date to but not including the Swingline Maturity Date (or, if earlier, the Revolving Credit Facility Termination Date), in an aggregate principal amount not exceeding the Swingline Commitment, notwithstanding that the aggregate principal amount of Swingline Loans outstanding at any time, when added to the aggregate principal amount of the Revolving Credit Loans made by the Swingline Lender in its capacity as a Lender outstanding at such time and its Letter of Credit Outstandings at such time, may exceed its Revolving Credit Commitment at such time; provided, however, that no Borrowing of Swingline Loans shall be made if, immediately after giving effect thereto, the sum of the aggregate principal amount of Revolving Credit Loans, Letter of Credit Outstandings (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with, the incurrence of Revolving Credit Loans), and Swingline Loans (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Credit Loans made pursuant to such Borrowing) outstanding at such time would exceed the Total Revolving Credit Commitment. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Revolving Credit Loans pursuant to SECTION 2.2(B)) and reborrow Swingline Loans.

         2.2 Borrowings.

         (a) The Loans (other than the Swingline Loans) shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either ABR Loans or LIBOR Loans (each such type of Loan, a "Type"), provided that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type and (ii) the Swingline Loans shall be made and maintained as ABR Loans at all times.

         (b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans which shall be made pursuant to SECTION 2.9, mandatory Borrowings of Revolving Credit Loans pursuant to
SECTION 2.17(E), Borrowings of Swingline Loans pursuant to SECTION 2.2(F) below, and Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to SECTION 2.2(G) below), the Borrower will give the Agent written notice (by telecopier or otherwise), not later than 12:00 noon, Charlotte, North Carolina local time, at least three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and at least one (1) Business Day prior to each Borrowing to be comprised of ABR Loans; provided, however, that requests for the Borrowing of any Revolving Credit Loans to be made on the Amendment Effective Date may, at the discretion of the Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall be appropriately completed to specify (i) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing (and, in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto), (ii) the purpose and proposed use of the proceeds of the Borrowing, and (iii) the requested date of the Borrowing (the "Borrowing Date"), which shall be a Business Day.

        Notwithstanding anything to the contrary contained herein:

                (i) the aggregate principal amount of each Borrowing hereunder
        (x) in the case of Borrowings of Revolving Credit Loans comprised of ABR Loans (excluding

        Borrowings for the purpose of repaying Refunded Swingline Loans, and mandatory Borrowings of Revolving Credit Loans pursuant to SECTION 2.17(E)), shall not be less than $1,000,000 and, if greater, shall be in an integral multiple of $500,000 in excess thereof, (y) in the case of Borrowings of Swingline Loans, shall not be less than $250,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof, and (z) in the case of Borrowings comprised of LIBOR Loans, shall not be less than $3,000,000 and, if greater, shall be in an integral multiple of $1,000,000 in excess thereof (or, in all cases of a Borrowing of Revolving Credit Loans, if less, in the amount of the Total Unutilized Revolving Credit Commitment);

                (ii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of ABR Loans;

                (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month; and

                (iv) LIBOR Loans under the Revolving Credit Facility may not be outstanding under more than ten (10) separate Interest Periods at any one time.

        (c) Upon its receipt of a Notice of Borrowing, the Agent will promptly notify each Lender of the proposed Borrowing. Not later than 2:00 p.m., Charlotte time, on the requested Borrowing Date, each such Lender will make available to the Agent at its office referred to in SECTION 10.4 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan to be made by such Lender. To the extent the relevant Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with SECTION 2.2(D) below and in like funds as received by the Agent. Each Lender may, at its option, make and maintain any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make or maintain such LIBOR Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; provided, further, that the Borrower shall not be responsible for costs arising under SECTIONS 2.11, 2.12,
2.13 or otherwise payable hereunder resulting from any such transfer of its Loans to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

        (d) The Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

        (e) Unless the Agent has received, prior to 12:00 noon, Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on such Borrowing Date in accordance with SECTION 2.2(C) above, and the Agent may, in reliance upon such assumption, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally (but without duplication of payments made by the applicable Lender) agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to Loans comprising such Borrowing, as determined under the provisions of SECTION 2.6. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and the Borrower shall have no further obligation to make any repayment of such Borrowing pursuant to this SECTION 2.2(E). The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

        (f) In order to make a Borrowing of a Swingline Loan, the Borrower will give the Agent and the Swingline Lender written notice not later than 12:00 noon, Charlotte time, on the Business Day of such Borrowing. Each such notice (each, a "Notice of Swingline Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-4 and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall not be less than $250,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 2:00 p.m., Charlotte time, on the requested Borrowing Date, the Swingline Lender will make available to the Agent at its office referred to in SECTION 10.4 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan. The Agent will make such amount available to the Borrower in accordance with SECTION 2.2(C). Subject to the terms and conditions of this Agreement, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Swingline Loans not in excess of the Swingline Commitment to be made for the purpose of repaying any outstanding principal and interest amounts under the Cash Management Line of Credit by delivering to the Borrower, not later than 12:00 noon, Charlotte time, on the Business Day of such Borrowing, a notice (which shall be deemed to be a Notice of Swingline Borrowing given by the Borrower but not a new representation) requesting that the Swingline Lender make Swingline Loans on such Borrowing Date in an aggregate amount not to exceed the outstanding principal and interest amounts under the Cash Management Line of Credit; provided, that it shall be a condition precedent to any borrowing under the Cash Management Line of Credit that no Default or Event of Default shall have occurred and be continuing under this Agreement (which condition shall be deemed waived upon and subject to the conditions of a waiver of such Default or Event of Default pursuant to the terms of this Agreement).

        (g) With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Revolving Credit Loans to be made for the purpose of repaying such Swingline Loans by delivering to each other Lender (on behalf of, and with a copy to, the Borrower), not later than 12:00 noon, Charlotte time, one (1) Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Borrowing given by the Borrower but not a new representation) requesting the Lenders to make Revolving Credit Loans (which shall be made initially as ABR Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the "Refunded Swingline Loans") outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 2:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender (other than the Swingline Lender) will make available to the Agent at its office referred to in
SECTION 10.4 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Revolving Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans shall be deemed to be repaid with the proceeds of the Revolving Credit Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Credit Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Lenders in the manner contemplated by SECTION 2.2(H).

        (h) If, as a result of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, Revolving Credit Loans are not made pursuant to
SECTION 2.2(G) above in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty, and each Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Revolving Credit Commitment bears to the Total Revolving Credit Commitments at such time) of the unpaid amount thereof together with accrued interest thereon. Upon one (1) Business Day's prior notice from the Swingline Lender, each Lender (other than the Swingline Lender) will make available to the Agent at its office referred to in
SECTION 10.4 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to its participation. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Agent. In the event any such Lender fails to make available to the Agent the amount of such Lender's participation as provided in this SECTION 2.2(H), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate. Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Lender that has acquired a participation therein such Lender's ratable share of such payment.

        (i) Notwithstanding any provision of this Agreement to the contrary, the obligation of each Lender (other than the Swingline Lender) to make Revolving Credit Loans for the purpose of repaying any Refunded Swingline Loans pursuant to SECTION 2.2(G) above and each such Lender's obligation to purchase a participation in any unpaid Swingline Loans pursuant to SECTION 2.2(H) above shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, or (iv) any breach of this Agreement by any party hereto.

        2.3 Notes.

        (a) The Loans made by each Lender shall be evidenced (i) if Revolving Credit Loans, by a Revolving Credit Note appropriately completed in substantially the form of EXHIBIT A-1, and (ii) if Swingline Loans, by a Swingline Note appropriately completed in substantially the form of EXHIBIT A-2.

        (b) The Revolving Credit Note issued to each Lender with a Revolving Credit Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Amendment Effective Date (or, in the case of Revolving Credit Notes issued pursuant to an Assignment and Acceptance, as of the date thereof), (iv) be in a stated principal amount equal to such Lender's Revolving Credit Commitment, (v) bear interest in accordance with the provisions of SECTION 2.6, as the same may be applicable to the Revolving Credit Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

        (c) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender,
(iii) be dated as of the Amendment Effective Date, (iv) be in a stated principal amount equal to the Swingline Commitment, (v) bear interest in accordance with the provisions of SECTION 2.6, as the same may be applicable to the Swingline Loans made by the Swingline Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

        (d) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on Annex I to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error in such recordation or information, shall not affect the Borrower's obligations in respect of such Loans. The register maintained by the Agent shall be deemed correct absent manifest error.

        (e) The Notes shall be issued in renewal, amendment, rearrangement and restatement of, and not in novation, discharge or satisfaction of, the Notes (as defined in the Original Credit Agreement).

        2.4 Termination and Reduction of Commitments and Swingline Commitment.

        (a) The Revolving Credit Commitment of each Lender shall be automatically and permanently terminated on the Revolving Credit Facility Termination Date unless sooner terminated pursuant to SECTION 2.4(C) below or
SECTION 10.5.

        (b) The Swingline Commitment shall be automatically and permanently terminated on the Swingline Maturity Date unless sooner terminated pursuant to
SECTION 2.4(C) below or SECTION 10.5.

        (c) At any time and from time to time, upon at least three (3) Business Days' prior written notice to the Agent (and, in the case of a termination or reduction of the Unutilized Swingline Commitment, the Swingline Lender), the Borrower may at its option, without premium or penalty, terminate in whole or reduce in part the Total Unutilized Revolving Credit Commitment or the Unutilized Swingline Commitment, provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 ($1,000,000 in the case of the Unutilized Swingline Commitment) or, if greater, in multiples of $1,000,000 in excess thereof. The amount of any termination or reduction made under this
SECTION 2.4(C) may not thereafter be reinstated.

        (d) Each reduction of the Total Revolving Credit Commitment under this
SECTION 2.4 shall be applied ratably among the Lenders according to their respective Revolving Credit Commitments. After any such reduction, the fee provided in SECTION 2.7(B) shall be calculated with respect to the reduced Commitments. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Total Revolving Credit Commitments pursuant to this SECTION
2.4 that has the effect of reducing the Total Revolving Credit Commitments to an amount less than the amount of the Swingline Commitment at such time shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Total Revolving Credit Commitments (as so reduced), without any further action on the part of the Borrower or the Swingline Lender.

        2.5 Payments; Voluntary, Mandatory.

        (a) At any time and from time to time, the Borrower shall have the right to voluntarily prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (III) below), upon written notice to the Agent given not later than 12:00 noon, Charlotte time, (x) at least three (3) Business Days prior to each intended prepayment of any Loans that are LIBOR Loans and (y) at least one (1) Business Day prior to each intended prepayment of any Loans that are ABR Loans; provided that Swingline Loans may be prepaid on a same day basis; provided further that (i) each partial voluntary prepayment of Revolving Credit Loans shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and each partial voluntary prepayment of Swingline Loans shall be in an aggregate principal amount of not less than $100,000, or if greater, an integral multiple thereof, (ii) no partial voluntary prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under SECTION 2.13 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and the Types of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. During the continuance of any Event of Default, all prepayments pursuant to this SECTION 2.5(A) shall be applied, first, to the Swingline Loans, and second, after payment in full of the Swingline Loans, to the Revolving Credit Loans as determined by the Agent. Each prepayment of the Revolving Credit Loans made pursuant to this SECTION 2.5(A) shall be applied to reduce the aggregate outstanding principal amount of the Revolving Credit Loans ratably among the Lenders holding Revolving Credit Loans in proportion to the principal amount held by each. In the absence of an Event of Default, voluntary prepayments pursuant to this SECTION 2.5(A) shall be applied as specified by the Borrower in the applicable prepayment notice. Loans prepaid pursuant to this SECTION 2.5(A) may be reborrowed, subject to the terms and conditions of this Agreement.

        (b) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal amount of the Revolving Credit Loans in full on the Revolving Credit Facility Maturity Date. Except to the extent due or made sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal amount of the Swingline Loans in full on the Swingline Maturity Date.

        (c) In the event that, at any time, the sum of (i) the aggregate principal amount of the Revolving Credit Loans outstanding on any date (after giving effect to all repayments thereof on such date), (ii) the aggregate Letter of Credit Outstandings at such time (after giving effect to all repayments thereof on such date), and (iii) the aggregate Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Credit Loans made on the date of determination after giving effect to all repayments on such date) at such time exceeds the Total Revolving Credit Commitment at such time (after giving effect to any termination or reduction thereof as of such date), the Borrower will immediately prepay the principal amount of the Swingline Loans in the amount of such excess and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans, the Borrower will immediately prepay the outstanding principal amount of the Revolving Credit Loans in the amount of such excess; provided, however, such payment shall be accompanied by all amounts required under SECTION 2.13 if applied to a LIBOR Loan and such payment is not made on the last day of the Interest Period applicable thereto, and (B) to the extent such excess amount required to be prepaid is greater than the aggregate principal amount of the Swingline Loans and Revolving Credit Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Agent and held in the Cash Collateral Account as security for the Borrower's Credit Obligations, as more particularly described in SECTION 2.17(I), and thereupon such cash shall be deemed to reduce the aggregate Reimbursement Obligations by an equivalent amount.

        (d) On the date of receipt by the Borrower or any of its Subsidiaries of any net cash proceeds from any issuance of Capital Stock (other than (i) an immaterial amount of Capital Stock issued pursuant to employee benefit and deferred compensation plans of the Borrower or any of its Subsidiaries, (ii) the issuance of Capital Stock by any Subsidiary of the Borrower to the Borrower or any Subsidiary; provided that such Capital Stock is pledged to the Agent pursuant to the Pledge Agreement and (iii) any Capital Stock issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price) or debt securities (other than Debt expressly permitted by Section 6.2 hereof (except Subordinated Debt permitted under Section 6.2(x) which shall be subject to this mandatory prepayment obligation) or for which consent of the Required Lenders was obtained), the Borrower shall make a mandatory repayment of principal of the Revolving Credit Loans (as set forth in SECTION 2.5(G) below) in an amount equal to fifty percent (50%) of net proceeds from the issuance of Capital Stock and one hundred percent (100%) of net cash proceeds from the issuance of debt securities (in each case, net of any underwriting discounts and commissions and other reasonable costs associated with such issuance).

        (e) On the date of receipt by the Borrower or any of its Subsidiaries of any net cash proceeds from any sale or disposition of assets in any transaction or series of related transactions causing receipt of net cash proceeds in excess of $2,000,000 per sale or disposition or $15,000,000 in the aggregate over the term of this Agreement, other than sales or dispositions permitted under clauses
(i), (ii), (iii) and (iv) of SECTION 6.5, the Borrower shall make a mandatory repayment of principal of the Revolving Credit Loans (as set forth in SUBSECTION
(G) below) in an amount equal to one-hundred percent (100%) of such net cash proceeds.

        (f) On the date of receipt by the Borrower or any of its Subsidiaries of any cash prepayment received in reduction of the principal balance of any Palestine Limited Partnership Note, the Borrower shall make a mandatory repayment of principal of the Revolving Credit Loans (as set forth in SUBSECTION
(G) below) in an amount equal to one hundred percent (100%) of such payment.

        (g) Each prepayment of the Loans made pursuant to SUBSECTIONS (D), (E) and (F) above shall be applied to reduce the aggregate outstanding principal amount of the Revolving Credit Loans, ratably among the Lenders holding Revolving Credit Loans in proportion to the principal amount held by each. Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this
SECTION 2.5 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under SECTION 2.13 to be paid as a consequence thereof.

        2.6 Interest.

        (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Alternate Base Rate, as in effect from time to time, during such periods as such Loan is an ABR Loan, or (ii) at the Adjusted LIBOR Rate, as in effect from time to time, during such periods as such Loan is a LIBOR Loan.

        (b) Any principal amounts of the Loans not paid when due and, to the greatest extent permitted by law, all interest accrued on the Loans and all other fees and amounts hereunder not paid when due (whether at maturity, pursuant to acceleration or otherwise), shall bear interest at a rate per annum equal to the rate otherwise applicable to such Loan plus two percentage points (2.0%), and such default interest shall be payable on demand; provided, however, that if the Required Lenders waive such Default, the Loans will continue to bear interest at a rate per annum equal to the rate applicable to such Loan. Further, but without duplication of the foregoing, during the existence of any Event of Default in response to which the Lenders do not grant a waiver but do not elect to declare the outstanding principal amounts of the Loans immediately due and payable, if required by the Required Lenders, the Borrower will pay interest on the dates provided pursuant to SUBSECTION (C), below, in respect of the unpaid principal amount of each Loan, from the date the Event of Default first exists until it is cured or waived, at a rate per annum equal to the rate otherwise applicable to such Loan plus two percentage points (2.0%) and such interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

        (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

                (i) in respect of each ABR Loan (including any ABR Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.5, except as provided hereinbelow), in arrears on the first Business Day of each successive January, April, July and October, beginning with the first such day to occur after the Amendment Effective Date; provided, that in the event the Loans are repaid or prepaid in full and the Total Commitment has been terminated, then accrued interest in respect of all ABR Loans shall be payable together with such repayment or prepayment on the date thereof;

                (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.5, except as provided hereinbelow), in arrears, (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (IV) in SECTION 2.8) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months' duration been applicable to such LIBOR Loan; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

                (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

        (d) Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Lender in an amount in excess of the maximum amount permitted by applicable law. If the amount of interest or other charges payable for the account of any Lender on any payment date would exceed the maximum amounts permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amounts permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence. The parties hereto understand and believe that if Tennessee or Delaware law were to apply, this lending transaction complies with the usury laws of the State of Tennessee or Delaware. If at any time, any amount of interest or other charges actually paid by the Borrower on or with respect to any Loan is determined to be in excess of the maximum amount permitted by applicable law, such excess amount shall be credited as a prepayment of the outstanding principal balance of the applicable Loan as of the date paid or, if such Loan has been paid in full, refunded to the Borrower.

        (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement in connection with a Borrowing of LIBOR Loans) shall, absent manifest error, be final, conclusive and binding on all parties hereto.

        2.7 Fees. The Borrower agrees to pay:

        (a) To First Union Securities, for its own account, on the date of this Agreement, the fees described in the Engagement Letter as due and payable on the date of this Agreement and to the extent not theretofore paid to First Union Securities;

        (b) To the Agent, for the account of each Lender with a Revolving Credit Commitment, a commitment fee per annum for the period from the date of this Agreement to the Revolving Credit Facility Termination Date at the rate per annum as determined under the following matrix with reference to the ratio of Consolidated Debt to Consolidated EBITDA, applied to the average daily Unutilized Revolving Credit Commitment of such Lender, payable in arrears (i) on the first Business Day of each successive January, April, July and October, beginning with January 1, 2002, and (ii) on the Revolving Credit Facility Termination Date:

         Ratio of Consolidated
         Debt to Consolidated EBITDA                       Fee Percentage
         ---------------------------                       --------------
         Greater than or equal to
         2.5 to 1.0                                            0.500%

         Less than 2.5 to 1.0                                  0.375%

        From the Amendment Effective Date until the fifth (5) Business Day after receipt by the Agent of the financial statements for the fiscal quarter ending March 31, 2002 pursuant to SECTION 5.1(A) below (together with a Compliance Certificate), the fee percentage shall be 0.500%. Subject to the preceding sentence, the fee percentage shall be reset from time to time effective on the same date as the Applicable Margin is reset as set forth herein.

        (c) To the Agent, for the account of each L/C Participant, a letter of credit fee in respect of each Letter of Credit for the period from the date of its issuance to the date of its termination, at a rate per annum equal to the Applicable Margin for LIBOR Loans in effect from time to time during such period, on the daily average Stated Amount thereof, payable in arrears (i) on the first Business Day of each successive January, April, July and October, beginning with the first such day to occur after the Amendment Effective Date, and (ii) on the later of the Revolving Credit Facility Termination Date or the date of termination of the last outstanding Letter of Credit;

        (d) To the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit for the period from the date of its issuance to the date of its termination, at a rate per annum equal to 0.125%, on the daily average aggregate stated Amount, thereof, payable in arrears (i) on the first Business Day of each successive January, April, July and October, beginning with the first such day to occur after the Amendment Effective Date, and (ii) on the later of the Revolving Credit Facility Termination Date or the date of termination of the last outstanding Letter of Credit;

        (e) To the Issuing Lender, for its own account, such commissions, issuance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Borrower; and

        (f) To the Agent, for its own account, the annual administrative fee provided in the Engagement Letter, on the terms, in the amounts and at the times set forth therein.

        2.8 Interest Periods. Concurrently with the giving of any Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of LIBOR Loans or LIBOR Loans or ABR Loans to be continued or converted into, or to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period (subject to SECTION 2.11); provided, however, that:

                (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

                (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                (iii) the Borrower may not select any Interest Period that begins prior to the third (3rd) Business Day after the Amendment Effective Date or that expires after the Revolving Credit Facility Maturity Date;

                (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

                (v) no Interest Period with respect to Revolving Credit Loans that are to be maintained as LIBOR Loans may be selected that would end after a scheduled date for repayment of principal of the Revolving Credit Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the sum of
        (y) the aggregate principal amount of Revolving Credit Loans that are ABR Loans or that have Interest Periods expiring on or before such principal repayment date, plus (z) the Total Unutilized Revolving Credit Commitment as of such date, equals or exceeds the principal amount required to be paid on such principal repayment date;

                (vi) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

                (vii) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into ABR Loans as of the expiration of the then current Interest Period applicable thereto.

        2.9 Conversions and Continuations.

        (a) The Borrower shall have the right, on any Business Day to elect (i) to convert all or a portion of the outstanding principal amount of any ABR Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into ABR Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (i) any such conversion of LIBOR Loans into ABR Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; (ii) any such conversion of ABR Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; (iii) no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (iv) no such conversion or continuation shall be permitted with regard to any ABR Loans that are Swingline Loans, and (v) no conversion of ABR Loans into LIBOR Loans or continuation of LIBOR Loans into a new Interest Period shall be permitted during the continuance of a Default or Event of Default. If a LIBOR Loan is converted into a ABR Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under SECTION 2.13 to be paid as a consequence thereof.

        (b) The Borrower shall make each such election by giving the Agent written notice not later than 12:00 noon, Charlotte time, three (3) Business Days prior to the effective date of any conversion of ABR Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the effective date of any conversion of LIBOR Loans into ABR Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to ABR Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).

        (c) The Borrower shall have a one-time option, exercisable on any Business Day, to convert Unutilized End Loaded Lease Commitments under the End Loaded Lease Credit Agreement to Revolving Credit Commitments under this Agreement on a pro rata basis among the Lenders; provided, that (i) any such conversion shall involve aggregate Unutilized End Loaded Lease Commitments in an amount not greater than $10,000,000 and (ii) no such conversion shall be permitted during the continuance of a Default or an Event of Default. The Borrower shall exercise such option by giving the Agent written notice not later than 12:00 noon, Charlotte time, five (5) Business Days prior to the effective date of any conversion of Unutilized End Loaded Lease Commitments to Revolving Credit Commitments. Such notice (the "Notice of Commitment Conversion") shall be irrevocable, shall be given in the form of EXHIBIT B-3 and shall specify (x) the date of such conversion (which will be a Business Day) and (y) the amount of Unutilized End Loaded Lease Commitments being converted.

        (d) The Notice of Commitment Conversion shall be accompanied by new Revolving Credit Notes and End Loaded Lease Notes executed by the Borrower at its own expense, dated the date of conversion and reflecting the changes in the End Loaded Lease Commitments and Revolving Credit Commitments of the Lenders. Upon receipt of the Notice of Commitment Conversion and the new Revolving Credit Notes and End Loaded Lease Notes from the Borrower, and confirmation that no Default or Event of Default exists, the Agent will (i) accept such Notice of Commitment Conversion, (ii) record the information contained therein in the

Register and in the register maintained by the Agent pursuant to Section 9.9(a) of the End Loaded Lease Credit Agreement, and (iii) promptly notify each Lender of the proposed conversion and request that the Revolving Credit Notes and the End Loaded Lease Notes then held by the Lenders be returned to the Agent. Upon receipt by the Agent of the Revolving Credit Notes and the End Loaded Lease Notes provided by any Lender pursuant to clause (iii) above, the Agent shall deliver the new Revolving Credit Notes and End Loaded Lease Notes to such Lender in exchange for the surrendered notes and shall forward the surrendered notes to the Borrower for cancellation.

        2.10 Method of Payments; Computations.

        (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders) at its office referred to in SECTION 10.4, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (IV) in SECTION 2.8 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts at the applicable rate in effect immediately prior to such extension.

        (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender. The Agent will distribute to the Issuing Lender like amounts relating to payments made to the Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

        (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the

Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

        (d) With respect to each payment hereunder, except as specifically provided otherwise herein or in any of the other Loan Documents, the Borrower may designate by written notice to the Agent prior to or concurrently with such payment the Types of Loans that are to be paid, repaid or prepaid, provided that
(i) unless made together with all amounts required under SECTION 2.13 to be paid as a consequence thereof, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto, and (ii) each payment on account of any Credit Obligations to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such Credit Obligations owed to them. In the absence of any such designation by the Borrower, or if an Event of Default has occurred and is continuing, the Agent shall make such designation as the Required Lenders may direct, subject to the foregoing and to the other provisions of this Agreement.

        (e) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed; provided, however, that interest calculated with respect to the Base Rate shall be computed on the basis of a 365/366-day year and the actual days elapsed.

        2.11 Increased Costs; Change in Circumstances; Illegality; etc.

        (a) If the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, in each case after the date hereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law) given or made after the date hereof, shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (but excluding any reserves to the extent actually included within the Reserve Requirement in the calculation of the LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or issuing or participating in Letters of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit), the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

        (b) If any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, in each case after the date hereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law) given or made after the date hereof, has or would have the effect, as a consequence of such Lender's Commitment, Loans or issuance of or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

        (c) If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into ABR Loans, (ii) the obligation of the Lenders to make, to convert ABR Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for ABR Loans, in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

        (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a ABR Loan, (ii) the obligation of such Lender to make, to convert ABR Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a ABR Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower.

        (e) Determinations by the Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of this Section with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law, endeavor in good faith to designate another Lending Office for its LIBOR Loans, but only if such designation would make it lawful for such Lender to continue to make or maintain LIBOR Loans hereunder; provided that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

        (f) Each demand for payment under this Section shall be preceded by a notice to the Borrower of such anticipated demand, which notice shall specify in reasonable detail the basis for such demand, but the failure to provide such advance notice shall not relieve the Borrower of any of its obligations hereunder. Nothing in this Section shall be construed or so operate as to require the Borrower to pay any interest, fees, costs or charges in excess of that permitted by applicable law. Notwithstanding the foregoing, all demands for payment under this SECTION 2.11 must be made on the Borrower within one hundred twenty (120) days after the relevant Lender obtains actual knowledge that such Lender is entitled to such payment.

        2.12 Taxes.

        (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on, or measured by, the overall net income (or franchise taxes imposed in lieu thereof) of the Agent, the Issuing Lender or any Lender by reason of any present or former connection between the Agent, the Issuing Lender or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision thereof, other than such a connection arising solely from the Agent, the Issuing Lender or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as

"Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent, the Issuing Lender or any Lender, so long as the applicable Lender shall have complied with the provisions of SECTION 2.12(D) hereof, if applicable, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent, the Issuing Lender or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

        (b) So long as the applicable Lender shall have complied with the provisions of SECTION 2.12(D), if applicable, the Borrower will indemnify the Agent, the Issuing Lender and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent, the Issuing Lender or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent, the Issuing Lender or such Lender, as the case may be, makes written demand therefore and delivers to the Borrower the original receipt of Taxes paid by it or an invoice from the relevant taxing authority regarding such Taxes. Within thirty (30) days after the date of any payment of Taxes pursuant to this Section, the Borrower will furnish to the Agent, the Issuing Lender or the relevant Lender, as the case may be, the original or a certified copy of a receipt or other relevant documentation evidencing payment thereof; provided that demand therefor must be made on the Borrower within one hundred twenty (120) days after the Issuing Lender's or relevant Lender's actual knowledge that such Lender is entitled to such payment.

        (c) Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Agent or such Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

        (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and is entitled to an exemption from or a reduction of United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Agent and the Borrower, on or prior to the Amendment Effective Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Amendment Effective Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224, 1001, W-8BEN, W-8ECI or W-8 EXP, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

        (e) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States federal withholding tax to the extent that (i) the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement; provided, however, that this clause (i) shall not apply to the extent that (y) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender would have been entitled to receive in the absence of such assignment, participation or transfer, or (z) such assignment, participation or transfer was requested by the Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of SECTION 2.12(D), or (iii) any of the representations or certifications made by a Non-U.S. Lender pursuant to SECTION 2.12(D) are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

        (f) At the Borrower's request and at the Borrower's cost, each Lender shall take reasonable steps (i) to contest such Lender's liability for Taxes that have not been paid or (ii) to seek a refund of Taxes. Nothing in this
SECTION 2.12(F) shall obligate any Lender to disclose any information regarding its tax affairs or computations to the Borrower.

        (g) Each Lender agrees that, if the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to SUBSECTION
(A) or (B) above, then such Lender will, to the extent permitted by law, endeavor in good faith to designate another Lending Office for its LIBOR Loans, but only if such designation would make it lawful for such Lender to continue to make or maintain LIBOR Loans hereunder; provided that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

        2.13 Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans, but excluding loss of anticipated profit with respect to any Loans) that such Lender may sustain (i) if for any reason (other than a default by Agent or such Lender) a Borrowing of, or conversion of or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of conversion of LIBOR Loans pursuant to SECTION 2.11(D) or acceleration of the maturity of such Loans pursuant to SECTION 8.1), (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to LIBOR Loans when due hereunder; provided, however, such Lender must make such demand for payment on the Borrower within one hundred twenty (120) days after such Lender obtains actual knowledge that such Lender is entitled to such payment. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore Lending Office of such Lender to a Lending Office of such Lender in the United States; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.

        2.14 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower (i) to refinance certain existing Debt of the Borrower (including pursuant to the amendment and restatement of this Agreement), (ii) to finance Permitted Acquisitions of Facilities pursuant to this Agreement, (iii) to pay reasonable fees and expenses in connection herewith, with the End Loaded Lease Facility, and with such Permitted Acquisitions; (iv) to provide working capital for the Borrower and its Subsidiaries; and (v) for general corporate purposes.

        2.15 Recovery of Payments.

        (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent, the Lenders or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Credit Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

        (b) If any amounts distributed by the Agent to a Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent shall redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

        2.16 Pro Rata Treatment.

        (a) Except for Swingline Loans, all funding of Borrowings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their relative Revolving Credit Commitments (in the case of initial funding of Revolving Credit Loans) or Loans (in the case of continuations and conversions of Revolving Credit Loans, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

        (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise except pursuant to SECTION 10.5), applicable to the payment of any of the Credit Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Credit Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Credit Obligations due and payable to all Lenders at such time) of payments on account of such Credit Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Credit Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this SUBSECTION may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this SUBSECTION applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SUBSECTION to share in the benefits of any recovery on such secured claim.

        2.17 Letters of Credit.

        (a) Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Amendment Effective Date and prior to the earlier of (i) the seventh day prior to the Revolving Credit Facility Maturity Date and (ii) the Revolving Credit Facility Termination Date, and upon request by the Borrower in accordance with the provisions of SECTION 2.17(B), issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Lender. Notwithstanding the foregoing:

                (i) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to all other Letter of Credit Outstandings at such time, would exceed $25,000,000 or (ii) when added to all other Letter of Credit Outstandings at such time (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit Loans) and the aggregate principal amount of all Revolving Credit Loans and Swingline Loans then outstanding, would exceed the Total Revolving Credit Commitment at such time;

                (ii) No Letter of Credit shall be issued that by its terms expires more than one (1) year after its date of issuance or the seventh day prior to the Revolving Credit Facility Maturity Date, whichever is earliest; provided, however, that a Letter of Credit may, if requested by the Borrower and approved by the Issuing Lender, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Revolving Credit Facility Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

                (iii) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (A) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Amendment Effective Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Amendment Effective Date and that the Issuing Lender in good faith deems material to it, or (B) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTION 3.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of SUBSECTION (I) above unless the Required Lenders otherwise authorize the Issuing Lender to issue such Letter of Credit.

        (b) Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will notify the Issuing Lender (with copies to the Agent) in writing, by 12:00 noon, Charlotte, North Carolina local time, at least three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such request (each, a "Letter of Credit Request") shall be irrevocable, shall be given in the form of EXHIBIT B-5 and shall be appropriately completed to specify
(i) the proposed date of issuance (which shall be a Business Day), (ii) the proposed Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the proposed beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents reasonably required by the Issuing Lender in connection with the issuance of any Letter of Credit, it being understood that in the event of any conflict between such documents and the Loan Documents, the Loan Documents shall control. The Agent will, promptly upon its receipt thereof, notify each Lender of the Letter of Credit Request. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify each Lender of such issuance and will notify each Lender with a Revolving Credit Commitment of the amount of its participation therein under SECTION 2.17(C).

        (c) Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Credit Commitment, and each such Lender (each, in such capacity, an "L/C Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, pro rata to the extent of its Revolving Credit Percentage at such time, in such Letter of Credit, each drawing made thereunder, and the obligations of the Borrower under this Agreement with respect thereto and any security therefor (including the Collateral) or guaranty pertaining thereto; provided, however, that the fees and other charges relating to Letters of Credit described in SECTIONS 2.7(D) and (E) shall be payable directly to the Issuing Lender as provided therein, and the L/C Participants shall have no right to receive any portion thereof. Upon any change in the Revolving Credit Commitments of any of



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

the Lenders pursuant to SECTION 10.5, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new Revolving Credit Percentages of the assigning Lender and the Eligible Assignee.

        (d) The Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event on the date of, such payment, together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 2:00 p.m., Charlotte, North Carolina local time, on the date of such payment or disbursement, (i) for the period from the date of the payment to the date of receipt by the Borrower from the Issuing Lender of notice of such payment, at the Alternate Base Rate as in effect from time to time during such period, and (ii) for the period from the date of receipt by the Borrower from the Issuing Lender of notice of such payment to the date the Reimbursement Obligation created thereby is satisfied, at the Alternate Base Rate as in effect from time to time during such period plus two percentage points (2.0%), such interest also to be payable on demand. The Borrower hereby authorizes and directs the Agent to, and the Agent shall, pay the Issuing Lender all Reimbursement Obligations payable hereunder by applying any funds then held in the Cash Collateral Account established pursuant to SECTION 2.17(I), and if such funds shall be insufficient to satisfy such Reimbursement Obligation in full, by drawing such amounts under the Revolving Credit Facility (to the extent of availability thereunder) as of the due dates of such Reimbursement Obligations, but the failure of the Agent to so pay the Issuing Lender by drawing under the Revolving Credit Facility will not affect the Borrower's obligations to pay the Reimbursement Obligations. Notwithstanding any such draw against the Revolving Credit Facility, the Agent shall provide the notices to the Borrower required by this SECTION 2.17(D). The Issuing Lender will provide the Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement.

        (e) In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have satisfied in a timely manner in full its Reimbursement Obligation to the Issuing Lender pursuant to SECTION 2.17(D), and to the extent that any amounts then held in the Cash Collateral Account established pursuant to SECTION 2.17(I) shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Agent, and the Agent will promptly notify each L/C Participant, of such failure. If the Agent gives such notice prior to 11:00 a.m., Charlotte, North Carolina local time, on any Business Day to any L/C Participant, such L/C Participant will make available to the Agent, for the account of the Issuing Lender, its Pro Rata Share (calculated with respect to its Revolving Credit Percentage) of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Charlotte, North Carolina local time, on any Business Day to any such L/C Participant, such L/C Participant shall make its Pro Rata Share of such amount available to the Agent on the next succeeding Business Day. If and to the extent such L/C Participant shall not have so made its Pro Rata Share of the amount of such payment available to the Agent, such L/C Participant agrees to pay to the Agent, for the



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

account of the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent, at the Federal Funds Rate. The failure of any L/C Participant to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Agent such other L/C Participant's Pro Rata Share of any such payment. Each such payment by an L/C Participant under this SECTION 2.17(E) of its Pro Rata Share of an amount paid by the Issuing Lender shall constitute a Revolving Credit Loan by such Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the available unused portion of the Total Revolving Credit Commitment immediately prior to giving effect to the application of the proceeds of such Revolving Credit Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

        (f) Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Lender, any payments from the L/C Participants pursuant to SECTION 2.17(E), the Issuing Lender will promptly pay to the Agent, and the Agent will promptly pay to each L/C Participant that has paid its Pro Rata Share thereof, in immediately available funds, an amount equal to such L/C Participant's ratable share (based on the proportionate amount funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of such Reimbursement Obligation.

        (g) The Reimbursement Obligations of the Borrower, and the obligations of the L/C Participants to make payments to the Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender as finally determined by a court of competent jurisdiction and not subject to any appeal (or pursuant to arbitration as set forth in SECTION 10.3(B)), shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                (i) Any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

                (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Credit Obligations in respect of any Letter of Credit, whether or not the Borrower has notice or knowledge thereof;

                (iii) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, any Lender or other Person, whether in connection with this



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

        Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                (iv) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms, other than due to the Issuing Lender's gross negligence or willful misconduct;

                (v) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (the Issuing Lender's sole obligation, in determining whether to pay under any Letter of Credit, being to examine documents required to be delivered under such Letter of Credit in good faith and without gross negligence to ascertain that such documents appear on their face to comply with the terms of such Letter of Credit), any non-application or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

                (vi) The exchange, release, surrender or impairment of any Collateral or other security for the Credit Obligations;

                (vii) The occurrence of any Default or Event of Default; or

                (viii) Subject to the Issuing Lender's obligation set forth in the parenthetical in clause (V) above, any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor.

        None of the foregoing shall impair, prevent or otherwise affect any of the rights and powers granted to the Issuing Lender hereunder. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each L/C Participant and shall not create or result in any liability of the Issuing Lender to the Borrower or any L/C Participant. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

        (h) If at any time after the Amendment Effective Date the Issuing Lender or any L/C Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any L/C Participant with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Issuing Lender or participated in by any L/C Participant or (ii) impose on the Issuing Lender or any L/C Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Issuing Lender or L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Issuing Lender or such L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then the Borrower will, within fifteen (15) days after delivery to the Borrower by the Issuing Lender or such L/C Participant of written demand therefor (with a copy thereof to the Agent), pay to the Issuing Lender or such L/C Participant such additional amounts as shall compensate the Issuing Lender or such L/C Participant for such increase in costs or reduction in return; provided that such demand must be made on the Borrower within one hundred twenty
(120) days after the Issuing Lender or relevant L/C Participant obtains actual knowledge that such Issuing Lender or L/C Participant is entitled to such payment. A certificate submitted to the Borrower by the Issuing Lender or such L/C Participant, as the case may be (a copy of which certificate shall be sent by the Issuing Lender or such L/C Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Issuing Lender or such L/C Participant as aforesaid, shall be conclusive and binding on the Borrower absent manifest error provided it is made in good faith.

        (i) At any time and from time to time (i) during the continuance of an Event of Default, the Agent, at the direction, or with the consent, of the Required Lenders, may require the Borrower to deliver to the Agent such additional amount of cash as is equal to the difference between the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and the amount then on deposit in the Cash Collateral Account (as hereinafter defined) and (ii) in the event of a repayment under SECTION 2.5(C), the Agent will retain such amount as may then be required to be retained under the proviso in SECTION 2.5(C), such amount in each case under clauses (I) and (II) above to be held by the Agent in a cash collateral account (the "Cash Collateral Account") as security for, and for application to, the Borrower's Reimbursement Obligations. The Borrower hereby grants to the Agent, for the benefit of the Issuing Lender and the Lenders, a lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Outstanding, and for application to the Borrower's Reimbursement Obligations as and when the same shall arise. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in


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

Cash Investments, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Agent, for the benefit of the Borrower, with such amounts to be applied against the Credit Obligations in such order and manner (x) as the Borrower may direct in the absence of a Default or an Event of Default and (y) otherwise, as the Agent may direct; provided, however, that the Cash Collateral Account shall not be subject to setoff except with the consent of the Required Lenders provided in SECTION
8.2. If the Borrower is required to provide cash collateral pursuant to SECTION 2.5(C), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum of (x) the aggregate principal amount of all Revolving Credit Loans, Letter of Credit Outstanding and Swingline Loans outstanding at such time would not exceed the lesser of the Total Revolving Credit Commitments at such time and
(ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower promptly after all Events of Default have been waived. Notwithstanding anything to the contrary contained herein, Agent may, without notice to the Borrower, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Agent for deposit into the Cash Collateral Account after 10:00 a.m., Charlotte, North Carolina, time, the Agent shall not be required to invest such funds or to effect such investment instruction until the following Business Day.

        (j) Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of the Borrower under this SECTION 2.17 shall remain in full force and effect until the Issuing Lender and the L/C Participants shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

        2.18 Replacement of Lenders. The Borrower may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Lender (a) that has requested additional amounts from the Borrower under
SECTION 2.12, SECTION 2.11(A) or SECTION 2.11(B) or the obligation of which to make or maintain LIBOR Loans has been suspended under SECTION 2.11(D) by written notice to such Lender and the Agent given not more than thirty (30) days after any such event. Within sixty (60) days of such notice, the Borrower shall give written notice to such Lender and the Agent identifying one or more Persons each of which qualifies as an Eligible Assignee and shall be reasonably acceptable to the Agent (each, a "Replacement Lender," and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"), provided that (i) the second notice from the Borrower to the Replaced



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

Lender and the Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to SECTION 10.5(A) (but shall not be required to pay the processing fee otherwise payable to the Agent pursuant to SECTION 10.5(A)), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Agent, all (but not less than all) of the Commitments, End Loaded Lease Commitments, outstanding Loans and End Loaded Lease Loans of the Replaced Lender, and, in connection therewith, shall pay to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of (y) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans and End Loaded Lease Loans of the Replaced Lender and (z) the Replaced Lender's ratable share of all accrued but unpaid fees owing to the Replaced Lender hereunder and under the End Loaded Lease Credit Agreement, and (iii) all other obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including, without limitation, amounts payable under SECTION 2.13 as a result of the actions required to be taken under this Section, shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date.

                                  ARTICLE III

                             CONDITIONS OF BORROWING

        3.1 Conditions to Effectiveness. The effectiveness of this Agreement and the amendment and restatement of the Original Credit Agreement effected hereby is subject to the following conditions precedent:

        3.1.1 Executed Loan Documents.

        (a) Loan Documents. This Agreement, the Notes and all other Loan Documents to be executed on or prior to the Amendment Effective Date shall have been duly authorized, executed and delivered to the appropriate Lenders and the Swingline Lender by the Borrower, in form and substance satisfactory to the Lenders, shall be in full force and effect and no Default shall exist thereunder, each Lender and the Swingline Lender shall have received its original Notes and a copy of each other Note, and the Agent shall have received a copy of each Note.

        (b) Security Agreement; Pledge Agreement. Each of the Security Agreement and the Pledge Agreement shall have been duly authorized, executed and delivered to the Agent and each Lender by the Borrower and the Guarantors, together with, to the extent not previously delivered, all certificates for the Capital Stock being pledged thereunder and duly executed undated stock powers for each such certificate, and together with, to the extent not previously delivered, all Pledged Debt (duly endorsed in blank), control agreements, assignments and grants of security interests in copyrights, patents and trademarks and other documents requested by the Agent and the Lenders to perfect the security interests granted therein. Each of the Security



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Agreement and the Pledge Agreement shall be in full force and effect and no
Default shall exist thereunder, and the Agent and each Lender shall have received a fully executed original thereof.

        (c) Guaranty Documents. Each Subsidiary of the Borrower (including Palestine Limited Partnership but excluding other Permitted Joint Ventures constituting Non-Wholly Owned Subsidiaries) existing as of the Amendment Effective Date shall have duly authorized, executed and delivered to the Agent and each Lender a Guaranty Agreement and the other Guaranty Documents in form and substance satisfactory to the Lenders, each such document shall be in full force and effect and no Default shall exist thereunder, and the Agent and each Lender shall have received a fully executed original thereof.

        (d) Financing Statements. Financing Statements (including fixture filings for Realty subject to a Mortgage) and all other filings or recordations necessary to perfect the security interest of the Agent, on behalf of the Lenders, in the Collateral shall have been filed, and the Agent shall have received confirmation in a form acceptable to the Lenders that such security interest constitutes a valid and perfected first priority security interest therein to the extent such security interest can be perfected by filing a financing statement, subject only to Permitted Liens.

        (e) Mortgages; Title Insurance. Mortgages shall have been duly authorized, executed and delivered by the Borrower and the Guarantors (as applicable), shall have been recorded, registered and filed in a manner acceptable to the Agent, shall be in full force and effect and no Default shall exist thereunder, and the Agent shall have received fully executed copies thereof, and each Lender shall have received a photocopy thereof. To the extent not previously delivered (such deliveries to remain in form and substance satisfactory to the Agent), the Agent, for the benefit of the Lenders, shall have received policies of title insurance or title insurance binders in form and substance satisfactory to the Agent, from title insurance companies duly licensed to do business in the states where the Realty is located, selected by the Borrower and acceptable to the Agent, in amounts satisfactory to the Agent but not to exceed the fair market value of the Realty, with respect to each tract of Realty being encumbered by the liens of the Mortgages, all premiums thereon shall have been paid, and the policy shall insure that the Mortgages constitute valid, enforceable first priority liens on the Realty, free and clear from all title defects and encumbrances whatsoever except for and subject to Permitted Liens, and with such exceptions as are acceptable to the Agent, and shall include future advance and revolving credit endorsements, variable rate endorsements and such other endorsements as the Agent may request, to the extent available in the applicable jurisdictions. Such title insurance policies (or binders, as the case may be) with respect to the Realty may not contain general survey exceptions except with the Agent's prior written consent. To the extent title insurance policies (or binders, as the case may be) have been previously delivered to the Agent, cover all Realty subject to the related Mortgage and remain in form and substance satisfactory to the Agent, this CLAUSE (E) shall only require (with respect to title insurance where available) (i) an endorsement to such title insurance (or binders, as the case may be) insuring that the Mortgages constitute valid enforceable, first priority liens on the Realty, free and clear from all title defects and encumbrances whatsoever except from and subject to Permitted Liens and with such exceptions as are acceptable to the Agent and (ii) payment of premiums thereon.

        (f) Surveys. To the extent not previously delivered (such deliveries to remain in form and substance satisfactory to the Agent), the Agent shall have received a metes-and-bounds



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survey of each tract or parcel of the Realty being encumbered by the lien of the
Mortgages, in form and substance satisfactory to the Agent.

        (g) Environmental Assessments. To the extent not previously delivered (such deliveries to remain in form and substance satisfactory to the Agent), the Agent shall have received an environmental assessment with respect to each tract or parcel of the Realty being encumbered by the lien of a mortgage, in form and substance satisfactory to the Agent.

        (h) Landlord Consents. To the extent not previously delivered (such deliveries to remain in form and substance satisfactory to the Agent) or waived by the Agent in connection with this Agreement, a Landlord Consent with respect to each of the Leased Properties with respect to a Facility shall have been duly authorized, executed and delivered to the Agent by the tenant and the landlord with respect thereto, shall be in full force and effect and no Default shall exist thereunder, shall be recorded, registered and filed in the appropriate real estate records in a manner acceptable to the Agent, and the Agent shall have received a fully executed copy thereof.

        (i) Certain Subordinated Debt. To the extent not previously subordinated, the obligations of the Borrower and its Subsidiaries under the 4-1/2% Subordinated Notes, the 4-1/4% Subordinated Notes and any Intercompany Management Agreements existing as of the Amendment Effective Date shall be subordinated to the Credit Obligations and the Guaranty Obligations on terms acceptable to the Lenders in their sole discretion.

        (j) Permitted Joint Ventures. The organizational documents of Palestine Limited Partnership shall be satisfactory in form and substance to the Agent.

        3.1.2 Closing Certificates; Etc.

        (a) Certificate of the Borrower. The Agent and each Lender shall have received a certificate dated as of the Amendment Effective Date from the Chief Executive Officer, Chief Financial Officer, Secretary, Vice President-Finance or Vice President-Controller of the Borrower, in form and substance satisfactory to the Lenders, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct as of the Amendment Effective Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 2000, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section and in SECTION
3.2 have been satisfied or waived as required hereunder.

        (b) Secretaries' Certificates. The Agent and each Lender shall have received a certificate dated as of the Amendment Effective Date from the Secretary or an Assistant



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Secretary of the Borrower and each Guarantor, in form and substance satisfactory to the Lenders, certifying: (i) that the articles or certificate of incorporation delivered to the Agent and each Lender in connection with the closing of the Credit Agreement, dated as of December 17, 1996, between the Borrower, certain banks and financial institutions and the Agent (the "December 1996 Credit Agreement"), the First Amended and Restated Credit Agreement, dated as of March 30, 1998, between the Borrower, certain banks and financial institutions and the Agent (the "March 1998 Credit Agreement") or the Original Credit Agreement, as the case may be, are in full force and effect on the Amendment Effective Date and have not been amended since December 17, 1996, March 30, 1998, or September 10, 1999, as the case may be, and attaching a copy of such articles of incorporation (or if such articles or certificate of incorporation have been amended thereafter, that attached thereto is a copy of such articles or certificate of incorporation and all amendments thereto, certified as of a recent date by the Secretary of State (or other equivalent officer) of the relevant state of incorporation, which documents have not been amended since such date of certification); (ii) that the bylaws delivered to the Agent and each Lender in connection with the closing of the December 1996 Credit Agreement, the March 1998 Credit Agreement or the Original Credit Agreement, as the case may be, are in full force and effect on the Amendment Effective Date and have not been amended since December 17, 1996, March 30, 1998, or September 10, 1999, as the case may be and attaching a copy of such bylaws (or if such bylaws have been amended thereafter, that attached thereto is a copy of such bylaws and all amendments thereto); (iii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors and stockholders (if necessary) of such corporation, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, as applicable; and
(iv) as to the incumbency and genuineness of the signature of each officer of such corporation executing this Agreement or any of the other Loan Documents and authorized to request any Borrowing, as applicable. The Agent and each Lender shall also have received a similar certificate dated as of the Amendment Effective Date from the general partner or managing member (or similar controlling entity) of each Subsidiary that is a limited partnership or a limited liability company, as the case may be, in form and substance satisfactory to the Agent.

        (c) Certificates of Existence or Good Standing. The Agent and each Lender shall have received (i) certificates as of a recent date of the good standing or existence of the Borrower and each Guarantor under the laws of its state of incorporation or organization and each state where the Borrower and each Guarantor is qualified to transact business, and (ii) where reasonably available on the Amendment Effective Date, certificates as of a recent date from the department of revenue or other appropriate Governmental Authority of each such state indicating that the Borrower or such Guarantor, as appropriate, has filed all required tax returns and owes no delinquent taxes; provided that to the extent such certificates are not reasonably available, the Borrower shall deliver such certificates to the Agent within 30 days following the Amendment Effective Date.

        (d) Opinion of Counsel to the Borrower and the Guarantors. The Agent and each Lender shall have received the favorable opinions of Tonkon Torp LLP, Oregon counsel to certain Guarantors, Waller Lansden, Dortch & Davis, Tennessee counsel to the Borrower and the Guarantors (covering Delaware corporate and UCC matters), Faegre & Benson LLP, Colorado counsel to the Borrower and the Guarantors, Winstead, Sechrest & Minick, Texas counsel to the Borrower and the Guarantors, Argue Pearson Harbison & Myers, LLP, California counsel to the



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

Borrower and the Guarantors, Barnes & Thornburg, Indiana counsel to the Borrower and the Guarantors, Steptoe & Johnson, Arizona counsel to the Borrower and the Guarantors and Howard Wall, in-house regulatory counsel to the Borrower, each such opinion to be addressed to the Agent, for the benefit of the Lenders, the Issuing Lender and each Lender, and in form and substance satisfactory to the Agent and each Lender.

        (e) UCC Search. The Agent and each Lender shall have received the results of a search of all filings made against the Borrower and each Guarantor under the Uniform Commercial Code (i) as currently in effect, in the state of organization of the Borrower or the Guarantor, and (ii) with respect to each Guarantor created or organized prior to July 1, 2001, as in effect prior to July 1, 2001, in any state in which any assets of any Borrower or any Guarantor are located, indicating that the Collateral is free and clear of any liens or encumbrances except for Permitted Liens or for which UCC-3 termination statements are being delivered.

        (f) Insurance. The Agent shall have received certificates, and certified copies of policies, of insurance, in form and substance satisfactory to the Agent, upon the Collateral and the business of the Borrower and each Guarantor, with the additional insured, mortgagee and loss payable clauses and endorsements required by SECTION 5.4.

        3.1.3 Consents; No Adverse Change.

        (a) Consents and Approvals. All necessary approvals, authorizations and consents, if any are required, of any Person and all Governmental Authorities having jurisdiction in connection with the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Agent, and all related filings, if any (other than the filing of Financing Statements), shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested.

        (b) No Injunction, Etc. No action, proceeding, investigation, claim, regulation or legislation shall have been instituted, threatened or proposed before any court or other Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or that is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or that, in the Required Lenders' discretion, would make inadvisable the consummation of the transactions contemplated by this Agreement.

        (c) No Material Adverse Change. Since the date of the most recent audited Financial Statements of the Borrower and each Guarantor, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

        (d) Event of Default. No Default or Event of Default shall have occurred and be continuing.

        (e) Syndication. As of the Amendment Effective Date, there shall not have occurred and be continuing a material disruption or material adverse change in, or other condition with



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respect to, the United States financial and capital markets that would reasonably be expected to have a material adverse effect on the successful completion of the syndication of the Commitments.

        3.1.4 Financial Matters.

        (a) Financial Statements. The Lenders shall have received the Financial Statements from the Borrower, in form and substance satisfactory to the Lenders.

        (b) Financial Condition Certificate. The Agent and each Lender shall have received a Financial Condition Certificate together with the attachments required thereby (including, without limitation, the Projections), all in substantially the form of EXHIBIT E.

        (c) Covenant Compliance. The Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the Chief Executive Officer or Chief Financial Officer or the Vice President-Finance of the Borrower and in form and substance satisfactory to the Agent, demonstrating the Borrower's compliance with the financial covenants set forth in SECTIONS 6.9 through 6.13, determined on a pro forma basis as of September 30, 2001 after giving effect to the making of the initial Loans hereunder and the consummation of the transactions contemplated hereby, and the amendment of the End Loaded Lease Facility on the date hereof.

        (d) Taxes. All taxes, fees and other charges then due in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents shall have been paid by the Borrower.

        (e) Fees. The Borrower shall have paid (i) to First Union Securities, the fees described in the Engagement Letter in the amount set forth therein as due and payable on the date of this Agreement and to the extent not theretofore paid to First Union Securities, (ii) to the Agent, the initial payment of the annual administrative fee described in the Engagement Letter, and (iii) all other fees and expenses of the Agent and the Lenders required hereunder or under any other Loan Document to be paid on or prior to the Amendment Effective Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

        3.1.5 End Loaded Lease Facility Documentation. All documentation under the End Loaded Lease Facility shall be satisfactory in form and substance to the Agent and the Lenders.

        3.1.6 Miscellaneous.

        (a) Disbursement Instructions; Account Designation Letter. The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of Loans to be made hereunder on the Amendment Effective Date. If any Debt is being refinanced or otherwise paid off on the Amendment Effective Date with the proceeds of the Loans, the funds required for such payoff shall be earmarked by the Agent for the benefit of the refinanced lender and shall be paid directly from the Agent to the refinanced lender pursuant to a



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

payoff letter under which the refinanced lender agrees to release any and all liens on the assets of the Borrower and its Subsidiaries upon payment in full.

        (b) Proceedings and Documents. The Agent and the Lenders shall have received copies of all other documents, certificates, opinions, instruments and other evidence as each may reasonably request, in form and substance reasonably satisfactory to the Agent and the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

        3.2 Conditions to All Loans and Advances. The obligation of the Lenders to make any Loan hereunder (including any Loans made on the Amendment Effective Date, but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans or to fund Reimbursement Obligations) and the obligation of the Issuing Lender to issue any Letters of Credit are subject to the continued validity of all Loan Documents and the satisfaction of the following conditions precedent on the relevant Borrowing Date:

        (a) Each of the representations and warranties made by the Borrower contained in ARTICLE IV shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of the Borrowing Date, except to the extent the facts upon which such representation and warranty are based may be changed as a result of transactions or occurrences permitted or contemplated hereby or such representation or warranty relates solely to a prior date;

        (b) No Default or Event of Default shall have occurred on the Borrowing Date or after giving effect to the Loans to be made or Letters of Credit to be issued on such Borrowing Date; and

        (c) Since the date of the most recent audited consolidated financial statements of the Borrower, there shall not have occurred any Material Adverse Change or a Material Adverse Effect.

        3.3 Waiver of Conditions Precedent. If any Lender makes any Loan hereunder, or if the Issuing Lender issues any Letter of Credit, prior to the fulfillment of any of the conditions precedent set forth in this ARTICLE III, the making of such Loan or the issuance of such Letter of Credit shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and unless the Required Lenders indicate otherwise in writing, the Borrower shall thereafter use its best efforts to fulfill each such condition promptly.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Agent and the Lenders as follows, such representations and warranties (i) to be made on the date hereof and deemed made on the date of each Borrowing (except to the extent any such



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representation or warranty relates solely to a prior date) and (ii) to be updated (and deemed updated) as set forth in SECTION 5.16:

        4.1 Corporate Organization and Power; Capital Structure.

        (a) The Borrower and each of its Subsidiaries (i) is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, which jurisdictions as of the Amendment Effective Date are set forth on SCHEDULE 4.1(A); (iii) except as set forth on SCHEDULE 4.2 as of the Amendment Effective Date and except for Subsidiaries acquired or created after the Amendment Effective Date in compliance with SECTIONS 5.12 and 6.7, has no Subsidiaries or Affiliates (other than its officers, directors and shareholders) and, except for investments made in compliance with SECTION 6.7 or otherwise consented to by the Required Lenders, is not a partner or joint venturer in any partnerships or joint ventures; (iv) has the corporate power to own and give a lien on and security interest in its Collateral and to engage in the transactions contemplated hereby; and (v) has the full corporate, partnership or limited liability company power, authority and legal right to execute and deliver this Agreement and the other Loan Documents to which it is a party and to perform and observe the terms and provisions thereof. As of the Amendment Effective Date, neither the Borrower nor any of its Subsidiaries has, during the preceding five (5) years, been known as or used any other corporate, fictitious or trade names in the United States other than as set forth on SCHEDULE 4.1(A).

        (b) As of the Amendment Effective Date, the authorized Capital Stock of the Borrower consists of one hundred thousand (100,000) shares of Preferred Stock, par value $0.01 per share, of which zero (0) shares are issued and outstanding and fifty million (50,000,000) shares of Common Stock, par value $0.01 per share, of which as of October 3, 2001 31,601,344 shares are issued and outstanding. All of the outstanding Capital Stock of the Borrower is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all federal and state securities laws applicable to the Borrower. None of the outstanding Capital Stock of the Borrower has been issued in violation of any preemptive or other rights of its shareholders. As of the Amendment Effective Date, the Borrower does not have outstanding any securities or other rights which are either by their terms or by contract convertible or exchangeable into Capital Stock of or other equity interest in the Borrower, as the case may be nor any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements for the purchase or issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock or securities convertible into its Capital Stock, except, as set forth on SCHEDULE 4.1(B).

        4.2 Subsidiaries. SCHEDULE 4.2 contains a complete and accurate list of the Subsidiaries of the Borrower as of the Amendment Effective Date showing, as to each Subsidiary, the number of shares and other ownership interests of Capital Stock and the owner of each class of Capital Stock authorized and outstanding. Except as set forth on SCHEDULE 4.2 as of the Amendment Effective Date, all of such issued and outstanding shares and other ownership interests of Capital Stock of all of such of Borrower's Subsidiaries that are owned by the



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Borrower or its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Borrower or its Subsidiaries, free and clear of any liens, charges, encumbrances, security interests, claims or restrictions of any nature whatsoever, except for liens in favor of the Agent, for the benefit of the Lenders, granted under the Loan Documents, and there are no other equity securities of any such Subsidiaries issued and outstanding or reserved for any purpose.

        4.3 Enforceability of Loan Documents; Compliance with Other Instruments. Except as set forth on SCHEDULE 4.3, each of the Loan Documents to which the Borrower or any Guarantor is a party, as the case may be, has been duly authorized by all necessary corporate, partnership or limited liability company action on the part of the Borrower or such Guarantor, has been validly executed and delivered by the Borrower or such Guarantor and is the legal, valid and binding obligation of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. Neither the Borrower nor any of its Subsidiaries is in default with respect to any indenture, loan agreement, mortgage, lease, deed or similar agreement to which it is a party or by which it, or any of its property, is bound which default could reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery or performance of the Loan Documents by the Borrower and the Guarantors, nor compliance by the Borrower and the Guarantors therewith: (a) violates any provision of the Borrower's or such Guarantor's articles or certificate of incorporation or bylaws, (b) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (i) any Requirement of Law or (ii) any material agreement or instrument to which the Borrower or any Guarantor is a party or by which it, or any of its property, is bound or (c) results or will result in the creation or imposition of any lien, charge or encumbrance upon the properties of the Borrower or any of its Subsidiaries pursuant to any such agreement or instrument, except for Permitted Liens. Except as set forth on SCHEDULE 4.3, no Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Stock or Interests, to repay Debt owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Loan Documents or applicable Requirements of Law.

        4.4 Governmental and Third-Party Authorization.

        (a) No authorization, consent or approval of, or declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Borrower and its Subsidiaries of the Loan Documents to which they are a party or the consummation by the Borrower and its Subsidiaries of the loan transactions contemplated hereby and thereby, including repayment of the Credit Obligations and pledging the Collateral, except for (i) filings of Financing Statements, the Mortgage and collateral assignments of registered trademarks, patents and copyrights which constitute Collateral, and other instruments and actions necessary to perfect the liens created by the Loan Documents, (ii) consents, authorizations and filings that have been (or on or prior to the Amendment Effective Date will have been) made or



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

obtained and that are (or on the Amendment Effective Date will be) in full force and effect, which consents, authorizations and filings are listed on SCHEDULE 4.4, and (iii) consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect. The Borrower and its Subsidiaries have, and are in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to continue to conduct business as heretofore conducted and to own or lease and operate its properties as now owned or leased by it where the failure to have and maintain the same could reasonably be expected to have a Material Adverse Effect.

        (b) The Borrower and each of its Subsidiaries has, to the extent applicable, (i) obtained (or been duly assigned) all required certificates of need or determinations of need, as required by the relevant state Governmental Authority, for the ownership and operation of their businesses as currently operated; and (ii) obtained and maintains in good standing all licenses required by any Requirement of Law or required based on the operation of the applicable business, where the failure to have and maintain the same could reasonably be expected to have a Material Adverse Effect.

        (c) Each professional employee, officer and director of the Borrower and its Subsidiaries providing professional services to patients of the Borrower or any such Subsidiary is duly licensed (where license is required) by each state or state agency or commission, or any other governmental agency having jurisdiction over the provisions of such services by such employee, officer or director, in which the Borrower or any of its Subsidiaries is located, required to enable such employee, officer or director to provide the professional services necessary to enable the Borrower or such Subsidiary to operate as currently operated and as presently contemplated to be operated except to the extent the failure to have such a license could not reasonably be expected to have a Material Adverse Effect. All such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited except to the extent such resolution, suspension or limitation could not reasonably be expected to have a Material Adverse Effect. Each physician retained or otherwise engaged as an independent contractor by the Borrower or any of its Subsidiaries possesses a valid narcotics number issued by the United States Drug Enforcement Administration and a valid state narcotics registration, including without limitation an United States Drug Enforcement Administration agency arrangement, if required by any Requirement of Law or by the nature of the services provided by such physician.

        4.5 Financial Statements.

        (a) The Borrower has heretofore furnished to each Lender copies of the Financial Statements. The Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles (subject, with respect to the unaudited Financial Statements, to the absence of notes required by Generally Accepted Accounting Principles and to normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby on a consolidated basis as of the dates thereof and the consolidated results of operations of the Persons covered thereby for the periods then ended. Except as fully reflected in the most recent Financial Statements and the notes thereto, as of the Amendment Effective Date, and taking into account the Loans to be made on the Amendment Effective Date and the other transactions contemplated by the Loan Documents, there will be no material



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

liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due). Since the date of the most recent Financial Statements, there has been no Material Adverse Change and, to the Borrower's knowledge, there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid, made or set apart any amounts or property for any dividend, share acquisition or other distribution, or agreed to do so, except as permitted by SECTION 6.8.

        (b) The Borrower has prepared, and has heretofore furnished in the Confidential Information Memorandum dated September 2001 to each Lender copies of, annual projected balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries for the five-year period commencing on the date set forth therein (the "Projections"). In the opinion of the Borrower's management, the assumptions used in preparation of the Projections were fair, complete and reasonable when made and are fair, complete and reasonable as of the Amendment Effective Date. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower in light of the historical financial performance and the financial and operating condition of the Borrower and its Subsidiaries prior to the Amendment Effective Date, give effect to the transactions contemplated by the Loan Documents and the End Loaded Lease Facility and, in the opinion of the Borrower's management, represent, as of the Amendment Effective Date, a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries, subject to the uncertainties and approximations inherent in any projections and without representation or warranty that such projected performance and financial condition will actually be achieved, it being acknowledged by the Lenders and the Agent that the actual results may differ from the projected results and the differences may be material.

        4.6 Solvency. (i) On the Amendment Effective Date, prior to the transactions contemplated by this Agreement, the Borrower and each of its Subsidiaries (taking into account rights of contribution) is, and the Borrower and its Subsidiaries, on a consolidated basis are, Solvent, and (ii) after giving effect to the transactions contemplated hereby and by the End Loaded Lease Facility, the Borrower and each of its Subsidiaries (taking into account rights of contribution) will be Solvent, and the Borrower and its Subsidiaries on a consolidated basis will be Solvent.

        4.7 Places of Business. SCHEDULE 4.7 lists, as of the Amendment Effective Date, (i) the jurisdiction of incorporation or organization, the chief executive office and places of business (including county or town designation), as provided in the Uniform Commercial Code, of the Borrower and each of its Subsidiaries, (ii) the locations at which the Borrower and each of its Subsidiaries maintains, or presently intends to maintain, billing and related records relating to Accounts Receivable, and (iii) all locations where personal property valued at $100,000 or more in the aggregate of the Borrower and each of its Subsidiaries is presently maintained.

        4.8 Leased Properties. SCHEDULE 4.8 lists, as of the Amendment Effective Date, (i) all material real property leased by the Borrower or any of its Subsidiaries, and (ii) all personal property leased by the Borrower or any of its Subsidiaries requiring lease payments in excess of $100,000 per year, including in each case the name of the lessors and a description of the locations of such property. The Borrower and each of its Subsidiaries enjoys peaceful and



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

undisturbed possession under all of its real property leases, and all such leases are valid and in full force and effect. The Borrower has delivered complete and accurate copies of all such real property leases to the Agent and the Lenders.

        4.9 Realty. SCHEDULE 4.9 lists all real property owned as of the Amendment Effective Date by the Borrower or any of its Subsidiaries.

        4.10 Assets for Conduct of Business. Each of the Borrower and its Subsidiaries possesses adequate assets, licenses, patents, copyrights, trademarks and trade names necessary to continue to conduct its business substantially as heretofore conducted without any material conflict with the rights of other Persons.

        4.11 Insurance. SCHEDULE 4.11 accurately summarizes all insurance policies or programs of the Borrower and its Subsidiaries in effect as of the Amendment Effective Date, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, exclusions and deductibles, and also indicates any self-insurance program that is in effect.

        4.12 Ownership of Properties. Except as set forth on SCHEDULE 4.12, (a) each of the Borrower and its Subsidiaries has good and marketable title to all real property owned by it, holds interests as lessee under valid leases in full force and effect with respect to all leased real and material personal property used in connection with its business, and has good title to all of its other properties and assets, including, without limitation, the assets reflected in the most recent Financial Statements (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all liens, claims or encumbrances other than Permitted Liens; and
(b) other than the Financing Statements in favor of the Agent and protective filings with respect to operating leases that may be filed after the Amendment Effective Date or with respect to Permitted Liens, no financing statement that names the Borrower or any of its Subsidiaries as debtor has been filed and is still in effect, and neither the Borrower nor any of its Subsidiaries has signed any other financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement.

        4.13 First Priority. The provisions of the Loan Documents (whether executed and delivered prior to or on the Amendment Effective Date or thereafter), are and will be effective to create in favor of the Agent, for the benefit of the Lenders, upon the proper filing of all Financing Statements and other recordations contemplated thereunder in the jurisdictions and locations contemplated thereby (or, in the case of the Pledge Agreement, the possession by the Agent of certificates evidencing the securities pledged thereby without notice of an adverse claim or, in the case of registered copyrights, patents and trademarks, the filing of short-form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable), a valid and enforceable first priority perfected security interest in and lien upon all right, title and interest of the Borrower and the Guarantors in the Collateral described therein, to the extent such security interest and lien can be perfected by such filings, actions and possessions, subject only to Permitted Liens. Upon (i) delivery and continued possession by the Agent, without notice of adverse claim, of certificates evidencing the securities pledged pursuant to the Pledge Agreement, and (ii) the filing of short-term collateral assignments of patents and trademarks with the U.S. Patent and Trademark Office, the Agent shall have a valid and



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

enforceable first priority security interest in and lien upon all right, title and interest of the Borrower and the Guarantors in such Collateral, subject only to Permitted Liens.

        4.14 Litigation; Government Regulation. Except as set forth in SCHEDULE 4.14, (a) there are no judgments, injunctions or similar orders or decrees and no actions, suits, investigations or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or its business that could reasonably be expected to have a Material Adverse Effect, or that question the validity of this Agreement or any of the Loan Documents, at law or in equity before any applicable court, arbitrator or Governmental Authority with appropriate jurisdiction, and (b) neither the Borrower nor any of its Subsidiaries is in violation of or in default under any Requirement of Law where such violation could reasonably be expected to have a Material Adverse Effect.

        4.15 Taxes. Except as set forth in SCHEDULE 4.15, neither the Borrower nor any of its Subsidiaries is delinquent in the payment of any taxes that have been levied or assessed by any Governmental Authority against it or its assets where such delinquency could reasonably be expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 4.15, as of the Amendment Effective Date, each of the Borrower and its Subsidiaries (a) has timely filed all tax returns that are required by law to be filed prior to the date hereof, and has paid all taxes shown on said returns and all other assessments or fees levied upon it or upon its properties to the extent that such taxes, assessments or fees have become due, and if not due, such taxes have been adequately provided for and sufficient reserves therefor established on its books of account, in each case where the failure to do so could reasonably be expected to have a Material Adverse Effect, and (b) is current with respect to payment of all federal and state withholding taxes, social security taxes and other payroll taxes, in each case where the failure to do so could reasonably be expected to have a Material Adverse Effect.

        4.16 ERISA; Employee Benefits.

        (a) SCHEDULE 4.16 lists, as of the Amendment Effective Date, all Employee Plans and Pension Plans ("Plans") maintained or sponsored by the Borrower and its Subsidiaries or to which the Borrower or any of its Subsidiaries is obligated to contribute and separately identifies all Qualified Plans (as defined below) and all Multiemployer Plans. The Borrower has delivered true and correct copies of all such Plans to the Agent.

        (b) Each such Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, including all requirements under the Internal Revenue Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), the noncompliance with which could reasonably be expected to have a Material Adverse Effect, and benefits have been paid in accordance with the provisions of each such Plan.

        (c) The form of each Plan intended to be qualified under Section 401 of the Internal Revenue Code ("Qualified Plan") to the knowledge of the Borrower qualifies under Section 401 of the Internal Revenue Code, and the trusts created thereunder are, to the knowledge of the Borrower, exempt from tax under the provisions of Section 501 of the Internal Revenue Code,


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

and to the knowledge of the Borrower nothing has occurred that would cause the loss of such qualification or tax-exempt status.

        (d) There is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Borrower and its Subsidiaries (as to which the Borrower or any of its Subsidiaries is or may be liable), nor with respect to any Plan to which any of the Borrower or its Subsidiaries (wherein the Borrower or any of its Subsidiaries is or may be liable) contributes or is obligated to contribute that could reasonably be expected to have a Material Adverse Effect.

        (e) None of the Qualified Plans subject to Title IV of ERISA has any unfunded benefit liability as defined in Section 4001(a)(18) of ERISA (as to which the Borrower or any of its Subsidiaries is or may be liable) that could reasonably be expected to have a Material Adverse Effect.

        (f) No Plan maintained or sponsored by the Borrower or any of its Subsidiaries provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Borrower or such Subsidiary, except to the extent required by Section 4980B of the Internal Revenue Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Internal Revenue Code. The Borrower and its Subsidiaries have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Internal Revenue Code.

        (g) No ERISA Event which could reasonably be expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is obligated to contribute.

        (h) As of the Amendment Effective Date, there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower and its Subsidiaries or their assets, or (ii) any fiduciary with respect to any Plan for which the Borrower or any of its Subsidiaries may be directly or indirectly liable, through indemnification obligations or otherwise.

        (i) Neither the Borrower nor any of its Subsidiaries has incurred or, to the knowledge of the Borrower, reasonably expects to incur (i) any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

        (j) Neither the Borrower nor any of its Subsidiaries has engaged, directly or indirectly, in a nonexempt prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan that could reasonably be expected to have a Material Adverse Effect.



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

         4.17 Compliance with Laws. The Borrower and each of its Subsidiaries has duly complied with, and the Collateral and their business operations and leaseholds are in compliance with, all Requirements of Law, including, without limitation, all federal and state securities laws, OSHA, and Titles XVIII and XIX of the Social Security Act (42 U.S.C. ss.ss. 1395 et seq. and ss.ss. 1396 et seq., respectively, as amended from time to time), the Bloodborne Pathogens Standard, the Medicare Regulations, the Medicaid Regulations and the MediCal Regulations, except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect; provided, that with respect to compliance with Environmental Laws, this representation shall be made to the best of Borrower's knowledge to the extent and solely to the extent that representations made pursuant to SECTION 4.18 regarding compliance with Environmental Laws are so qualified.

         4.18 Environmental Matters. Except as could not reasonably be expected to result in a Material Adverse Effect:

         (a) Except as reflected in SCHEDULE 4.18 and except as used in amounts consistent with the routine operation of the Borrower or its Subsidiaries and in compliance with Environmental Laws, (i) no Hazardous Material is or has been generated, used, released, treated, disposed of or stored, or otherwise located, in, on or under the Realty (or any portion thereof), and no part of the Realty or other property owned, leased or operated by the Borrower or its Subsidiaries (now or in the past), including without limitation the soil and groundwater located thereon and thereunder, has been contaminated by any Hazardous Material; (ii) no improvements on the Realty contain any asbestos or substances containing asbestos; (iii) none of the Realty has been the subject of a remedial action; and (iv) to the best of the Borrower's knowledge, without inquiry, the foregoing statements are true and correct with respect to all of the real property adjoining any of the Realty.

         (b) To the best of the Borrower's knowledge, no portion of the Realty has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or a petroleum products storage facility, and none of the Realty or other property owned, leased or operated by the Borrower or its Subsidiaries (now or in the past) has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems.

         (c) Except as set forth in SCHEDULE 4.18, there are no underground storage tanks situated on the Realty and, to the best of the knowledge of the Borrower, no underground storage tanks have ever been situated on the Realty.

         (d) Except as set forth in SCHEDULE 4.18, all activities and operations of the Borrower and its Subsidiaries meet the requirements of all applicable Environmental Laws, Borrower and its Subsidiaries have not violated any Environmental Law in the past, and the Realty has never been the site of a violation of any Environmental Law.

         (e) Except as set forth on SCHEDULE 4.18, to the knowledge of the Borrower, neither the Borrower nor its Subsidiary has sent a Hazardous Material to a site which, pursuant to any Environmental Law, (1) has been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, or


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

(2) is subject to or the source of a claim, an administrative order or other request to take "response," "removal," "corrective" or "remedial" action, as defined in any Environmental Law, or to pay for or contribute to the costs of cleaning up the site.

         (f) Except as set forth on SCHEDULE 4.18 OR SCHEDULE 4.12, neither the Borrower nor any of its Subsidiaries is involved in any suit or proceeding or has received any written notice from any Governmental Authority or other third party, with respect to a release or threat of release of any Hazardous Material, or violation or alleged violation of any Environmental Law, and neither the Borrower nor any of its Subsidiaries has received notice of any claim from any person or entity relating to property damage or to personal injuries from exposure to any Hazardous Material.

         (g) The Borrower and its Subsidiaries have timely filed all reports required to be filed, have acquired all necessary certificates, approvals and permits, and have generated and maintained in all material respects all required data, documentation and records required under all Environmental Laws.

         4.19     Margin Securities.

         (a) Neither the Borrower nor any of its Subsidiaries owns any "margin stock" within the meaning of Regulation U. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock, maintaining, reducing or retiring any Debt that was originally incurred to purchase or carry margin stock or for any other purpose that would violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, or for any purpose that would violate the Exchange Act.

         (b) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds of the Loans) will violate or result in a violation of Section 7 of the Exchange Act. Neither the Borrower nor any of its Subsidiaries owns or intends to carry or purchase directly or indirectly any "margin security" within the meaning of the Exchange Act.

         4.20 Full Disclosure. None of the Loan Documents or any other written statements furnished to the Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

         4.21 Contracts; Labor Disputes. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, injunction, decree, rule, regulation or order of any court or other Governmental Authority, that has or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to, and there is not pending or, to the Borrower's knowledge, threatened, any labor dispute, strikes, lock-out, grievance, work stoppage or walkouts relating to any labor contract to which the Borrower or any of its Subsidiaries is a party that has or could reasonably be expected to have a Material Adverse Effect.


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

         4.22 Reimbursement from Third Party Payors. The accounts receivable of the Borrower and its Subsidiaries have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, MediCal, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors, including, without limitation, adjustments under any capitation arrangement, fee schedule, discount formula or cost-based reimbursement.

         4.23 Fraud and Abuse. Neither the Borrower nor any Subsidiary, nor any of its partners, members, stockholders (other than the stockholders of the Borrower), officers or directors (excluding limited partners or minority members in Permitted Joint Ventures, acting without the knowledge of the Borrower or any Subsidiary, whose actions could not reasonably be expected to have a Material Adverse Effect), acting on behalf of the Borrower or any Subsidiary, have engaged on behalf of Borrower or any Subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under Medicare, Medicaid or MediCal programs; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under Medicare, Medicaid or MediCal programs; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under Medicare, Medicaid or MediCal programs on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully making or causing to be made a payment, directly or indirectly, to a physician as an inducement to reduce or limit services provided with respect to individuals who are entitled to any benefit or payment under Medicare, Medicaid or MediCal programs and are under the direct care of the physician; (v) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering or paying such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or MediCal, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or MediCal;
(vi) knowingly and willfully offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind to any person to induce such person (x) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or MediCal, or (y) to purchase, lease, order, or arrange for or recommend purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or MediCal. With respect to this Section, knowledge by any employees, representatives and agents of the Borrower or a Subsidiary of any of the events described in this Section shall not be imputed to the Borrower or such Subsidiary unless such knowledge was obtained or learned by a Senior Officer in his or her official capacity as a Senior Officer of the Borrower or such Subsidiary. No activity of the Borrower or any Subsidiary shall be considered to be a breach of this Section, except in the case of an intentional violation thereof, until the Borrower or such Subsidiary has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation. In addition, neither the Borrower nor any Subsidiary shall be considered to have


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

breached this section so long as (a) they shall have taken such actions (including implementation of appropriate internal controls) as may be reasonably necessary to avoid such breaches and (b) such breaches, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.24 Event of Default. No Default or Event of Default has occurred and is continuing.

         4.25 Single Business Enterprise. The Borrower and the Guarantors operate, and intend to operate, as a single business enterprise. Although separate entities, the Borrower and the Guarantors operate under a common business plan. Each of the Borrower and the Guarantors will accordingly benefit from the financing arrangement established by this Agreement. The Borrower acknowledges that the Agent and the Lenders are relying on the agreement by each Guarantor to execute and deliver the Guaranty Documents in committing to the Facilities.

         4.26 Subordinated Notes. The Borrower has heretofore furnished to the Agent a true and complete copy of each of the 2000 Subordinated Note Indenture and the 2001 Subordinated Note Indenture, together with all schedules and exhibits referred to therein and all amendments and supplements thereto. The subordination provisions contained in each of the 2000 Subordinated Note Indenture and the 2001 Subordinated Note Indenture and in each of the 4-1/2% Subordinated Notes and the 4-1/4% Subordinated Notes are enforceable against the Borrower and the holders of such Subordinated Debt, and all of the Credit Obligations constitute "Senior Indebtedness" within the meaning of such term under each of the 2000 Subordinated Note Indenture, the 2001 Subordinated Note Indenture, the 4-1/2% Subordinated Notes and the 4-1/4% Subordinated Notes.

         4.27 Regulated Industries. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         Until payment in full of all Credit Obligations and the termination of the Lenders' obligation to make Loans and the Issuing Lender's obligation, on behalf of the Lenders, to issue Letters of Credit, the Borrower covenants and agrees that:

         5.1 Financial and Business Information about the Borrower. The Borrower shall deliver to the Agent and the Lenders:

         (a) As soon as available and in any event within forty-five (45) days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, beginning with the current fiscal quarter, an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter, and unaudited consolidated and


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

consolidating statements of income, and consolidated retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, setting forth comparative figures for the corresponding fiscal quarter in the preceding fiscal year, and in each case setting forth comparable budgeted figures for the fiscal quarter then ended, together with a breakdown of such income statements per hospital, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal and reasonable year-end audit adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the quarter, and certified by the Chief Executive Officer, Chief Financial Officer, Vice President-Finance or Vice President-Controller of the Borrower to be true and accurate in all material respects (subject to normal and reasonable year-end audit adjustments);

         (b) As soon as available and in any event within one hundred (100) days after the close of any fiscal year of the Borrower, beginning with the close of the current fiscal year, an audited consolidated balance sheet and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year, audited consolidated and unaudited consolidating statements of income and audited consolidated retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, setting forth comparative figures for the preceding fiscal year and in each case, setting forth comparable budgeted figures for the fiscal year then ended, including the notes to each, audited (except as previously noted) by a nationally recognized, "Big Five" independent certified public accountant or other independent certified public accountant reasonably acceptable to the Required Lenders, and together with a breakdown of such income statements per hospital, all such audited statements prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with those of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, certified by the Chief Executive Officer, Chief Financial Officer, Vice President-Finance or Vice President-Controller of the Borrower to be true and accurate in all material respects, and, with respect to audited statements, accompanied by a report thereon by such certified public accountants, containing an opinion that is not qualified in any materially negative respect, including as to going concern or scope of audit;

         (c) Concurrently with the delivery of the financial statements described in SUBSECTION (B) above, a letter from the independent certified public accountants that, based on the independent certified public accountant's examination of the financial statements of the Borrower and its Subsidiaries, the accountants did not obtain knowledge of the occurrence or existence of any Default or Event of Default, or a statement specifying the nature and period of existence of any such condition or event disclosed by their examination; provided, however, that such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

         (d) Concurrently with the delivery of the financial statements described in SUBSECTIONS (A) and (B) above, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, together with an Interest Rate Calculation


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

Worksheet and a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in ARTICLE VI as of the last day of the period covered by such financial statements;

         (e) As soon as practicable and in any event within thirty (30) calendar days after the close of each fiscal year of the Borrower, beginning with the current fiscal year, an annual operating budget prepared on a quarterly basis for the Borrower and its Subsidiaries on a consolidated basis, in form and detail reasonably acceptable to the Agent, including, without limitation, a breakdown per hospital;

         (f) As soon as practicable and in any event within thirty (30) calendar days after the close of each fiscal year of the Borrower, beginning with the current fiscal year, an annual capital budget prepared on an annual basis for the Borrower and its Subsidiaries on a consolidated basis, in form and detail reasonably acceptable to the Agent, including, without limitation, an identification of any special project capital expenditures, by project, proposed to be excluded from the definition of Capital Expenditures under this Agreement ("Excluded Capital Expenditures") upon approval by the Required Lenders of such Excluded Capital Expenditures (such approval not to be unreasonably withheld), with notice of such approval or disapproval to be given by the Required Lenders to the Borrower within 30 calendar days after receipt of such annual capital budget;

         (g) Promptly upon their becoming available, copies of (i) all financial statements, material reports and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its stockholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than those on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers or any national securities exchange, (iii) all material reports and other statements (other than routine reports prepared in the ordinary course of business that would not result in any adverse action) that the Borrower or any of its Subsidiaries may render to or file with any other Governmental Authority, including, without limitation, the Environmental Protection Agency, OSHA and state environmental and health authorities and agencies, and (iv) all press releases and other statements that the Borrower or any of its Subsidiaries shall make available generally to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

         (h) Promptly after review by the Borrower's Board of Directors, but in any event within thirty (30) calendar days after the Borrower's receipt thereof, copies of any management letters from certified public accountants;

         (i) Upon request by the Agent, but no more frequently than quarterly (except during the continuance of an Event of Default), concurrently with each delivery of the financial statements described in SUBSECTIONS (A) and
(B), an aging of the Accounts of the Borrower on a consolidated basis as of the end of such fiscal quarter;

         (j) Concurrently with each delivery of the financial statements described in SUBSECTION (A) and (B), a statistical summary of management contracts between the Borrower or any of its Subsidiaries and hospitals and other healthcare facilities;


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

         (k) Promptly upon the reasonable request therefor, copies of any annual report required to be filed under ERISA in connection with any Employee Plan and such other additional information about any Employee Plan as may be reasonably requested;

         (l) Promptly after receipt, copies of any environmental assessments or audits on properties owned, operated or leased by the Borrower or its Subsidiaries; and

         (m) Upon the Agent's or any Lender's request, such other information about the Collateral or the financial condition and operations of the Borrower and its Subsidiaries as the Agent or any Lender may from time to time reasonably request.

         5.2 Notice of Certain Events. The Borrower shall promptly, but in no event later than five (5) Business Days after a Senior Officer of the Borrower obtains knowledge thereof, give written notice to the Agent and the Lenders of:

         (a) Any litigation or proceeding brought against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

         (b) Any written notice of a violation of a Requirement of Law received by the Borrower or any of its Subsidiaries from any Governmental Authority that, if such violation were established and not promptly corrected, could reasonably be expected to have a Material Adverse Effect;

         (c) Any attachment, judgment, lien, levy or order in excess of $500,000 that may be placed on or assessed against the Borrower or any of its Subsidiaries or any of the Collateral, except for Permitted Liens;

         (d) Any Default or Event of Default; provided that the notice period provided above shall not be deemed to be a cure period or extension for any Default or Event of Default;

         (e) Receipt by any Borrower or any of it Subsidiaries of (i) any notice of loss of Joint Commission on Accreditation of Healthcare Organizations accreditation, loss of participation under any material reimbursement program or loss of applicable health care licenses at any facility owned or lease or managed by the Borrower or any of its Subsidiaries; and (ii) any other material deficiency notice, compliance order or adverse report issued by any Governmental Authority or accreditation commission having jurisdiction over licensing, accreditation or operation of any such facility or by any Governmental Authority or private insurance company pursuant to a provider agreement, which, if not promptly complied with or cured, could result in the suspension or forfeiture of any license, certification, or accreditation necessary for any such facility to carry on its business as then conducted or the suspension or termination of any insurance or reimbursement program available to the facility;

         (f) Receipt or delivery by the Borrower or any of its Subsidiaries of any material notice (including without limitation any first refusal, put or call notice) pursuant to the Palestine Limited Partnership Agreement or any other material shareholder, partnership, operating or similar agreement;


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         (g)      Any default or event of default under any lease relating to the Leased Properties under which the Borrower or any Subsidiary is lessee which could reasonably be expected to have a Material Adverse Effect;

         (h) Any default or event of default under any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries, or any of their property, is bound, the termination of which could reasonably be expected to have a Material Adverse Effect;

         (i) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the Pension Benefit Guaranty Corporation and (z) a copy of any notice delivered by the Pension Benefit Guaranty Corporation to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

         (j) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Materials on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same could reasonably be expected to have a Material Adverse Effect; and

         (k) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Senior Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto.

         5.3 Corporate Existence and Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to:

         (a) Maintain and preserve in full force and effect its corporate, limited partnership or limited liability company existence, except as otherwise permitted by SECTION 6.1, and all material rights, privileges and franchises; provided, however, that the Borrower may permit the liquidation or dissolution of any of its Subsidiaries (and any such Subsidiary may suffer such liquidation or dissolution) without consent of the Agent or the Required Lenders if, at the time of such liquidation or dissolution, such Subsidiary has assets with a gross value in the aggregate of less than $100,000, engages in no business and otherwise has no activities other than activities related to the maintenance of its corporate existence and good standing;

         (b) Conduct its business in an orderly and efficient manner, keep its properties in good working order and condition (normal wear and tear excepted) and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any


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

of such properties are obsolete or are being replaced) so that the efficiency of its business operations shall be maintained and preserved; and

         (c) File or cause to be filed in a timely manner all reports, applications, estimates and licenses required by any Governmental Authority that, if not timely filed, could reasonably be expected to have a Material Adverse Effect.

         5.4      Maintenance of Insurance.

         (a) The Borrower will, and will cause each of its Subsidiaries to, maintain and pay for insurance upon all of its assets and properties, including the Collateral, wherever located, and all real property owned or leased by it, in such amounts and against such risks as is customarily maintained by similar businesses in similar locations, and will (if not previously delivered), at the Amendment Effective Date, deliver certificates of such insurance to the Agent with satisfactory loss payable endorsements naming the Agent as an additional loss payee, additional insured and/or mortgagee thereunder, as its interests may appear, as appropriate (except that the Agent shall not be required to be named as an additional loss payee on professional liability policies); provided, however, that no Permitted Joint Venture that is a Non-Wholly Owned Subsidiary (other than the Palestine Limited Partnership) shall be required to name the Agent as an additional loss payee. Within thirty (30) days after the Amendment Effective Date, the Borrower shall deliver (if not previously delivered) to the Agent certificates of insurance evidencing all insurance on the Collateral.

         (b) Each such policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days (or ten (10) days for nonpayment) prior written notice to the Agent before any cancellation of the policies for any reason whatsoever. The Borrower hereby directs, and will cause each of its Subsidiaries to direct, all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder directly to the Agent when such proceeds, on an aggregate basis for any claim or series of related claims, exceed $1,000,000. The Agent, on behalf of the Lenders, shall hold all such proceeds for the account of the Borrower and its Subsidiaries. So long as no Default or Event of Default has occurred and is continuing, the Agent shall immediately deliver to the Borrower any insurance proceeds received by the Agent in the amount of $1,000,000 or less, in the aggregate, for any claim or series of related claims. So long as no Default or Event of Default has occurred and is continuing, the Agent shall, at the Borrower's request, disburse proceeds in excess of $1,000,000 for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Agent of such repair estimates and other documents as the Agent may reasonably request, or, if the Borrower has not requested any such disbursement for one hundred twenty (120) consecutive days, shall apply such proceeds in whole or in part as a prepayment of the Loans in accordance with SECTION 2.5(A). If an Event of Default has occurred and is continuing, the Borrower hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as its true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name or the name of any Subsidiary on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Notwithstanding the foregoing, this Section 5.4(b) shall not apply to Permitted Joint Ventures constituting Non-Wholly Owned Subsidiaries (other than Palestine Limited Partnership) or their insurers.


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

         (c) If the Borrower or any of its Subsidiaries fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, then the Agent may, at the Borrower's expense, without waiving or releasing any obligation or Default by the Borrower hereunder, procure the same, but shall not be required to do so. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Borrower to the Lenders and shall be additional Credit Obligations hereunder, secured by the Collateral.

         (d) Upon the reasonable request of the Agent from time to time, the Borrower shall deliver to the Agent evidence that the insurance required to be maintained pursuant to this Agreement is in effect.

         5.5      Maintenance of Books and Records; Inspection.

         (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain adequate books, accounts and records, and prepare all financial statements required under this Agreement in accordance with Generally Accepted Accounting Principles and in material compliance with all Requirements of Law.

         (b) The Borrower shall, and shall cause each of its Subsidiaries to, permit employees or agents of the Agent (or any Lender, at the Lenders' expense), during normal business hours upon reasonable notice to inspect its properties and to examine or audit its books, records, reports, accounts and other papers and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, with advance written approval of the Chief Executive Officer, Chief Financial Officer, Vice President-Finance or Vice President-Controller of the Borrower (which approval shall not be unreasonably withheld), the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower and each of its Subsidiaries authorizes said accountants to discuss the finances and affairs of the Borrower or such Subsidiary), all at such reasonable times and as often as may be reasonably requested without undue interference in the business and operations of the Borrower and its Subsidiaries.

         5.6 Compliance with ERISA. The Borrower shall, and shall cause each of its Subsidiaries to make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Employee Plan. The Employee Plans of the Borrower and each of its Subsidiaries shall be operated in such a manner that neither the Borrower nor any Subsidiary will incur any tax liability under Section 4980B of the Internal Revenue Code or any liability to any qualified beneficiary as defined in Section 4980B that could reasonably be expected to have a Material Adverse Effect.

         5.7 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and


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

governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a material lien or charge upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles.

         5.8 Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, (i) have all licenses, permits, certifications approvals and authorizations required by Governmental Authorities necessary to the ownership, occupation or use of its properties or the conduct of its business, and maintain the same at all times in full force and effect, except to the extent that a failure to have or maintain the same could not reasonably be expected to have a Material Adverse Effect, and (ii) comply with all Requirements of Law in respect of the conduct of its business, the ownership of its property and the Collateral, including, without limitation, Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, MediCal Regulations, ERISA, OSHA and the Bloodborne Pathogens Standard, other than those the failure to comply with which could not reasonably be expected to have a Material Adverse Effect.

         5.9 Name Change. The Borrower shall notify the Agent and the Lenders at least fifteen (15) days prior to the effective date of any change of the name or jurisdiction of incorporation or organization of the Borrower or any Guarantor, and prior to such effective date the Borrower or such Guarantor shall execute or authorize the filing of any amended or new Financing Statements and other Loan Documents necessary to maintain and continue the perfected security interest of the Agent in all of the Collateral and shall take such other actions and execute such documents as the Agent shall reasonably request.

         5.10     Disbursement of Proceeds by the Borrower.

         (a) At the request of the Agent, the Borrower shall obtain an intercompany promissory note with respect to advances of any portion of the Loans to any Subsidiary of the Borrower and any other amounts owing from any Subsidiary of the Borrower to the Borrower from time to time, and shall promptly thereafter grant to the Agent a first priority perfected security interest in such promissory note as security for the Credit Obligations. Notwithstanding the foregoing, the Borrower shall obtain, at or prior to the advance of any portion of the Loans to any Non-Wholly Owned Subsidiary, an intercompany promissory note with respect to advances of any portion of the Loans to any Non-Wholly Owned Subsidiary and any other amounts owing from any Non-Wholly Owned Subsidiary of the Borrower to the Borrower from time to time and shall promptly thereafter grant to the Agent a first priority security interest in such promissory note as security for the Credit Obligations.

         (b) If any Subsidiary becomes a debtor under the Bankruptcy Code, the Agent, on behalf of the Lenders, is authorized, but not required, to file proofs of claim with respect to such intercompany Debt on behalf of the Borrower and vote the rights of the Borrower in any plan of reorganization with regard to any Debt owed by such Subsidiary to the Borrower. The Agent, on


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behalf of the Lenders, is further empowered to demand, sue for, collect and receive every payment and distribution on such Debt owing to the Borrower in such Subsidiary's bankruptcy proceeding.

         5.11 Creation or Acquisition of New Subsidiaries. The Borrower and its Subsidiaries may from time to time create or acquire new Subsidiaries subject to the terms of this Agreement, provided that (i) each new Subsidiary (which shall exclude Permitted Joint Ventures constituting Non-Wholly Owned Subsidiaries (other than the Palestine Limited Partnership) for purposes of this
SECTION 5.11) having assets with a gross value (determined in accordance with Generally Accepted Accounting Principles) in excess of $100,000 (or upon obtaining assets, including but not limited to the proceeds of Investments, loans, or other distributions from the Borrower or another Subsidiary, in excess of $100,000 in the case of an existing Subsidiary which previously had assets with a gross value less than $100,000) will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or accession to the Guaranty Agreement (pursuant to which such new Subsidiary shall become a party thereto), an amendment or accession to the Pledge Agreement, Financing Statements, certificates of title, stock certificates and other documents reasonably required by the Agent, all in form and substance satisfactory to the Agent, pursuant to which such new Subsidiary shall secure its obligations under the Guaranty Agreement by first priority, perfected security interests in all Capital Stock and Pledged Debt owned by such Subsidiary, subject only to Permitted Liens, (ii) the Borrower and/or the other Guarantors will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or supplement to the Pledge Agreement, in form and substance satisfactory to the Agent, pursuant to which all of the Capital Stock of such new Subsidiary (including Permitted Joint Ventures) that is directly or indirectly owned by the Borrower shall be pledged to the Agent under the Pledge Agreement, together with the certificates representing such Capital Stock and stock powers duly executed in blank, and (iii) the Borrower will cause each such new Subsidiary to execute and deliver, and will cause to be delivered, all documentation of the type described in SECTIONS 3.1.2(B), 3.1.2(C), 3.1.2(D) and 3.1.2(E) as such new Subsidiary would have had to deliver were it a Subsidiary on the Amendment Effective Date; provided, that Permitted Joint Ventures constituting Non-Wholly Owned Subsidiaries shall be identified by the Borrower to the Agent as a Permitted Joint Venture and shall only be required to provide documentation of the type described in SECTIONS 3.1.2(B), 3.1.2(C) and 3.1.2(E).

         5.12     Certain Permitted Acquisitions; Asset Purchases.

         (a) Subject to the remaining provisions of this SECTION 5.12 applicable thereto and subject to the definition of "Permitted Acquisitions" herein, the Borrower and its Subsidiaries may from time to time after the Amendment Effective Date effect Permitted Acquisitions, so long as with respect to each Permitted Acquisition, no Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would exist after giving effect thereto.

         (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary or the acquisition of Capital Stock of any Person, the Borrower and the Guarantors shall have complied with SECTION 5.11.


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

         (c) Not less than ten (10) Business Days prior to the consummation of any Permitted Acquisition of $20,000,000 or greater or requiring approval of the Required Lenders, the Borrower shall deliver to the Agent and each Lender the following items, each in form and substance reasonably satisfactory to the
Agent:

                  (i) a description of the material terms of such Permitted Acquisition (including, without limitation a description of the acquisition, a description of the acquiror, the Acquisition Amount and method and structure of payment), of each hospital facility, Person, business, lease or asset that is the primary subject of such Acquisition, (each, a "Target"), together with the most current draft of the acquisition or other purchase or lease agreement;

                  (ii) historical financial statements of each Target (if applicable) for the two (2) most recent fiscal years available and for any interim periods since the most recent fiscal year-end for which such interim statements are available;

                  (iii) projected revenue and EBITDA contribution levels for the Target for a three-year period following the consummation of such Permitted Acquisition or such asset purchase or lease, together with any appropriate statement of assumptions and pro forma adjustments and including a detailed report of expense adjustments requested by the Borrower; and

                  (iv) a description of all Debt and liens being assumed in connection with such Permitted Acquisition.

         (d) The Borrower will deliver to the Agent and each Lender (i) copies of any material modifications or supplements to the draft agreements submitted pursuant to CLAUSE (C)(I) above prior to the closing of the Acquisition and (ii) a copy of the fully executed acquisition or other purchase or lease agreement (including schedules and exhibits thereto) within sixty (60) days after the closing thereof, except as set forth in SUBSECTION (E) below.

         (e) Within thirty (30) days after the end of each fiscal quarter, the Borrower will deliver to the Agent and each Lender the documents required by SUBSECTIONS (C)(I), (C)(II), (C)(III) and (D) above for each Permitted Acquisition of less than $20,000,000 that does not require the consent of the Required Lenders.

         (f)      No Acquisition may be effected unless:

                  (i) calculations are made by the Borrower of compliance with the covenants contained in SECTIONS 6.9 through 6.14, inclusive, for the most recent calculation period ended immediately prior to the date of such Acquisition, on a pro forma basis as if the Acquisition had occurred on the first day of such period, and shall show that all such covenants will be complied with, giving effect to the pro forma consolidation of the business acquired, and if such Acquisition is $20,000,000 or greater or requires approval of the Required Lenders, such calculations shall be reasonably satisfactory to the Agent;

                  (ii) the Borrower in good faith on the date of such Acquisition believes that the financial covenants contained in such SECTIONS 6.9 through 6.14, inclusive, will


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

         continue to be met on a quarterly basis for the one year period following the date of the consummation of the Acquisition on a quarterly basis;

                  (iii) prior to the consummation of the Acquisition of $20,000,000 or greater or that requires consent of the Required Lenders, the Borrower shall furnish the Agent and the Lenders with an officer's certificate executed by the Chief Executive Officer, Chief Financial Officer, Vice President-Finance or Vice President-Controller of the Borrower, certifying to the best of his knowledge as to compliance with the requirements of preceding clauses (I) and (II) and
         SECTION 5.12(C), and containing the pro forma calculations required by the preceding clause (I); and

                  (iv) except for Acquisitions for which the Acquisition Amounts are within the Dollar limits set forth in the definition of "Permitted Acquisitions" herein, the Required Lenders shall have consented thereto in writing.

         (g) The consummation of each Permitted Acquisition, shall be deemed to be a representation and warranty by the Borrower that all conditions to be satisfied by the Borrower hereon have been satisfied, that the same is permitted in accordance with the terms of this Agreement and that the information submitted by the Borrower pursuant to SUBSECTIONS (C) through (f) above, as appropriate, is true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, for purposes of SECTIONS 3.2 and 7.1.

         5.13 Lease of Realty. Promptly, and in any event within ten (10) days after any lease of any Realty by the Borrower or any Subsidiary, the Borrower will deliver a Landlord Consent with respect to each Facility Leased Property if requested in writing by the Agent.

         5.14 Further Assurances. The Borrower shall, and shall cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver to the Agent and the Lenders any amendments, restatements, modifications or supplements hereto and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Lenders and the Agent under this Agreement and the other Loan Documents.

         5.15 Cash Deposits. Commencing ninety (90) days after the Amendment Effective Date, all cash in excess of ten percent (10%) of the aggregate amount of all cash of the Borrower and its Subsidiaries (excluding deposits in transit) shall be consolidated no less frequently than once a week in an account or accounts maintained with one or more Lenders.

         5.16 Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto (other than Schedules relating solely to representations and warranties made as of the Amendment Effective Date or any other specific date) become outdated or incorrect in any material respect, the Borrower shall promptly provide the Agent in writing such revisions or updates to such Schedules as may be necessary or appropriate to update or correct the same; provided, however, that the Schedules will be deemed automatically updated


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

without any further action on the part of the Borrower, the Agent, or the Required Lenders with respect to information provided by the Borrower in writing to the Agent in connection with a Permitted Acquisition, so long as the Borrower indicates to the Agent that such information is intended to update the Schedules; and provided, further, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update that would disclose the occurrence of an event or condition which constitutes a Default or Event of Default, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless such inaccuracy or incompleteness is the result of transactions or events expressly permitted hereunder (including Permitted Acquisitions) or unless the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

         5.17 Use of Proceeds. The Borrower shall use the proceeds of any Loans made by the Lenders to the Borrower pursuant to this Agreement for legal and proper corporate uses, duly authorized by the Board of Directors of the Borrower, consistent with all applicable laws and statutes, as in effect from time to time.

         5.18 Post-Closing Deliveries. On or before January 9, 2002, the Borrower agrees to provide the Agent with evidence of the termination of each of the judgment and tax liens set forth on SCHEDULE 1.1(A) hereto.

                                   ARTICLE VI


                               NEGATIVE COVENANTS

         Until payment in full of the Credit Obligations and termination of the Lenders' obligation to make Loans and the Issuing Lender's obligation, on behalf of the Lenders, to issue Letters of Credit, the Borrower covenants and agrees that it will not, and will not permit any of its Subsidiaries to, individually or in the aggregate:

         6.1      Merger, Consolidation. Except as permitted by the proviso to
SECTION 5.3(A), liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

                  (i) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving corporation, (y) unless such other Person is a wholly owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions of SECTIONS 5.11 and 5.12 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

                  (ii) any Subsidiary may merge or consolidate with another Person so long as (x) the Person surviving such merger or consolidation is the Borrower or a Guarantor (other than a Permitted Joint Venture),
         (y) unless such other Person is a wholly owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions of SECTIONS 5.11 and 5.12 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.


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

         6.2 Debt. Create, incur, assume or suffer to exist any Debt other than:

                  (i) Debt incurred pursuant to this Agreement and the other Loan Documents;

                  (ii) Debt in an aggregate principal amount not in excess of $47,000,000 incurred pursuant to the End Loaded Lease Facility;

                  (iii)    Debt existing on the date hereof as set forth in
         SCHEDULE 6.2 attached hereto; provided that the Debt is not increased above the amount then outstanding;

                  (iv) accrued expenses, current trade payables and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money; provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

                  (v) unsecured intercompany Debt (x) of any Subsidiary to the Borrower (provided, that unsecured intercompany Debt of Permitted Joint Ventures, when aggregated with dispositions of assets to Permitted Joint Ventures permitted under SECTION 6.5(III) and restricted investments permitted under SECTION 6.7(M), shall not exceed $10,000,000 in the aggregate (excluding for purposes of calculating such $10,000,000 basket, Acquisition Amounts incurred in connection with Permitted Acquisitions and other amounts consented to by the Required Lenders in writing)), (y) of any Subsidiary to a Guarantor (other than a Permitted Joint Venture), and (z) of the Borrower to any Guarantor (other than a Permitted Joint Venture), provided that any such Debt under this clause (V) is incurred in the ordinary course of business and, if requested by the Agent or required pursuant to SECTION 5.10(A), is evidenced by one or more promissory notes pledged to the Agent pursuant to the Pledge Agreement, is payable on demand and, is fully subordinated in right of payment to the Credit Obligations and the Guaranty Obligations, as applicable; and provided further, that intercompany Debt for money borrowed by Palestine Limited Partnership shall not exceed those obligations evidenced by Palestine Limited Partnership Notes and that all other intercompany Debt owed by Palestine Limited Partnership shall not exceed amounts currently payable pursuant to the Hospital Management Agreement dated July 12, 1996, between Palestine-Principal, Inc., a Tennessee corporation, and Palestine Limited Partnership, as such agreement may be amended, supplemented or renewed from time to time in compliance with SECTION
         6.22 hereof.

                  (vi) Contingent Obligations permitted by SECTION 6.3, but excluding Contingent Obligations of the Borrower or any Subsidiary with respect to Permitted Joint Ventures unless (i) approved by the Required Lenders or (ii) permitted by clause (v) of this SECTION 6.2.

                  (vii) Debt of the Borrower under any Swap Agreement relating to the Debt incurred under this Agreement; provided that the notional amount of all such agreements at any time shall not exceed the aggregate amount of the Commitments at such time;


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

                  (viii) Debt assumed or incurred in connection with a Permitted Acquisition to the extent such Debt is (i) approved by and, if required by the Required Lenders, subordinated on terms acceptable, to the Required Lenders or (ii) permitted pursuant to clause (xiii) of this SECTION 6.2;

                  (ix) Debt with respect to financed insurance premiums not past due;

                  (x) unsecured Subordinated Debt; provided that, as further conditions to the issuance of any Subordinated Debt, (1) immediately after giving effect to the issuance of such Subordinated Debt, no Default or Event of Default shall exist, (2) all agreements and instruments evidencing or governing such Subordinated Debt shall have been approved in writing by the Required Lenders (or the Agent on their behalf), and (3) prior to or concurrently with the issuance of such Subordinated Debt, the Borrower shall have delivered to each Lender a certificate, signed by a Senior Officer of the Borrower, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Subordinated Debt, the Borrower is in compliance with the financial covenants set forth in SECTIONS 6.9 through 6.13, such compliance being determined with regard to calculations made on a pro forma basis in accordance with Generally Accepted Accounting Principles as of the last day of the fiscal quarter then most recently ended and as if such Subordinated Debt had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate); and provided further that the net cash proceeds from the issuance of such Subordinated Debt shall be applied to prepay the Loans in accordance with, and to the extent required under, the provisions of
         SECTION 2.5(D);

                  (xi) Capital Lease Obligations for a Facility lease, which Capital Lease Obligations were assumed or incurred as part of a Permitted Acquisition;

                  (xii) Debt in an aggregate principal amount not in excess of $5,000,000 incurred by the Borrower pursuant to the Cash Management Line of Credit; and

                  (xiii) other Debt (including, without limitation, Debt secured by purchase money liens described in clause (F) of the definition of Permitted Liens and Capital Lease Obligations) in an aggregate principal amount at any time outstanding not to exceed $10,000,000 for the Borrower and its Subsidiaries (excluding Permitted Joint Ventures).

         6.3 Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation other than:

                  (i) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business;

                  (ii) Contingent Obligations incurred pursuant to the Loan Documents;

                  (iii) Contingent Obligations consisting of the indemnification by the Borrower or any of its Subsidiaries of (x) the officers, directors, employees and agents of the Borrower or such Subsidiary, to the extent permissible under the corporation law of the jurisdiction in which the Borrower or such Subsidiary is organized, (y) commercial


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

         banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Subsidiary's securities or the rendering of banking or professional services to the Borrower or such Subsidiary and (z) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or such Subsidiary;

                  (iv) customary indemnification obligations of the Borrower and its Subsidiaries incurred in connection with Permitted Acquisitions made in compliance with SECTION 5.12;

                  (v) unsecured amounts payable under earnouts and other contingent obligations, in each case approved by and subordinated on terms acceptable to the Required Lenders, in each case incurred by any Borrower or any Subsidiary in connection with a Permitted Acquisition, whether or not earned or matured;

                  (vi) performance, appeal and bid bonds and pledges and deposits pursuant to workers' compensation and similar requirements, in each case to the extent permitted under the definition of "Permitted Liens" contained herein;

                  (vii)    obligations under Letters of Credit issued under
         SECTION 2.17;

                  (viii) Contingent Obligations described on SCHEDULE 6.3 attached hereto, without giving effect to any increases thereof without the written consent of the Required Lenders;

                  (ix) guarantees by the Borrower or any of its Subsidiaries of obligations of the Borrower or of a Guarantor under leases permitted hereunder;

                  (x) guarantees by the Borrower or any of its Subsidiaries of any other Debt permitted under SECTION 6.2 and guarantees permitted by SECTION 6.7;

                  (xi) guarantees by the Borrower or any of its Subsidiaries of physician compensation to the extent such guarantees under Generally Accepted Accounting Principles would not be reflected as a specific Dollar amount on the liability side of such Person's balance sheet;

                  (xii) other Contingent Obligations not to exceed $5,000,000 at any time (excluding Permitted Joint Ventures).

         6.4 Liens and Encumbrances. Create, assume or suffer to exist any deed of trust, mortgage, encumbrance, lien (including a lien of attachment, judgment or execution) or security interest (including the interest of a conditional seller of goods) securing a charge or obligation, in or on any of its property, real or personal, whether now owned or hereafter acquired, except for Permitted Liens.

         6.5 Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of any of its assets or property, including, without limitation, any Capital Stock in a Subsidiary or the


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

Collateral, or agree to do any of the foregoing, except for (i) sales of inventory and other assets (including Cash Investments) in the ordinary course of business; (ii) the sale of worn out or obsolete equipment for fair market value or the exchange of used or obsolete equipment for replacement equipment;
(iii) any sale, lease, transfer or conveyance from one Subsidiary to another Subsidiary or to the Borrower, or from the Borrower to any Subsidiary, in accordance with SECTION 6.6, provided that, immediately after giving effect thereto, no Default or Event of Default would exist; and provided, further, that no sale, lease, transfer, conveyance or other disposition of Collateral may be made from an Existing Pledgor to any After-Acquired Pledgor unless such sale, lease, transfer, conveyance or other disposition falls within the $15,000,000 basket set forth in clause (v) below and, provided, further, that sales, leases, transfers and conveyances to Permitted Joint Ventures, when aggregated with unsecured intercompany Debt of Permitted Joint Ventures permitted under SECTION 6.2(V) and restricted investments in Permitted Joint Ventures permitted under
SECTION 6.7(M), shall not exceed $10,000,000 in the aggregate (excluding Acquisition Amounts incurred in connection with Permitted Acquisitions and other amounts consented to by the Required Lenders in writing); (iv) dispositions made in compliance with the terms of the End Loaded Lease Facility of property (y) financed with the proceeds of the End Loaded Lease Facility or (z) conveyed to the Trust by the Borrower or any Subsidiary; and (v) the sale or disposition of assets by the Borrower and its Subsidiaries (excluding dispositions to Permitted Joint Ventures) outside the ordinary course of business for fair value and for cash, provided that (w) the net cash proceeds from such sales or dispositions, when aggregated with the net cash proceeds from all other sales and dispositions not otherwise specifically permitted under this Section that are consummated during any four consecutive fiscal quarters immediately prior thereto, do not exceed $15,000,000 in the aggregate for the Borrower and its Subsidiaries, (x) such net cash proceeds in excess of $2,000,000 per disposition or $7,500,000 in the aggregate during any four consecutive fiscal quarters are delivered to the Agent promptly after receipt thereof for application in prepayment of the Loans in accordance with the provisions of SECTION 2.5(E), (y) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

         6.6 Transactions with Related Persons. Except for Subordinated Debt and except as set forth on SCHEDULE 6.6 or as expressly permitted by SECTIONS 5.12, 6.1, 6.2, 6.3(II), (III), (VII), (VIII), and (IX), 6.5, 6.7, 6.8,
6.14 and 6.17 or otherwise contemplated by this Agreement, directly or indirectly make any loan or advance to, or purchase, assume or guarantee any Debt to or from, any of its officers, directors, stockholders or Affiliates, or subcontract any operations to any Affiliate, or enter into any other transaction with any Affiliate, except (a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         6.7 Restricted Investments. Except as otherwise permitted in SECTIONS 6.2, 6.3, 6.5 and 6.8, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or become a partner or joint venturer in any partnership or joint venture, or consummate an Acquisition, or make a commitment or otherwise agree to do any of the foregoing, other than:


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

         (a)      Cash Investments;

         (b) loans and advances to employees for reasonable travel, moving and business expenses incurred in the ordinary course of business;

         (c) Accounts owing to the Borrower or any of its Subsidiaries created in the ordinary course of business and payable in accordance with customary terms prevailing in the industry;

         (d)      prepaid expenses incurred in the ordinary course of business;

         (e) loans, advances, or extensions of credit to, guaranties of and investments existing as of the Amendment Effective Date in corporations, partnerships and other Persons as of the Amendment Effective Date as set forth on SCHEDULE 6.7;

         (f) investments in Subsidiaries and Permitted Acquisitions made in accordance with terms of this Agreement, including SECTIONS 5.11 and 5.12; provided that investments in Permitted Joint Ventures shall satisfy the requirements of clause (m) below;

         (g) investments by the Borrower under any Swap Agreement relating to the Debt incurred under this Agreement; provided that the notional amount of all such Swap Agreements at any time shall not exceed the aggregate amount of the Commitments at such time;

         (h) physician loans, guaranties and similar obligations incurred in connection with the recruitment of physicians in the ordinary course of business and customary for hospitals similar to those operated by the Borrower and its Subsidiaries;

         (i) loans or advances from a Subsidiary to the Borrower or to another Subsidiary that is a Guarantor (other than a Permitted Joint Venture) or from the Borrower to a Subsidiary that is a Guarantor (other than a Permitted Joint Venture) so long as the requirements of SECTION 5.10(A) and SECTION 6.2(V) are satisfied;

         (j) investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by the Borrower or any wholly owned Subsidiary in any other wholly owned Subsidiary that is (or immediately after giving effect to such investment will be) a Guarantor, provided that the Borrower complies with the provisions of SECTION 5.11, and (b) by any Subsidiary in the Borrower;

         (k) loans, advances and extensions of credit acquired in connection with a disposition of assets permitted by SECTION 6.5 hereof;

         (l) notes and other investments received in connection with bankruptcy in settlement of claims;

         (m) investments in Permitted Joint Ventures that, when aggregated with unsecured intercompany Debt of Permitted Joint Ventures permitted under
SECTION 6.2(V) and dispositions of assets to Permitted Joint Ventures permitted under SECTION 6.5(III), shall not exceed $10,000,000 in the aggregate (excluding Acquisition Amounts incurred in connection with Permitted Acquisitions and other amounts consented to by the Required Lenders in writing); and

         (n) any other investments which are not described in clauses (a) through (m) above (but excluding investments in Permitted Joint Ventures), not to exceed during the term of the Loans, $3,000,000 in the aggregate at any one time outstanding.

         6.8      Restricted Payments; Certain Distributions; Preferred Stock.

         (a) Declare or pay any dividends or distributions in respect of any of its Capital Stock other than (i) dividends paid in Capital Stock of the Borrower and dividends or distributions paid or payable by a Subsidiary to the Borrower or another wholly owned Subsidiary of the Borrower, (ii) as set forth on SCHEDULE 6.8, and (iii) pro rata distributions made in accordance with the organizational documents of Permitted Joint Ventures, so long as no Default or Event of Default then exists or would result immediately after giving effect thereto; or

         (b) purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Stock or other Interests, any shares or other ownership interests of Capital Stock of any Affiliate or any option, warrant or other right to acquire shares of its Capital Stock or shares or other ownership interest of Capital Stock of any Affiliate other than (i) purchases, redemptions, retirements and other acquisitions by a Subsidiary of shares, ownership interests, options, warrants or other rights issued thereby held by the Borrower or another Subsidiary), (ii) the purchase by the Palestine Limited Partnership of the partnership interests (or a portion thereof) of Mother Frances Hospital Regional Health Care Center under the Palestine Limited Partnership Agreement so long as no Default or Event of Default then exists or would result immediately after giving effect thereto, and (iii) the purchase by any Permitted Joint Venture or the Province Subsidiary constituting the general partner or managing member of such Permitted Joint Venture in the ordinary course of business of the limited partnership interests held by limited partners in a Permitted Joint Venture affiliated with the Facilities owned, leased or operated by such Permitted Joint Venture (or entities controlled by such limited partners) upon the termination of the affiliation of such limited partners with such Facilities or the death or disability of such limited partners (if applicable), so long as no Default or Event of Default then exists or would result immediately after giving effect to such purchase; or

         (c) enter into or amend any agreement relating to any of the foregoing (excluding agreements relating only to Subsidiaries with the Borrower or another Subsidiary) including without limitation any agreement restricting or imposing requirements regarding the payment of dividends and distributions; or

         (d) issue any preferred stock or other equity with redemption features without the consent of the Required Lenders.

         6.9 Consolidated Debt to Consolidated EBITDA. Permit the ratio of Consolidated Debt to Consolidated EBITDA to be greater than 3.75 to 1.0 as of the end of any fiscal quarter, beginning with the fiscal quarter ending September 30, 2001.

         6.10 Consolidated Senior Debt to Consolidated EBITDA. Permit the ratio of Consolidated Senior Debt to Consolidated EBITDA to be greater than 2.5 to 1.0 as of the end of any fiscal quarter, beginning with the fiscal quarter ending September 30, 2001.


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

         6.11 Joint Venture EBITDA. Permit Joint Venture EBITDA as of the end of any fiscal quarter beginning with the fiscal quarter ending September 30, 2001 to exceed an amount equal to seven and one-half percent (7.5%) of Consolidated EBITDA as of the end of such fiscal quarter.

         6.12 Minimum Net Worth. Permit Consolidated Net Worth to be less than $290,000,000 as of the end of any fiscal quarter beginning with the fiscal quarter ending on June 30, 2001; plus eighty-five percent (85%) of Consolidated Net Income (but excluding any net loss) for all periods from and after July 1, 2001; plus ninety percent (90%) of the aggregate amount of all increases in the stated capital and additional paid in capital accounts of the Borrower and its Subsidiaries resulting from the issuance of equity securities (other than equity securities issued pursuant to employee benefit and deferred compensation plans of the Borrower and its Subsidiaries) or other capital investments (which for clarification purposes, shall exclude Subordinated Debt for borrowed money) after the Amendment Effective Date.

         6.13 Fixed Charge Coverage. Permit the ratio of Consolidated EBITDAR to Fixed Charges to be less than or equal to 1.2 to 1.0 for any fiscal quarter beginning with the fiscal quarter ending September 30, 2001 to and including the fiscal quarter ending December 31, 2003; and to be less than or equal to 1.3 to 1.0 for any fiscal quarter thereafter.

         6.14 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, except that (a) the Borrower or any of its Subsidiaries between themselves may enter any sale and leaseback so long as the provisions of SECTION
6.6 are satisfied, (b) the Borrower or any of its Subsidiaries may enter into a sale and leaseback transaction regarding the purchase and subsequent sale and leaseback of new equipment and machinery so long as the Borrower complies with the covenants set forth in SECTIONS 6.2(XIII), 6.6, 6.9, 6.10, 6.11, 6.12 and
6.13 and there is otherwise no Default or Event of Default and (c) the Borrower may enter into a sale and leaseback pursuant to the End Loaded Lease Facility of property transferred under SECTION 6.5(IV).

         6.15 New Business. Engage in any business other than businesses primarily within the Line of Business or make any material change in any of its business objectives, purposes and operations that could reasonably be expected to result in a Material Adverse Effect.

         6.16 Subsidiaries or Partnerships. Except as otherwise permitted by the terms of this Agreement (including but not limited to the definition of Permitted Joint Ventures and SECTIONS 5.11, 5.12 and 6.7 hereof), (a) become a partner or joint venturer in any partnership or joint venture, or (b) create or acquire any new Subsidiary.

         6.17 Management Contracts. Enter into any agreements whereby the management or control of its business as a whole or the business of any Facility as a whole shall be delegated to or placed in any persons other than its governing body and officers, the Borrower or one of the Borrower's Subsidiaries, other than the Intercompany Management Agreements. All Intercompany Management Agreements existing as of the Amendment Effective Date are described on SCHEDULE 6.17.


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

         6.18 Limitation on Certain Restrictions. Directly or indirectly create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Borrower and its Subsidiaries to perform and comply with their obligations under the Loan Documents or (b) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Debt owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Loan Documents, (ii) applicable Requirements of Law and (iii) customary non-assignment and no-sale provisions in any lease governing a leasehold interest or any installment purchase agreement governing purchase money Debt.

         6.19 No Other Negative Pledges. Directly or indirectly permit, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any lien, security interest or other encumbrance upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in this Credit Agreement, the other Loan Documents and the Operative Agreements.

         6.20 Hazardous Wastes. Violate any Environmental Law or permit any Hazardous Material to be brought onto or remain at any of the Realty or any other property owned, leased or operated by the Borrower or its Subsidiaries, if the results thereof could reasonably be expected to have a Material Adverse Effect. If any Hazardous Material is brought or found thereon or therein, except as may be permitted above (and then only in compliance with all applicable Environmental Laws), Borrower, at its expense, shall immediately remove it, with proper disposal, and perform all required environmental response, removal, corrective and remedial actions in a diligent manner and in accordance with all Environmental Laws, the Borrower's obligations hereunder to survive any foreclosure of any Mortgage or other deed of trust or mortgage. The Borrower shall promptly, after any officer of the Borrower or any of its Subsidiaries learns or obtains knowledge of the occurrence thereof, give written notice to the Agent of receipt of any written notice or claim of any material violation or noncompliance, or of any order or request for information from any Governmental Authority, with respect to any Environmental Law, and shall promptly remedy any breach of any Environmental Law by the Borrower or its Subsidiaries. Agent shall have the right (at the expense of the Borrower during the continuance of an Event of Default or if required by any Governmental Authority regulating the Agent) to enter upon the Realty or other property owned, leased or operated by the Borrower or its Subsidiaries, or any part thereof (through its employees and/or agents), to verify compliance by the Borrower and its Subsidiaries with the terms of this Agreement and to conduct such environmental assessments and audits as Agent shall deem advisable to facilitate such verification; provided, however, BORROWER AND ITS SUBSIDIARIES HEREBY ACKNOWLEDGE THAT ALL HAZARDOUS MATERIAL HANDLING PRACTICES AND ENVIRONMENTAL PRACTICES AND PROCEDURES ARE THE SOLE RESPONSIBILITY OF THE BORROWER AND ITS SUBSIDIARIES, AND THE BORROWER AND ITS SUBSIDIARIES HAVE FULL DECISION-MAKING POWER WITH RESPECT THERETO. BORROWER AND ITS SUBSIDIARIES FURTHER ACKNOWLEDGE THAT NEITHER THE AGENT NOR ANY LENDER IS AN ENVIRONMENTAL CONSULTANT, ENGINEER, INVESTIGATOR OR INSPECTOR OF ANY TYPE WHATSOEVER. NO ACT (OR


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

DECISION NOT TO ACT) OF THE AGENT OR ANY LENDER RELATED TO THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL GIVE RISE TO ANY OBLIGATION OR LIABILITY ON THE PART OF THE AGENT OR ANY LENDER WITH RESPECT TO ENVIRONMENTAL MATTERS. IN NO EVENT SHALL ANY INFORMATION OBTAINED FROM THE AGENT OR ANY LENDER OR THEIR RESPECTIVE AGENTS PURSUANT TO THIS AGREEMENT OR ANY LOAN DOCUMENT CONCERNING THE ENVIRONMENTAL CONDITION OF THE REALTY OR OTHER PROPERTY BE CONSIDERED BY THE BORROWER OR ANY SUBSIDIARY (OR ANY OTHER RECIPIENT OF SAID INFORMATION) AS CONSTITUTING LEGAL OR ENVIRONMENTAL CONSULTING, ENGINEERING, INVESTIGATING OR INSPECTING ADVICE, AND NEITHER THE BORROWER NOR ANY OF ITS SUBSIDIARIES (NOR ANY OTHER RECIPIENT OF SAID INFORMATION) SHALL RELY ON SAID INFORMATION. THE RESPONSIBILITY FOR COMPLIANCE WITH ENVIRONMENTAL LAWS RESTS SOLELY WITH THE BORROWER AND ITS SUBSIDIARIES.

         6.21 Fiscal Year. Change its fiscal year from a calendar year ending December 31.

         6.22 Amendments; Prepayments of Debt, Etc. (a) Amend in any respect the certificate or articles of incorporation, bylaws, partnership agreement, operating agreement or similar governing document of the Borrower or any of its Subsidiaries (other than to permit a name change, the buy-out of a limited partner in a Permitted Joint Venture permitted under SECTION 6.8(B), or other immaterial amendments not inconsistent with this Agreement that could not reasonably be expected to adversely effect any material rights of the Lenders), any Intercompany Management Agreement, any shareholder agreement (to the extent such amendment would impose any obligation on the Borrower or any of its Subsidiaries inconsistent with this Agreement or that could reasonably be expected to adversely effect any material rights of the Lenders), (b) except with respect to the Debt created under the Loan Documents or the Operative Agreements, customary trade discounts, purchase money Debt, Capital Leases, financed insurance premiums, Swap Agreements and permitted intercompany Debt, make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due), or exchange, any Debt; provided, however, that the Borrower may honor the rights of holders of the 4-1/2% Subordinated Notes and the 4-1/4% Subordinated Notes to convert such notes into common stock of the Borrower in accordance with the terms of the 2000 Subordinated Note Indenture and the 2001 Subordinated Note Indenture, respectively, or (c) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the 2000 Subordinated Note Indenture, the 2001 Subordinated Note Indenture, the 4-1/2% Subordinated Notes, the 4-1/4% Subordinated Notes or any other Subordinated Debt, the effect of which would be to (i) increase the principal amount due thereunder, (ii) shorten or accelerate the time of payment of any amount due thereunder, (iii) increase the applicable interest rate or amount of any fees or costs due thereunder, (iv) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (v) make any covenant therein more restrictive or add any new covenant, (vi) grant any security or collateral to secure payment thereof, or (vii) otherwise effect any change in the rights or obligations of the Borrower thereunder or of the holders of such Subordinated Debt that, in the determination of the Required Lenders, would be adverse in any material respect to the rights or interests of the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon.

         6.23 No Inconsistent Transactions or Agreements. Enter into any transaction or agreement, or enter into any amendment or other modification to any currently existing agreement, that by its terms prohibits or materially restricts the ability of the Borrower to pay the principal of or interest on the Loans.

         6.24 Fraud and Abuse. Neither the Borrower nor any Subsidiary, nor any of its partners, members, stockholders (other than stockholders of the Borrower), officers or directors (other than limited partners in Permitted Joint Ventures acting without the knowledge of the Borrower or any Subsidiary whose actions could not reasonably be expected to have a Material Adverse Effect), acting on behalf of the Borrower or any Subsidiary, shall engage on behalf of Borrower or any Subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under Medicare, Medicaid or MediCal programs; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under Medicare, Medicaid or MediCal programs;
(iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under Medicare, Medicaid or MediCal programs on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully making or causing to be made a payment, directly or indirectly, to a physician as an inducement to reduce or limit services provided with respect to individuals who are entitled to any benefit or payment under Medicare, Medicaid or MediCal programs and are under the direct care of the physician; (v) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering or paying such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or MediCal, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or order of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or MediCal; or (vi) knowingly and willfully offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind to any person to induce such person (x) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or MediCal, or (y) to purchase, lease, order, or arrange for or recommend purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or MediCal. With respect to this Section, knowledge by any employees, representatives and agents of the Borrower or a Subsidiary of any of the events described in this Section shall not be imputed to the Borrower or such Subsidiary unless such knowledge was obtained or learned by a Senior Officer in his or her official capacity as a Senior Officer of the Borrower or such Subsidiary. Neither the Borrower nor any Subsidiary shall be considered to have breached this Section, except in the case of an intentional violation thereof, until the Borrower or such Subsidiary has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation. In addition, neither the Borrower nor any Subsidiary shall be considered to have breached this Section so long as (a) they shall


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have taken such actions (including implementation of appropriate internal controls) as may be reasonably necessary to avoid such breaches and (b) such breaches, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.25 Compliance with ERISA. (i) Take any action or fail to take any action, the result of which action or inaction could be a liability of the Borrower or any of its Subsidiaries to the Pension Benefit Guaranty Corporation or to a Multiemployer Plan or (ii) participate in any Prohibited Transaction that could subject the Borrower or any of its Subsidiaries to any civil penalty under ERISA or tax under the Internal Revenue Code, in each case that could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII


                                EVENTS OF DEFAULT

         7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) The Borrower (i) fails to pay any principal amount of the Credit Obligations (other than any Credit Obligations under a Swap Agreement) when due, or (ii) fails to pay any interest and fees on the Credit Obligations (other than any Credit Obligations under a Swap Agreement) within two (2) Business Days after the due date thereof;

         (b) The Borrower or any of its Subsidiaries fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained in SECTION 5.3(A), 5.12, 5.13 or ARTICLE VI;

         (c) The Borrower or any of its Subsidiaries fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained in SECTION 5.1, 5.2(C), 5.2(E), 5.2(F) or 2.14, and the same is not cured to the Required Lenders' satisfaction within fifteen (15) days after the earlier of (i) written notice to the Borrower by the Agent of the existence of such Default, or (ii) the date on which the Borrower or such Subsidiary acquires knowledge thereof;

         (d) The Borrower or any of its Subsidiaries fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained herein except those specified in SUBSECTIONS (A), (B) and (C) above, and the same is not cured to the Required Lenders' satisfaction within thirty
(30) days after the earlier of (i) written notice to the Borrower by the Agent of the existence of such Default, or (ii) the date on which the Borrower or such Subsidiary acquires knowledge thereof;

         (e) If any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, in the other Loan Documents or in any other agreement now existing or hereafter executed between the Borrower or any of its Subsidiaries and the Agent or any Lender shall prove to have been false or misleading in any material respect when made or deemed made;


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         (f)      The occurrence of any default or event of default on the part of the Borrower or any of its Subsidiaries (including specifically, but without limitation, defaults due to nonpayment) under the terms of any agreement, document or instrument (including without limitation any Swap Agreement, or any other similar agreement with any other Person, any Operative Agreement (as defined by reference in the definition of End Loaded Lease Facility herein) under the End Loaded Lease Facility, the 2000 Subordinated Note Indenture, the 4-1/2% Subordinated Notes, the 2001 Subordinated Note Indenture and the 4-1/4% Subordinated Notes) pursuant to which the Borrower or such Subsidiary has incurred any Debt (other than the Credit Obligations) in excess of $1,000,000, which default or event of default would permit acceleration of such Debt and which is not cured within any applicable grace or cure period;

         (g) (i) The termination of any hospital lease agreement; or (ii) the termination of any other agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties are bound where such termination could reasonably be expected to result in a Material Adverse Effect;

         (h) The occurrence of an event of default under any of the Material Loan Documents (other than a Landlord Consent) or in any other agreement now existing or hereafter executed evidencing or securing any of the Credit Obligations, taking into account any applicable grace or cure provisions thereof;

         (i) The occurrence of an event of default under the Participation Agreement, the Lease, each applicable Ground Lease, the Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement and each applicable Mortgage Instrument (each as defined in the Participation Agreement) under the End Loaded Lease Facility or in any other agreement now existing or hereafter executed evidencing or securing any of the obligations of the Trust, the Borrower or its Subsidiaries under such Operative Agreements (as defined in the Participation Agreement) (other than due to the Agent's or any Lender's failure to file a continuation statement), taking into account any applicable grace or cure provisions thereof;

         (j) The occurrence of any uninsured damage to or loss, theft or destruction of the Collateral or other assets of the Borrower or any of its Subsidiaries or any labor dispute or other casualty that could reasonably be expected to have a Material Adverse Effect;

         (k) The filing by the Borrower or any of its Subsidiaries (with assets having a value of $250,000 or more) of any voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing;

         (l) The filing against the Borrower or any of its Subsidiaries (with assets having a value of $250,000 or more) of any involuntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, which petition is not dismissed discharged, stayed or bonded within sixty (60) days after the date of filing;


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         (m)      A custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of the Collateral or any other assets of the Borrower or any of its Subsidiaries (with assets having a value of $250,000 or more) which appointment continues undischarged, undismissed, unstayed or unbonded for 60 days or more;

         (n) The Borrower or any of its Subsidiaries (with assets having a value of $250,000 or more) ceases, or the Borrower and its Subsidiaries, on a consolidated basis, cease, to be Solvent (taking into account any rights of contribution);

         (o) A notice of lien, levy or assessment is filed of record against any portion of the assets of the Borrower or any of its Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority or any other Person, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance (other than a Permitted Lien) upon the Collateral or any other asset of the Borrower or any of its Subsidiaries, and the same is not dismissed, released, bonded or discharged within five (5) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged, and any such event could reasonably be expected to have a Material Adverse Effect;

         (p) The entry of judgments or the issuance of warrants of attachment, execution or similar process against the Borrower or any of its Subsidiaries or any of their assets of $500,000 or more in the aggregate in excess of the proceeds of insurance available therefor, which shall not be paid, dismissed, discharged, stayed pending appeal or bonded within fifteen (15) days after entry and in any event not later than five days prior to the date of any proposed sale thereunder and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged;

         (q) The occurrence of any of the following events: (i) the happening of a Reportable Event that could give rise to liability (that is not waived by the Pension Benefit Guaranty Corporation or by the Required Lenders, or if such liability can be avoided by any corrective action of the Borrower, such corrective action is not completed within ninety (90) days after the occurrence of such Reportable Event) with respect to any Pension Plan; (ii) the termination of any Pension Plan in a "distress termination" under the provisions of Section 4041 of ERISA; (iii) the appointment of a trustee by an appropriate United States District Court to administer any Pension Plan; (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any Pension Plan or to appoint a trustee to administer any such plan; and (v) the failure of the Borrower to notify the Lenders promptly upon receipt by the Borrower of any notice of the institution of any proceeding or any other actions that may result in the termination of any such plan;

         (r) (i) The guaranty given by any Guarantor under the Guaranty Agreement shall, for any reason other than the satisfaction in full of all Credit Obligations and termination of this Agreement or the release of such Guarantor from its Guaranty Obligations under the Guaranty Agreement in accordance with the terms thereof, cease to be in full force and effect at any time or is declared to be null and void or (ii) any such Guarantor denies that it has any further liability


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

under the Guaranty Agreement or gives notice to such effect, and such denial or notice is not revoked within one Business Day after the earlier of (A) receipt by the Borrower of notice from the Agent or any Lender of such denial or notice or (B) the Borrower becomes aware of such denial or notice being made or given, as the case may be;

         (s) Any Security Document to which the Borrower or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Agent a valid and perfected security interest in and lien upon the Collateral purported to be covered thereby, subject to no liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Agent or any Lender; or the Borrower or any such Subsidiary shall assert any of the foregoing; or any Guarantor or any Person acting on behalf of any such Guarantor shall deny or disaffirm such Guarantor's obligations under the Guaranty Agreement;

         (t) Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries (or a reasonable basis shall exist therefor); the Borrower and its Subsidiaries have incurred or would be reasonably likely to incur liability as a result thereof; and such liability, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

         (u)      The occurrence of a Change of Control;

         (v) The Borrower or any Subsidiary, to the extent, if any, presently participating or required by law to participate, in Medicaid, Medicare or MediCal programs shall fail to be eligible for any reason to participate in Medicaid, Medicare or MediCal programs or to accept assignments or rights to reimbursement under Medicaid Regulations, Medicare Regulations or MediCal Regulations, such failure could reasonably be expected to have a Material Adverse Effect, and such failure shall also continue beyond the completion of any appeal process diligently pursued by the Borrower or such Subsidiary in good faith.

                                  ARTICLE VIII


                   RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT

         8.1 Remedies; Termination of Commitments, Acceleration, Etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

         (a) Declare the Revolving Credit Commitments of each Lender, the Swingline Commitment of the Swingline Lender, and the Issuing Lender's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default with respect to the Borrower pursuant to SECTIONS 7.1(K), (L) or (M), all of the Revolving Credit Commitments and the Swingline Commitment, together with the Issuing Lender's obligation to issue Letters of Credit, shall automatically be terminated);


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         (b)      Declare all or any part of the outstanding principal amount of the Loans, all unpaid interest accrued thereon, and all other amounts payable under this Agreement, the Notes and the other Loan Documents (but excluding any amounts owing under any Swap Agreement) to be immediately due and payable, whereupon such outstanding principal amounts, accrued interest and other such amounts shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default with respect to the Borrower pursuant to SECTIONS 7.1(K), (L) or (M), all such outstanding principal amounts, accrued interest and other such amounts shall automatically become immediately due and payable);

         (c) Direct the Borrower to deliver (and the Borrower hereby agrees, upon receipt of notice of such direction from the Agent, to deliver) to the Agent from time to time such additional amount of cash as is equal to the difference between the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and the amount then on deposit in the Cash Collateral Account, such amount to be held by the Agent in the Cash Collateral Account as security for the Borrower's Reimbursement Obligations as described in SECTION 2.17(I); and

         (d) Exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable law.

         8.2 Right of Setoff. Upon the occurrence and during the continuance of, and prior to any express written waiver by the Required Lenders of, an Event of Default, the Agent and each Lender may, and are hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable law, without advance notice to the Borrower (any such notice being expressly waived by the Borrower) and irrespective of demand for payment, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held in other than a fiduciary account, any other property at any time held, and any other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any or all of the Credit Obligations now or hereafter existing, whether or not such Credit Obligations have matured, the Borrower hereby granting to each Lender a continuing security interest in and lien upon all such deposits and other property as security for such Credit Obligations. The Agent agrees to notify the Borrower after any such setoff or application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Agent and each Lender under this SECTION 8.2 are in addition to the other rights and remedies (including other rights of setoff) that such Lender may have. NOTWITHSTANDING THE FOREGOING, NEITHER THE AGENT NOR ANY LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD BY THE AGENT OR ANY LENDER, WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS, AND ANY LENDER VIOLATING THIS PROVISION SHALL INDEMNIFY THE AGENT AND THE OTHER LENDERS FROM ANY AND ALL COSTS, EXPENSES, LIABILITIES AND DAMAGES RESULTING THEREFROM. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Lenders and may not be enforced by the Borrower.


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         8.3      Rights and Remedies Cumulative; Non-Waiver; Etc. The
enumeration of the Agent's and the Lenders' rights and remedies set forth in this Agreement is not intended to be exhaustive, and the exercise by the Agent or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the Borrower or any of its Subsidiaries and the Agent or the Lenders or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower or any of its Subsidiaries and the Agent or the Lenders or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   ARTICLE IX


                                    THE AGENT

         9.1 Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Agent hereunder and under the other Loan Documents and to take such actions as agent on its behalf hereunder and under the other Loan Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

         9.2 Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents. The Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Loan Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).


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         9.3      Exculpatory Provisions. Neither the Agent nor any of its
officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Loan Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Loan Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         9.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Loan Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Loan Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

         9.5 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties,


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financial and other condition and creditworthiness of the Borrower and its
Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Loan Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         9.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to SECTIONS 9.4 and 10.8) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action (except for those actions specified in SECTION 8.1(A), (B), (C) OR (D)), with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. Each Lender shall promptly give the Agent such a notice upon its actual knowledge of a Default or an Event of Default; provided, however, that the failure of any Lender to deliver such notice shall not, in the absence of gross negligence or willful misconduct, affect its rights hereunder or under the other Loan Documents. Each Lender agrees that the rights and remedies granted under this Agreement and the other Loan Documents shall be exercised solely by the Agent, at the direction or with the consent of the Required Lenders, and that no Lender shall have any right individually to exercise any such right or remedy except to the extent, if any, expressly provided herein or therein.

         9.7 Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses (including, without limitation, reasonable attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or


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thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their percentages as used in determining the Required Lenders as of the date of determination, for any reasonable expenses incurred by the Agent in its capacity as Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through renegotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

         9.8 The Agent in its Individual Capacity. With respect to its Commitments, the Loans made by it, the Letters of Credit issued or participated in by it and the Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         9.9 Successor Agent. The Agent may resign at any time by giving thirty (30) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation and with the prior consent of the Borrower, which consent shall not be unreasonably withheld, the Required Lenders will appoint from among the Lenders a successor to the Agent (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty (30)-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth
(30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.


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         9.10     Collateral Matters.

         (a) The Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the liens upon the Collateral granted pursuant to the Security Documents.

         (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments, termination or expiration of all outstanding Letters of Credit and payment in full of all of the Credit Obligations and termination of the End Loaded Lease Facility, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Loan Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Loan Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this SUBSECTION (B).

         9.11     Issuing Lender and Swingline Lender. The provisions of this
ARTICLE IX (other than SECTION 9.9) shall apply to the Issuing Lender and the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Agent.

         9.12 Syndication Agent; Documentation Agents. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, the Syndication Agent and the Documentation Agents are named as such for recognition purposes only, and in their capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

                                   ARTICLE X


                                  MISCELLANEOUS

         10.1     Survival.

         (a) All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. Notwithstanding any other provision herein or anything provided or implied by law to the contrary, no termination or cancellation (regardless of cause or procedure) of the Commitments, this Agreement or any of the other Loan Documents shall in any way affect or impair the rights and obligations of the parties hereto with respect to any of the provisions of (i) SECTION 10.3, (ii) SECTION 2.15 or (iii) this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, all of the provisions of SECTIONS 2.11(A), 2.11(B), 2.12, 2.13, 2.17(H), 9.7, 10.6 and 10.7, and, in
each case, such provisions shall survive any such termination or cancellation and the making and repayment of the Loans.


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

         (b)      The Borrower, the Agent and the Lenders agree that: (i)
ARTICLE IV and ARTICLE V and the other applicable provisions of this Credit Agreement are intended as the Agent's (on behalf of the Lenders) written request for information (and the Borrower's response) concerning the environmental condition of the real property; and (ii) each provision in this Credit Agreement (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the Realty is intended to be an "environmental provision" and as such it is expressly understood that the Borrower's duty to indemnify the Agent and the Lenders as specified hereunder shall survive the termination or cancellation of the Commitments or this Agreement and the making and repayment of the Loans.

         10.2 Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA; PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE AS IN EFFECT FROM TIME TO TIME (THE "ISP") AND, AS TO MATTERS NOT GOVERNED BY THE ISP, THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS PROVISIONS THEREOF). AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT, THE ISSUING LENDER, ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE ISSUING LENDER, ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO


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BORROWER (ATTENTION: GENERAL COUNSEL) AT ITS ADDRESS SET FORTH HEREINBELOW, AND
SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIFTEEN (15) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         10.3     Arbitration; Remedies.

         (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any of the Loan Documents ("Disputes") between or among the Borrower, its Subsidiaries, the Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement or any of the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted, or if such person is not available, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to any Swap Agreement. The parties do not waive applicable federal or state substantive law except as provided herein.

         (b) Notwithstanding the preceding binding arbitration provisions, the Borrower and the Agent, on behalf of the Lenders, agree to preserve, without diminution, certain remedies, more particularly described below, that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent, on behalf of the Lenders, and the Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral or other security by exercising a power of sale granted under any Loan Documents or under applicable law or by


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

judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, setoff, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute. The Borrower agrees to pay the reasonable fees and expenses of counsel to the Agent and the Lenders in connection with any Dispute subject to arbitration as provided herein.

         10.4 Notice. All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, telecopied or delivered to the party to be notified at the following addresses (provided, however, that Syndication Agency Services of First Union National Bank will not receive copies of regular financial reports and the attorneys listed below will receive neither regular financial reports nor the business information submitted to the Agent and the Lenders):

         If to Borrower:            Province Healthcare Company
                                    105 Westwood Place, Suite 400
                                    Brentwood, Tennessee  37027
                                    Attention:  Vice President - Finance
                                    Telephone:  (615) 370-1377
                                    Facsimile:  (615) 370-1259

         with a copy (which
         copy shall not
         constitute notice) to:     Waller Lansden Dortch & Davis, PLLC
                                    Nashville City Center
                                    511 Union Street, Suite 2100
                                    Nashville, Tennessee 37219-1760
                                    Attention:  Robert L. Harris
                                    Telephone:  (615) 252-2467
                                    Facsimile:  (615) 244-6804


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

         If to the Agent
         or the Issuing Lender:     First Union National Bank
                                    Charlotte Plaza Building
                                    CP-23
                                    201 South College Street
                                    Charlotte, North Carolina 28288-0680
                                    Attention: Syndication Agency Services
                                    Telephone:  (704) 374-2698
                                    Facsimile: (704) 383-0288

         with a copy to:            First Union National Bank
                                    Healthcare Portfolio Management
                                    301 South College Street, DC-5
                                    Charlotte, North Carolina 28288-0760
                                    Attention: Doug Davis
                                    Telephone: (704) 715-2370
                                    Facsimile: (704) 374-4793

         with a copy to:            Robinson, Bradshaw & Hinson, P.A.
                                    101 North Tryon Street, Suite 1900
                                    Charlotte, North Carolina  28246
                                    Attention:  Stokely G. Caldwell, Jr.
                                    Telephone:  (704) 377-8332
                                    Facsimile:  (704) 378-4000

         If to any Lender:          At the address set forth on its
                                    signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance).

or in each case to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, postage prepaid, (ii) if transmitted by overnight delivery service or telecopied, when delivered for overnight delivery or transmitted by telecopier, respectively, with appropriate confirmation of delivery, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

         All wire transfers to the Agent shall be sent to First Union National Bank, ABA Routing #053000219, to the credit of First Union National Bank, Charlotte, North Carolina, Acct. #5000000013092, Attn. Joy Auten, unless otherwise instructed by the Agent.

         10.5     Assignments, Participations.

         (a) With the prior consent of the Agent and the Borrower (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be


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

unreasonably withheld (except in the case of a Default or Event of Default or an assignment to a Lender or an Affiliate of a Lender in which case no consent of the Borrower shall be required), each Lender may assign to one or more other Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) each such assignment shall be of an equal, pro rata percentage of such Lender's rights and obligations (including its Commitments and its End Loaded Lease Commitment) under this Agreement and the End Loaded Lease Credit Agreement, (ii) except in the case of an assignment to an Affiliate of such Lender or a Person that, immediately prior to such assignment, was a Lender, (1) the amount of the Commitments of such assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of
(y) the aggregate Commitments of such Lender immediately prior to such assignment or (z) $5,000,000, and (2) the amount of the Swingline Commitment being assigned pursuant to any such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Swingline Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and the assigning Lender or the assignee will pay a nonrefundable processing fee of $3,000 to the Agent for its own account, and (v) the assignee shall prepare and deliver to the Agent (for delivery to the Borrower) any forms and other documents required by SECTION 2.12(D). Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall agree otherwise), (a) the assignee thereunder shall be deemed a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto, and (b) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate solely to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

         (b) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other, and with the other parties hereto, as follows: (i) other than as may be provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished hereto or pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iv) such assignee will, independently and without reliance upon the Agent, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto; and (vii) such assignee will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (c) The Agent will maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Lender or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee and, if required, counterexecuted by the Borrower, together with any Note or Notes subject to such assignment and the processing fee referred to in SUBSECTION (A) above, the Agent will, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT D, (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Commitments hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the forms of EXHIBITS A-1 and A-2, as appropriate.

         (e) Each Lender may without the consent of the Borrower, Agent or any other Lender, sell to one or more other Persons participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it, the Note or Notes held by it, and its participations in the Letter of Credit); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance of such obligations,
(iii) the Borrower, the Issuing Lender, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any such participation shall be in an amount of not less than $5,000,000, (v) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement (including, without limitation, all of its Commitments, the outstanding Loans made by it, the Note or Notes held by it, and its participations in the Letters of Credit), (vi) each such participation shall be of an equal, pro rata percentage of such Lender's rights and obligations (including its Commitments), and (vii) no Lender shall permit any participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Loan Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Credit Obligations, (y) extend the Revolving Credit Facility Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Credit Obligations, or (z) increase or extend any Commitment of any Lender). In the case of a participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents, the participant's rights against the granting Lender in respect of such participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that each such participant shall have the rights of a Lender for purposes of SECTIONS 2.11(A), 2.11(B), 2.12, 2.13 and 8.2, and shall be entitled to the benefits thereof, to the extent that the Lender selling such participation would be entitled to such benefits if the participation had not been sold.

         (f) With the prior consent of the Required Lenders and the Borrower, which consent shall not be unreasonably withheld, the Issuing Lender may assign all, but not less than all, of its rights and obligations as Issuing Lender under this Agreement, including, without limitation, its commitment to issue Letters of Credit, to any Eligible Assignee, and upon acceptance of such assignment, the successor Issuing Lender shall succeed to such rights and obligations and the assigning Issuing Lender shall be discharged therefrom.

         (g) The Agent, the Issuing Lender and each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such assignee or participant or proposed assignee or participant agrees in writing to the Agent, the Issuing Lender or such Lender, as the case may be, to keep such information confidential to the same extent required of the Lenders under SECTION 10.17.

         (h) Nothing in this Agreement or the other Loan Documents shall prohibit any Lender or participant from pledging or assigning its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by it, including the Collateral therefor) to any Federal Reserve Bank in accordance with applicable law.

         10.6 Fees and Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower shall be obligated:

         (a) to pay or reimburse the Agent upon demand and after notice in accordance with SECTION 10.4 for all reasonable expenses (including, without limitation, reasonable attorneys' fees, but excluding salaries of the Agent's regularly employed personnel and overhead) incurred or paid by the Agent in connection with: (i) the preparation, execution, delivery, interpretation, modification, amendment or termination of this Agreement or the other Loan Documents and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto; (ii) upon the occurrence and during the continuance of any Event of Default, charges for appraisers, examiners, environmental consultants, auditors or similar Persons whom the Agent may engage with respect to rendering opinions concerning the financial condition of the Borrower and its Subsidiaries; (iii) upon the occurrence and during the continuance of any Event of Default, any commercially reasonable attempt to inspect, verify, protect, preserve, collect, sell, liquidate or otherwise dispose of the Collateral or any other assets of the Borrower or any Guarantor; and (iv) the creation, perfection and maintenance of the perfection of the Agent's liens upon the Collateral, including, without limitation, lien search, filing and recording fees;

         (b) to pay or reimburse the Agent and each Lender upon demand and after notice in accordance with SECTION 10.4 for all reasonable expenses (including, without limitation, reasonable attorneys' fees, but excluding salaries of the Agent's or such Lender's regularly employed personnel and overhead) incurred or paid by the Agent or such Lender in connection with: (i) any litigation, contest, dispute, suit or proceeding or action (whether instituted by the Agent, the Lenders, or any of them, the Borrower or any other Person) in any way relating to this Agreement or the other Loan Documents (other than a dispute solely between or among the Lenders or the Lenders and the Agent); (ii) any enforcement, attempted enforcement or preservation of any of its rights or remedies under this Agreement or any of the other Loan Documents against the Borrower or any other Person that may be obligated to the Agent or such Lender by virtue of this Agreement or the other Loan Documents; and (iii) any refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding or otherwise;

         (c) to pay and hold the Agent and each Lender harmless from and against any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all intangibles, documentary stamp and other similar taxes, fees and excises, if any, including any interest and penalties, that may be, or be determined to be, payable in connection with the transactions contemplated by this Agreement and the other Loan Documents or in any modification hereof or thereof; and

         (d) to pay and hold the Agent and each Lender harmless from and against any and all finder's or brokerage fees and commissions that may be payable in connection with the transactions contemplated by this Agreement and the other Loan Documents, other than any fees or commissions of finders or brokers engaged by the Agent or any Lender.

         10.7 Indemnification. From and at all times after the date of this Agreement, and in addition to the costs and expenses payable under SECTION 10.6 and all of the Agent's and the Lenders' other rights and remedies against the Borrower, the Borrower agrees to indemnify and hold harmless the Agent, the Issuing Lender and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") against any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees, reasonable costs and expenses (collectively, "Indemnified Costs") that may be imposed on, incurred by or asserted against any such Indemnified Person from and after the date hereof as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy under any statute or regulation, including, without limitation, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or the other Loan Documents or any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit, and including, without limitation, Environmental Claims, whether or not such Indemnified Person is a party to any such action, proceeding or suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs resulting from the gross negligence or willful misconduct of such Indemnified Person (as finally determined by a court of competent jurisdiction or pursuant to arbitration as set forth in SECTION 10.3) or resulting from any dispute solely between or among the Lenders or the Lenders and the Agent. Without limiting the generality of the foregoing, the Indemnified Costs with respect to Environmental Claims shall include, without limitation, amounts paid in settlement of claims, all consultant and expert fees and expenses of any Indemnified Person incurred in connection with any investigation of site conditions, any abatement, cleanup, remediation, removal or restoration work, or liability for any damages or injuries of any Person or to land, air, water or other natural resources. All of the foregoing losses, damages, costs and expenses of any Indemnified Person shall be payable by the Borrower within thirty (30) days after demand, and shall be additional Credit Obligations hereunder. In the event that the foregoing indemnity is unavailable or insufficient to hold each Indemnified Person harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Persons in respect of their losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Persons in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations. Any Indemnified Person may submit a claim for indemnification hereunder by delivering written notice of such claim to the Borrower and, unless the claimant is the Agent, to the Agent, and such notice shall describe in reasonable detail the basis for the claim, the amount or estimated amount of the claim, and such other information as the Borrower or the Agent shall reasonable request.

         10.8 Amendments, Waivers, Etc. Except as may be otherwise specifically set forth in this Agreement or the other Loan Documents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be amended, modified, waived, discharged or terminated, and no consent to any departure by the Borrower from any provision hereof or thereof may be given, except in a writing signed by the Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

         (a) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of each Lender holding Credit Obligations directly affected thereby, (i) reduce or forgive the principal amount of, or rate of interest on, any Loan, or reduce or forgive any fees or other Credit Obligations (other than fees payable to the Agent for its own account) or any obligations of any Person now or hereafter primarily or contingently liable with respect to the Credit Obligations or (ii) extend or postpone any date fixed for any payment of principal, interest (other than additional interest payable under SECTION 2.6(B) during the continuance of an Event of Default), fees (other than fees payable to the Agent for its own account) or any other Credit Obligations (other than a waiver of any mandatory prepayment provision contained in SECTIONS 2.5(D), 2.5(E) or 2.5(F)) or extend the expiry date of any Letter of Credit beyond the seventh day prior to the Revolving Credit Maturity Date;

         (b) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of all Lenders, (i) increase or extend any Commitment of any Lender or, after the date hereof, the Total Commitments (it being understood that a waiver of any Default or Event of Default, if agreed to by the requisite Lenders hereunder, or of any mandatory reduction in the Total Commitments shall not constitute such an increase), (ii) change the definition of "Required Lenders" or otherwise change the number or percentage of Lenders that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder, (iii) amend, modify or waive any of the provisions for extending, or take action to extend, the term of the Revolving Credit Facility, (iv) affect the obligation of the Lenders having Revolving Credit Commitments to become L/C Participants, (v) amend any provision of SECTION 2.16 or this SECTION 10.8, (vi) release all or substantially all of the Collateral or release any Guarantor from its obligations under the Guaranty Agreement (except for Permitted Joint Ventures as expressly contemplated therein or Guarantors with assets with a gross value in the aggregate of less than $100,000), or (vii) consent to the assignment or transfer by the Borrower, or by any other Person now or hereafter primarily or contingently liable with respect to the Credit Obligations, of any of its rights and obligations under this Agreement or any of the other Loan Documents;

         (c) no provision relating to the rights or obligations of the Swingline Lender or the Issuing Lender under this Agreement or any of the other Loan Documents may be amended, modified or waived without the consent of such Person; and

         (d) no provision relating to the rights or obligations of the Agent under this Agreement or any of the other Loan Documents may be amended, modified or waived without the consent of the Agent.

         10.9 Rights and Remedies Cumulative, Non-Waiver, Etc. The enumeration of the Agent's and the Lenders' rights and remedies set forth in this Agreement and the other Loan Documents is not intended to be exhaustive, and the exercise by the Agent or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the other Loan Documents or under any other agreement between the Borrower and the Lenders, or any of them (or the Agent on their behalf), or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         10.10 Binding Effect, Assignment. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of the Borrower, the Agent, the Issuing Lender and each Lender; provided, however, that (i) the Borrower may not sell, assign or transfer this Agreement or any portion hereof or thereof, including, without limitation, any of its rights, title, interests, remedies, powers and duties hereunder or thereunder and (ii) any assignees and participants of the Lenders and any successor Issuing Lender shall have such rights and obligations with respect to this Agreement and the other Loan Documents as are provided for in and pursuant to SECTION 10.5.

         10.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.12 Entire Agreement. THIS AGREEMENT AND THE LOAN DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         10.13 Interpretation. The captions to the various sections and SUBSECTIONS of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and the use of any gender shall be applicable to all genders.

         10.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

         10.15 Conflict of Terms. The Exhibits and Schedules hereto and the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision of the other Loan Documents, the provision contained in this Agreement shall control.

         10.16 Injunctive Relief. The Borrower recognizes that in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Agent and the Lenders. The Borrower therefore agrees that the Agent and the Lenders, if the Agent so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages in any case where a remedy at law, in the reasonable good faith opinion of the Required Lenders, may prove to be inadequate relief.

         10.17 Confidentiality. Each Lender agrees to keep confidential and not disclose, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic confidential information provided to it in connection with this Agreement or any other Loan Document by or on behalf of the Borrower or any of its Subsidiaries. Any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, legal counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender (upon written notice to the Borrower), as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law (upon written notice to the Borrower), (iii) in connection with any proceeding to enforce its rights hereunder, under any other Loan Document or under any Swap Agreement or in any other litigation or proceeding in connection with the Loan Documents or any Swap Agreement, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement by the Lender making the disclosure and (vi) pursuant to and in accordance with the provisions of SECTION 10.5(G). The Lenders agree to use reasonable efforts to notify the Borrower within a reasonable period of time prior to any such disclosure, except no Lender shall be required to notify the Borrower of disclosures pursuant to a bank examination or audit. Notwithstanding the foregoing, the Borrower agrees and consents to the Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications (with the consent of the Borrower, not to be unreasonably withheld). Such information will consist of deal terms and other information customarily found in such publications.

         10.18 Effect of Amendment and Restatement. This Agreement amends and restates the Original Credit Agreement in its entirety; provided, however, that the provisions of the December 1996 Credit Agreement, the March 1998 Credit Agreement and the Original Credit Agreement relating to indemnification or payment of fees, costs and expenses for the benefit of the Agent and the Lenders (in each case, as defined in the December 1996 Credit Agreement, the

March 1998 Credit Agreement and the Original Credit Agreement, as the case may
be), including, without limitation, the provisions of SECTIONS 2.11(A), 2.11(B), 2.12, 2.13, 2.18(H), 9.7, 10.6 and 10.7 of the December 1996 Credit Agreement,
the March 1998 Credit Agreement and the Original Credit Agreement shall survive the effectiveness of this Agreement and the amendment and restatement of the Original Credit Agreement effected hereby; provided, further, however, that the Original Credit Agreement remains in full force and effect until the Amendment Effective Date, and the Original Credit Agreement remains in full force and effect, as amended by this Credit Agreement, after the Amendment Effective Date. Upon the effectiveness of this Agreement, (i) all outstanding Loans (as defined in the Original Credit Agreement), if any, shall be deemed to be Revolving Credit Loans hereunder, shall be evidenced by the Revolving Credit Notes and shall be entitled to all of the benefits of this Agreement and the other Loan Documents, and (ii) all other Loan Documents, instruments, certificates, financial statements and other documents executed or delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant to the Original Credit Agreement at any time prior to the effectiveness of this Agreement shall be deemed to have been executed or delivered pursuant to the Original Credit Agreement, as amended by this Credit Agreement.


                           [Signature page to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their corporate names by their duly authorized corporate officers as of the date first above written.

                                   PROVINCE HEALTHCARE COMPANY


                                   By:      /s/ Christopher T. Hannon
                                            -----------------------------------
                                             Name: Christopher T. Hannon
                                             Title: Vice President-Finance


                                   FIRST UNION NATIONAL BANK, AS
                                   ADMINISTRATIVE AGENT AND AS
                                   ISSUING LENDER


                                   By:      /s/ Douglas T. Davis
                                            -----------------------------------
                                            Name:    Douglas T. Davis
                                            Title: Senior Vice President










                             (signatures continued)

                                      FIRST UNION NATIONAL BANK, AS A LENDER


                                      By:  /s/ Douglas T. Davis
                                           ------------------------------------
                                           Name:  Douglas T. Davis
                                           Title: Senior Vice President


                                      Revolving Credit Commitment:   $28,420,000


                                      Address:

                                      First Union National Bank
                                      Charlotte Plaza Building
                                      CP-23
                                      201 South College Street
                                      Charlotte, North Carolina 28288-0680
                                      Attention: Syndication Agency Services
                                      Telephone: (704) 374-2698
                                      Facsimile: (704) 383-0288

                                      With a copy to:

                                      First Union National Bank
                                      Healthcare Portfolio Management
                                      301 South College Street, DC-5
                                      Charlotte, NC  28288-0760
                                      Attention: Doug Davis
                                      Telephone: (704) 715-2370
                                      Facsimile: (704) 374-4793

                                      Wiring Instructions:

                                      First Union National Bank
                                      Charlotte, North Carolina
                                      ABA Routing #053000219
                                      Acct. # 5000000013092
                                      Attn. Joy Auten



                             (signatures continued)

                                        BANK OF AMERICA, N.A., AS
                                        SYNDICATION AGENT AND AS A LENDER


                                        By:  /s/ Elizabeth L. Knox
                                             ----------------------------------
                                             Name:  Elizabeth L. Knox
                                             Title: SVP


                                        Revolving Credit Commitment: $28,420,000


                                        Address:

                                        Bank of America, N.A.
                                        414 Union Street, 4th Floor
                                        Nashville, Tennessee  37239
                                        Attention: Elizabeth L. Knox
                                        Telephone: (615) 749-3918
                                        Facsimile: (615) 749-4951

                                        Wiring Instructions:

                                        Bank of America
                                        Tampa, FL
                                        ABA 063100277
                                        Beneficiary: Specialized Loan Support
                                        Account No.: 1366210004025
                                        FFC Province Healthcare #735096


                             (signatures continued)

                                MERRILL LYNCH CAPITAL
                                CORPORATION, AS CO-DOCUMENTATION
                                AGENT AND AS A LENDER


                                By:  /s/ Sheila McGillicuddy
                                     ----------------------------------
                                     Name:  Sheila McGillicuddy
                                     Title: Vice President


                                Revolving Credit Commitment:   $20,300,000


                                Address:

                                Merrill Lynch Capital Corporation -
                                Loan Syndicates
                                4 World Financial Center - 7th Floor
                                New York, New York 10080
                                Attention: Paul Fox, Portfolio Manager
                                           Carol Feeley, Portfolio Manager
                                Telephone: (212) 449-9579 / 8414
                                Facsimile: (212) 671-4510

                                Wiring Instructions:
                                Bankers Trust
                                New York
                                ABA #:  021-001-033
                                Account Number: 00-878-059
                                Account Name: ML Capital Corp. Loan Syndicates
                                Reference: Province Healthcare Company


                             (signatures continued)

                                UBS WARBURG LLC, AS CO-DOCUMENTATION AGENT


                                By:      /s/ David A. Judge
                                         --------------------------------------
                                         Name:    David A. Judge
                                         Title:   Managing Director

                                By:      /s/ Oliver O. Trumbo II
                                         --------------------------------------
                                         Name: Oliver O. Trumbo II
                                         Title:   Director




























                             (signatures continued)

                                UBS AG, STAMFORD BRANCH, AS A LENDER


                                By:   /s/ Wilfred V. Saint
                                      ------------------------------------------
                                      Name:  Wilfred V. Saint
                                      Title: Associate Director Banking Products
                                             Services, US

                                By:   /s/ Lynne B. Alfarone
                                      ------------------------------------------
                                      Name:  Lynne B. Alfarone
                                      Title: Associate Director Banking Products
                                             Services, US



                                Revolving Credit Commitment:       $20,300,000


                                Address:

                                UBS AG, Stamford Branch
                                Banking Products Services
                                677 Washington Boulevard
                                Stamford, Connecticut  06901
                                Attention:  Luke Goldsworthy
                                Telephone:  (203) 719-0481
                                Facsimile:  (203) 719-4176

                                Wiring Instructions:

                                UBS AG, Stamford Branch
                                Stamford, Connecticut
                                ABA# 026007993
                                For further credit to:
                                Banking Products Services
                                101-WA-894001-001
                                Attn: Luke Goldsworthy
                                Reference: Province Healthcare Company



                             (signatures continued)

                                NATIONAL CITY BANK OF KENTUCKY, AS A LENDER


                                By:      /s/ Roderic M. Brown
                                         ---------------------------------------
                                         Name:  Roderic M. Brown
                                         Title: Senior Vice President


                                Revolving Credit Commitment:       $17,255,000


                                Address:

                                National City Bank of Kentucky
                                101 South 5th Street
                                37th Floor Locator 31-T37M
                                Louisville, Kentucky  40202
                                Attention: Roderic Brown
                                Telephone: (502) 581-4369
                                Facsimile: (502) 581-4424


                                Wiring Instructions:

                                National City Bank of Kentucky
                                Louisville, Kentucky
                                ABA# 083000056
                                For further credit to:
                                Commercial Loan Operations
                                151804
                                Attn: Aysegul Budak
                                Reference: Province Healthcare Company



                             (signatures continued)

                                U.S. BANK NATIONAL ASSOCIATION
                                (F/K/A/ FIRSTAR BANK, NATIONAL
                                ASSOCIATION), AS A LENDER


                                By:      /s/ Christian E. Stein III
                                         --------------------------------------
                                         Name:  Christian E. Stein III
                                         Title: Vice President


                                Revolving Credit Commitment:       $17,255,000


                                Address:

                                Firstar Bank, National Association
                                One Firstar Plaza
                                SL-TW-11S1
                                7th & Washington
                                St. Louis, Missouri  63101
                                Attention: Alec L. Blanc
                                Telephone: (314) 418-3922
                                Facsimile: (314) 418-8394

                                Wiring Instructions:

                                Firstar Bank, National Association
                                Oshkosh, Wisconsin
                                ABA# 081000210
                                Account Name:  Commercial Exception
                                Account Number: 3811005184
                                Attn: Connie Sweeney
                                Reference: Province Healthcare Company



                             (signatures continued)

                                 BNP PARIBAS, AS A LENDER


                                 By:      /s/ Brock Harris
                                          --------------------------------------
                                          Name:  Brock Harris
                                          Title: Director

                                 By:      /s/ Joseph D. Catarina
                                          --------------------------------------
                                          Name:  Joseph D. Catarina
                                          Title: Vice President Merchant Banking



                                 Revolving Credit Commitment:       $17,255,000


                                 Address:

                                 BNP Paribas
                                 787 7th Avenue
                                 New York, NY  10019
                                 Attention: Brock Harris
                                 Telephone: (212) 841-2069
                                 Facsimile: (212) 841-2292


                                 Wiring Instructions:

                                 BNP New York
                                 New York, New York
                                 ABA# 026-007-689
                                 Account Name: Loan Servicing Clearing Account ACCT. No. 10313000103
                                 ATTN: Pedro Rivera
                                 Reference: Province Healthcare Company



                             (signatures continued)

                                 SUNTRUST BANK, AS A LENDER


                                 By:      /s/ W. Brooks Hubbard
                                          --------------------------------------
                                          Name:  W. Brooks Hubbard
                                          Title: Vice President


                                 Revolving Credit Commitment:       $17,255,000


                                 Address:

                                 SunTrust Bank
                                 201 4th Avenue North
                                 Nashville, Tennessee  37219
                                 Attention: Brooks Hubbard
                                 Telephone: (615) 748-4465
                                 Facsimile: (615) 748-5117

                                 Wiring Instructions:

                                 SunTrust Bank
                                 Nashville, Tennessee
                                 ABA# 064000046
                                 For further credit to:
                                 9191004800
                                 Attn: Leigh Anne Gregory
                                 Reference: Province Healthcare Company



                             (signatures continued)

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, AS A LENDER


                                   By:      /s/ Gregory Hong
                                            ------------------------------------
                                            Name:  Gregory Hong
                                            Title: Duly Authorized Signatory


                                   Revolving Credit Commitment:     $12,180,000


                                   Address:

                                   General Electric Capital Corporation
                                   60 Long Ridge Road
                                   Stamford, CT  06927-5100
                                   Attention: Joice Soendjojo
                                   Telephone: (203) 357-4950
                                   Facsimile: (203) 316-7978

                                   Wiring Instructions:
                                   Bankers Trust
                                   New York, NY  10006
                                   ABA #:  021-001-033
                                   Account Name: SUA3271 - PROVINCE2
                                   Account Number: 50-262-842
                                   Reference: Province Healthcare Company


                             (signatures continued)

                                   AMSOUTH BANK, AS A LENDER


                                   By:      /s/ T. Grier Powers
                                            ------------------------------------
                                            Name:  T. Grier Powers
                                            Title: Vice President


                                   Revolving Credit Commitment:      $12,180,000


                                   Address:

                                   AmSouth Bank
                                   315 Deadrick Street
                                   NA-0302
                                   Nashville, Tennessee  37237
                                   Attention: Allison H. Jones
                                   Telephone: (615) 736-6634
                                   Facsimile: (615) 748-8480


                                   Wiring Instructions:
                                   AmSouth Bank
                                   Birmingham, Alabama
                                   ABA #: 062-000019
                                   Account Name: Participations-Commercial Loans Account Number: 001102450400632
                                   Reference: Province Healthcare Company



                             (signatures continued)

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   AS A LENDER


                                   By:      /s/ Francis P. Dean
                                            ------------------------------------
                                            Name:   Francis P. Dean
                                            Title:  First Vice Pres.


                                   Revolving Credit Commitment:      $12,180,000


                                   Address:

                                   LaSalle Bank National Association
                                   135 S. LaSalle Street
                                   Suite 826
                                   Chicago, Illinois  60603
                                   Attention: Sarah Rusher
                                   Telephone: (312) 904-6885
                                   Facsimile: (312) 904-6457

                                   Wiring Instructions:
                                   LaSalle Bank N.A.
                                   Chicago, Illinois
                                   ABA #:  071000505
                                   Account Name: Commercial Loan GL
                                   Account Number: 1378018-7300
                                   Reference: Province Healthcare Company